UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

MORGANS HOTEL GROUP CO.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MORGANS HOTEL GROUP CO.

475 Tenth Avenue

New York, NY 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 16, 2012

10:00 a.m. Eastern Daylight Time

Dear Stockholder:

You are cordially invited to attend our 2012 annual meeting of stockholders to be held on Wednesday, May 16, 2012, at 10:00 a.m., Eastern Daylight Time, at

Hudson Hotel

356 West 58th Street

New York, New York 10019

for the following purposes:

1.	To elect 9 directors to serve one-year terms expiring in 2013;

2.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

3.	To approve the amendment to our Amended and Restated 2007 Omnibus Incentive Plan to increase the number of shares reserved for issuance thereunder and to re-approve the material terms and conditions included therein for performance and incentive awards intended to qualify under Section 162(m) of the Internal Revenue Code;

4.	To hold an advisory vote on executive compensation; and

5.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Only stockholders of record at the close of business on March 23, 2012 will be entitled to notice of and to vote at the meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, IF YOU DESIRE, AS DISCUSSED IN THIS PROXY STATEMENT.

By Order of the Board of Directors

Name: Richard Szymanski

Title: Secretary

New York, New York

April 16, 2012

Page

QUESTIONS AND ANSWERS	1
Why am I receiving this proxy statement?	1
What information is presented in this proxy statement?	1
Who is entitled to vote at the annual meeting?	1
Who can attend the annual meeting?	1
What are the voting rights of stockholders?	2
How do I vote?	2
How are proxy card votes counted?	2
Will my shares of common stock be voted if I do not provide my proxy and I do not attend the annual meeting?	2
May I change my vote after I return my proxy card?	3
What will constitute a quorum at the annual meeting?	3
How many votes are needed to approve each of the proposals?	3
Will any other matters be voted on?	3
Who is soliciting my proxy?	3
What is “householding” and how does it affect me?	4
Is there a list of stockholders entitled to vote at the annual meeting?	4
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	5
Proposal 1: Election of Directors for a One-Year Term Expiring at the 2013 Annual Meeting of Stockholders	5
Corporate Governance Information	9
Risk Oversight	14
Board Committees	14
AUDIT RELATED MATTERS	18
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	18
Disclosure of BDO USA, LLP Fees for the Years Ended December 31, 2011 and 2010	19
Pre-Approval Policies and Procedures	19
Report of the Audit Committee	20
AMENDMENT TO THE AMENDED AND RESTATED 2007 OMNIBUS INCENTIVE PLAN AND RE-APPROVAL OF MATERIAL TERMS AND CONDITIONS FOR PERFORMANCE AND INCENTIVE AWARDS	21
Proposal 3: Approval of the Amendment to the Amended and Restated 2007 Omnibus Incentive Plan to Increase the Number of Shares Reserved for Issuance Thereunder and the Re-approval of the Material Terms and Conditions Included Therein for Performance and Incentive Awards Intended to Qualify Under Section 162(m) of the Internal Revenue Code	21
EXECUTIVE OFFICER BIOGRAPHIES	30
COMPENSATION DISCUSSION AND ANALYSIS	32
Executive Summary	32
Setting of Executive Compensation	34
Elements of Executive Compensation	36
Severance and Change in Control Arrangements	43
Tax Provisions Affecting Compensation Decisions	43
Compensation Committee Report	43
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	44
Executive Compensation	44
Potential Payments upon Termination or Change in Control	54
Director Compensation	66
2011 Director Compensation	67
Compensation Committee Interlocks and Insider Participation	70
Compensation Policies and Practices as they Relate to Risk Management	70
Interest of Certain Persons in the Amendment to the Amended and Restated 2007 Plan	70
Proposal 4: Advisory Vote on Executive Compensation	71
VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	73
Section 16(a) Beneficial Ownership Reporting Compliance	76
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	77
Policy and Procedures Regarding Transactions with Related Persons	77
Debt Guarantees	77
Indemnification Agreement with the Former Parent	78
The Light Group Transaction and Sasson Consulting Agreement	78
Burkle Sanderson Extended Stay Arrangement	79
Yucaipa Preferred Discount	79
OTHER MATTERS	80
Availability of Proxy Statement and Annual Report on Form 10-K	80
Other Matters to Come Before the 2012 Annual Meeting	80
Stockholder Proposals and Nominations for the 2013 Annual Meeting	80

i

MORGANS HOTEL GROUP CO.

475 Tenth Avenue

New York, NY 10018

PROXY STATEMENT

QUESTIONS AND ANSWERS

Why am I receiving this proxy statement?

You are receiving this proxy statement and the accompanying proxy card because you own shares of common stock of Morgans Hotel Group Co. This proxy statement contains information related to the solicitation of proxies for use at our 2012 annual meeting of stockholders, to be held at 10:00 a.m., Eastern Daylight Time, on Wednesday, May 16, 2012 at the Hudson Hotel, 356 West 58th Street, New York, New York 10019, for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by Morgans Hotel Group Co. on behalf of our Board of Directors. Unless otherwise stated, as used in this proxy statement, the terms “we,” “our,” “us” and the “Company” refer to Morgans Hotel Group Co. This proxy statement, the enclosed proxy card and our 2011 annual report to stockholders are first being mailed to stockholders beginning on or about April 16, 2012.

What information is presented in this proxy statement?

The information contained in this proxy statement relates to the proposals to be voted on at the annual meeting of stockholders, the voting process, our Board of Directors and Board committees, the compensation of our directors and our executive officers for the fiscal year ended December 31, 2011, and other required information.

Who is entitled to vote at the annual meeting?

Only holders of record of our common stock at the close of business on March 23, 2012, the record date for the annual meeting of stockholders, are entitled to receive notice of the annual meeting and to vote at the annual meeting. Our common stock constitutes the only class of securities entitled to vote at the meeting.

When you vote by signing and returning the proxy card, you appoint David Smail and Richard Szymanski as your representatives to vote your common stock at the annual meeting. Messrs. Smail and Szymanski, or either of them, will vote your common stock as you instruct on your proxy card. Accordingly, your common stock will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote by signing and returning your proxy card in advance.

Who can attend the annual meeting?

If you are a holder of our common stock at the close of business on March 23, 2012, the record date for the annual meeting, or a duly appointed proxy, you are authorized to attend the annual meeting. You will need to present proof of share ownership and valid picture identification, such as a driver’s license or passport, before being admitted. If your common stock is held beneficially in the name of a bank, broker or other holder of record (i.e., street name), you must present proof of your ownership by presenting a bank or brokerage account statement reflecting your ownership as of the record date.

Cameras, recording equipment and other electronic devices will not be permitted at the annual meeting. For directions to the annual meeting of stockholders, contact Investor Relations at (212)  227-4100.

What are the voting rights of stockholders?

Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on.

How do I vote?

If you hold your shares of common stock directly (i.e., not in a bank or brokerage account), you may vote by completing and returning the accompanying proxy card or by attending the meeting and voting in person.

If your shares of common stock are held in street name, you should follow the voting instructions provided to you by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by the internet or by telephone to your broker or nominee. If you provide specific instructions, your broker or nominee should vote your shares of common stock as directed. Additionally, if you want to vote in person and hold your shares in street name, you will need a legal proxy from your broker to vote at the annual meeting.

How are proxy card votes counted?

If the accompanying proxy card is properly signed and returned to us, and not revoked, the persons designated as proxy holders will vote the shares of common stock represented by that proxy as directed by you. If you return your signed proxy card but fail to indicate your voting preferences, the persons designated as proxy holders will vote the shares of common stock represented by that proxy as recommended by the Board. The Board recommends a vote (i) “FOR” the election of all nominees for our Board of Directors named in this proxy statement, (ii) “FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2012 fiscal year, (iii) “FOR” the approval of the amendment to our Amended and Restated 2007 Omnibus Incentive Plan to increase the number of shares reserved for issuance thereunder and the re-approval of the material terms and conditions included therein for performance and incentive awards intended to qualify under Section 162(m) of the Internal Revenue Code and (iv) “FOR” the advisory vote on executive compensation.

In the election of directors, you may either vote “FOR” all the nominees or to “WITHHOLD” your vote with respect to one or more of the nominees. Regarding the ratification of our independent registered public accounting firm, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Regarding the approval of the amendment to our Amended and Restated 2007 Omnibus Incentive Plan and the re-approval of the material terms and conditions included therein for performance and incentive awards intended to qualify under Section 162(m) of the Internal Revenue Code, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Regarding the advisory vote on executive compensation, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you withhold your vote with respect to any director nominee or abstain from voting on the ratification of our independent registered public accounting firm, the amendment to the Amended and Restated 2007 Omnibus Incentive Plan and the re-approval of the material terms and conditions included therein for performance and incentive awards intended to qualify under Section 162(m) of the Internal Revenue Code, or the advisory vote on executive compensation, your shares of common stock will be counted as present, including for purposes of establishing a quorum. For the purposes of these proposals, broker non-votes will not count and will have no effect on the result of the vote. Abstentions will not count as votes for a proposal.

Will my shares of common stock be voted if I do not provide my proxy and I do not attend the annual meeting?

If you do not provide a proxy or vote your shares of common stock held in your name, your shares will not be voted. If you hold your shares in street name, your broker may be able to vote your shares for routine matters even if you do not provide the broker with voting instructions. The ratification of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2012 is considered a routine matter. Your broker may not vote your shares for non-routine matters if you do not provide the broker with voting instructions.

May I change my vote after I return my proxy card?

Yes. You may change or revoke a previously granted proxy at any time before it is exercised by either (i) submitting a later-dated proxy, in person at the annual meeting or by mail or (ii) delivering instructions to our Secretary at our principal executive offices located at 475 Tenth Avenue, New York, New York 10018. Please note that attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.

If your shares of common stock are held in street name, then you may submit new voting instructions by contacting your broker or nominee. You may also vote in person at the annual meeting if you obtain a legal proxy from your broker as described above.

What will constitute a quorum at the annual meeting?

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on March 23, 2012 will constitute a quorum, permitting the stockholders to conduct business at the annual meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting, including for purposes of determining the presence of a quorum at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares.

As of March 23, 2012, there were 31,044,237 shares of common stock outstanding.

How many votes are needed to approve each of the proposals?

Directors are elected by a plurality of the votes cast. Therefore, the 9 nominees for election to the Board who receive the most votes will be elected. Ratification of our independent registered public accounting firm, approval of the amendment to our Amended and Restated 2007 Omnibus Incentive Plan and the re-approval of the material terms and conditions included therein for performance and incentive compensation awards intended to qualify under Section 162(m) of the Internal Revenue Code, and the advisory vote on executive compensation will require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereon.

Will any other matters be voted on?

As of the date of this proxy statement, we do not know of any other matters that will be presented for consideration at the annual meeting other than those matters discussed in this proxy statement. If any other matters properly come before the meeting and call for a stockholder vote, valid proxies will be voted by the holders of the proxies in accordance with the recommendation of the Board or, if no recommendation is given, in their own discretion.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the costs of soliciting proxies, which will consist primarily of the cost of printing, postage and handling. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse these persons’ out-of-pocket expenses.

What is “householding” and how does it affect me?

If you and other residents at your mailing address who have the same last name own our common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of each of our annual report, notice of annual meeting and proxy statement to your address. However, even if your broker has sent only one copy of these proxy materials, you should receive a proxy card for each stockholder in your household. You may revoke your consent to householding at any time by contacting your broker or bank, if you hold your shares in a “street name,” or by calling Computershare at (800) 851-9677 if you are a stockholder of record. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of our annual report or proxy statement, we will send a separate copy of the annual report or the proxy statement to you upon oral or written request. Such request can be made by contacting us at 475 Tenth Avenue, New York, New York 10018, attention: Investor Relations (telephone number: (212) 227-4100). Any stockholders sharing the same address and currently receiving multiple copies of the annual report and the proxy statement who wish to receive only one copy of these materials per household in the future may also contact your broker or bank or our Investor Relations Department to participate in the householding program.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the annual meeting, between the hours of 9:00 a.m. and 4:30 p.m., by contacting our Secretary at our principal executive offices at 475 Tenth Avenue, New York, New York 10018.

You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different information. You should assume that the information in this proxy statement is accurate only as of the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Proposal 1: Election of Directors for a One-Year Term Expiring at the 2013 Annual Meeting of Stockholders

Our Board of Directors, or the Board, is currently comprised of 10 directors, each with terms expiring at the 2012 annual meeting. Our Corporate Governance and Nominating Committee has recommended to our Board the nominees set forth below, all of whom are currently serving as directors of the Company, for re-election to serve as directors for one-year terms until the 2013 annual meeting and until their successors are duly elected and qualified. Mr. Edwin L. Knetzger, III, who is currently serving as a director, has requested that he not be nominated to stand for re-election to the Board in light of the growing time commitments to his other business matters. Respecting his wishes, the Board did not nominate Mr. Knetzger for re-election by stockholders at the 2012 annual meeting. Mr. Knetzger has not had, and does not currently have, any disagreements with the Board or management on any outstanding matters, and the Company appreciates his many years of service and tremendous contributions to the Company. Effective at the 2012 annual meeting, the size of our Board will be nine members. Following the Corporate Governance and Nominating Committee’s recommendation, our Board has nominated those persons set forth below.

Based on its review of the relationships between the director nominees and the Company, and as discussed in greater detail below, the Board has affirmatively determined that if these nominees are elected, 6 of the 9 directors serving on the Board, Ronald W. Burkle, Robert Friedman, Jeffrey M. Gault, Thomas L. Harrison, Jason T. Kalisman and Michael D. Malone will be “independent” directors under Nasdaq rules.

The Board knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board, or the Board may, as permitted by our bylaws, decrease the size of our Board.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH BELOW.

Vote Required

The affirmative vote of a plurality of all the votes present and entitled to vote at the annual meeting is necessary for the election of a director. Accordingly, the 9 individuals with the highest number of affirmative votes will be elected as directors. Cumulative voting in the election of directors is not permitted. For purposes of the election of directors, shares that are withheld and broker non-votes will have no effect on the result of the vote.

Director Biographies

Set forth below are descriptions of the backgrounds and principal occupations of each of our director nominees. The age and other information of each nominee are as of March 23, 2012.

Name	Age	Current Position with Morgans Hotel Group Co.
David T. Hamamoto	52	Executive Chairman of the Board of Directors
Michael J. Gross	36	Chief Executive Officer and Director
Ronald W. Burkle	59	Director
Robert Friedman	56	Director
Jeffrey M. Gault	66	Director
Thomas L. Harrison	64	Director
Jason T. Kalisman	33	Director
Michael D. Malone	58	Director
Andrew Sasson	42	Director

David T. Hamamoto is our Executive Chairman. Mr. Hamamoto was Chairman of our Board of Directors from February 2006 to March 2011, when he was appointed our new Executive Chairman. Mr. Hamamoto is the Chairman of the Board of NorthStar Realty Finance Corp. and has served as Chief Executive Officer and President of NorthStar Realty Finance Corp. since October 2004. Mr. Hamamoto co-founded NorthStar Capital Investment Corp. (“NCIC”) in July 1997, having co-founded and previously been a partner and co-head of the Real Estate Principal Investment Area at Goldman, Sachs & Co. In 1988, Mr. Hamamoto initiated the effort to build a real estate principal investment business at Goldman, Sachs & Co. under the auspices of the Whitehall Funds. Mr. Hamamoto is an Honorary Trustee of the Brearley School where he served as a Trustee from 1999 to 2007, including as President from 2005 to 2007. He is the Co-Chair of Stanford University Parents’ Advisory Board and serves as a Trustee of the Riverdale Country School. Mr. Hamamoto received a Bachelor of Science from Stanford University and a Master of Business Administration from the Wharton School of Business at the University of Pennsylvania.

Mr. Hamamoto brings to the Board more than 20 years of management experience and leadership in the real estate industry and finance. A Director since our initial public offering in February 2006, Mr. Hamamoto possesses in-depth knowledge of our history, offers valuable insight into our business, and as our Executive Chairman of the Board, provides the strategic leadership and vision to help us compete successfully in the boutique hotel industry.

Michael J. Gross is our Chief Executive Officer and one of our Directors. Mr. Gross originally joined our Board of Directors in October 2009 as a nominee of Yucaipa American Alliance Fund II, L.P. and Yucaipa American Alliance (Parallel) Fund II, L.P., or the Yucaipa investors. Mr. Gross remained the Yucaipa designee until he discontinued his relationship with Yucaipa and was appointed our Chief Executive Officer in March 2011. He also served as a member of our Corporate Governance and Nominating Committee until his appointment as our Chief Executive Officer in March 2011. From 2008 until March 2011, Mr. Gross concentrated on sourcing opportunities for various Yucaipa investment funds. From 1998 to 2007, Mr. Gross focused on consumer and real estate companies in various investment and research roles at Prentice Capital Management, S.A.C. Capital Advisors, LLC, Lehman Brothers Inc., Salomon SmithBarney and Granite Partners. Mr. Gross served on the boards of Bluefly, Inc., an e-commerce fashion company, and Ascendia Brands, Inc., a cosmetics and personal care products company, from 2006 to 2007. Mr. Gross graduated with a Bachelor of Science from Cornell University’s School of Hotel Administration.

Mr. Gross brings to the Board his valuable expertise in the real estate and investment industries, his extensive experience as an analyst of public companies in the retail, consumer and real estate industries, as well as his experience serving on the boards of other public companies.

Ronald W. Burkle has been one of our Directors since March 2011. Mr. Burkle is Managing Partner of The Yucaipa Companies, a private investment firm, which he founded in 1986. Mr. Burkle has served as Chairman of the Board and controlling shareholder of numerous companies including Alliance Entertainment, a distributor of music, movies and game software, Golden State Foods, and supermarket chains Dominick’s, Fred Meyer, Ralph’s and Food4Less. Mr. Burkle is Co-Chairman of the Burkle Center for International Relations at UCLA, a trustee of the Carter Center, the National Urban League and AIDS Project Los Angeles and a member of the board of directors of the Frank Lloyd Wright Building Conservancy. Mr. Burkle served as a director of the following public companies: Occidental Petroleum Corp. from 1999 to 2010, Yahoo! Inc. from 2001 to 2010 and KB Home Corporation from 1995 to 2010.

Mr. Burkle brings to the Board his valuable business expertise in a wide variety of areas, as well as his experience serving on the boards of numerous public and private companies.

Mr. Burkle was appointed to the Board in March 2011 as a designee of the Yucaipa investors, pursuant to certain arrangements we entered into with the Yucaipa investors in October 2009 providing Yucaipa the right to designate one of our directors. Previously, Mr. Gross had been the designee of the Yucaipa investors, until he was appointed our Chief Executive Officer, at which time he discontinued his relationship with Yucaipa. For so long as Yucaipa investors collectively own or have the right to purchase through exercise of warrants 875,000 shares of our common stock, we have agreed to use our reasonable best efforts to cause our Board to nominate and recommend to our stockholders the election of a person nominated by the Yucaipa investors as a director and to use our reasonable best efforts to ensure that the Yucaipa investors’ nominee is elected to our Board at each such meeting. If that nominee is not elected by our stockholders, the Yucaipa investors have certain observer rights and, in certain circumstances, dividend rights on their Series A preferred securities.

Robert Friedman is a Co-Chairman of our Compensation Committee and a member of our Corporate Governance and Nominating Committee, and has been one of our Directors since February 2006. Mr. Friedman was the Chairman of the Corporate Governance and Nominating Committee until July 2011, when certain of the Board committees were re-constituted. Mr. Friedman is President of Media & Entertainment for @Radical Media, a multi-disciplinary integrated media company. From 1991 to 2003, Mr. Friedman held a variety of senior positions at AOL Time Warner, including as Head of Corporate Marketing for Time Warner and President of AOL, Interactive Marketing & TV. Mr. Friedman was President of New Line TV and Co-Chairman of Worldwide Theatrical Marketing, Licensing and Merchandising. Mr. Friedman was a member of the original development team of MTV Networks from 1981 to 1989. He also serves on the boards of directors of Vassar College, Columbia Business School, The Mount Sinai Medical Center and The Big Apple Circus. Mr. Friedman received a Bachelor of Arts from Vassar College and a Master of Business Administration from Columbia University, where he was the 2009 commencement speaker for the Columbia Business School.

Mr. Friedman brings to the Board his wealth of experience in the media, communications and marketing industries. His experience and expertise in these areas provide our Board with a valuable resource to keep the Morgans brand competitive in the boutique hotel industry. Mr. Friedman also brings a fresh outside perspective due to his background in communications and marketing, adding to the diversity and strength of our Board.

Jeffrey M. Gault, AIA, is a member of our Audit Committee and Chairman of our Corporate Governance and Nominating Committee, and has been one of our Directors since December 2007. Mr. Gault was a member of our Compensation Committee until July 2011, when certain of the Board committees were re-constituted. Since January 2012, Mr. Gault has served as the President and Chief Executive Officer of Americold, a privately-owned global leader in temperature-controlled warehousing and logistics to the food industry. Americold is owned, in part, by affiliates of The Yucaipa Companies, one of the Company’s largest stockholders. Since 1991, Mr. Gault has owned, controlled and has been the Chairman and CEO of Solus Property Company, which holds certain commercial real estate investments. He previously served as Division President of KB Urban, a division of KB Home, from September 2005 to June 2007. His more than 30 years of experience in real estate development and investment activities also includes senior positions with Empire Companies, a Southern California land developer, where he was President and Chief Operating Officer from May 2002 to March 2005; Helios Partners, an affiliate of the Pritzker family interests of Chicago, where he was managing partner from 1994 to 1998; Sun America Realty Partners, an affiliate of Sun America, Inc., where he was managing principal from 1990 to 1994; and Home Savings of America, F.A., where he was Executive Vice President and Director of Real Estate from 1985 to 1990. Mr. Gault earned a Bachelor’s Degree in Architecture from the University of California at Berkeley and has a Master’s Degree in Environmental Design from Yale University’s School of Architecture. Mr. Gault is a licensed architect and general building contractor in the State of California, a member of the American Institute of Architects (“AIA”), and Urban Land Institute, and the former Chairman of the Fisher Center Policy Advisory Board at the University of California at Berkeley. Mr. Gault attended and received certification from the UCLA Director Education and Certification Program for best practices in board supervision of organizational strategy, structure and succession for public companies.

Mr. Gault brings to the Board his extensive background in architecture, real estate development, and construction, as well as his expertise in investment and financial accounting matters. In particular, Mr. Gault provides the Board with valuable counsel, advice and expertise with respect to hotel development projects of the Company.

Thomas L. Harrison is a member of our Compensation Committee and Chairman of the Audit Committee, and has been one of our Directors since February 2006. Mr. Harrison was a Co-Chairman of the Compensation Committee until July 2011, when certain of the Board committees were re-constituted. Mr. Harrison is Chairman of Diversified Agency Services (“DAS”), a group of marketing services companies. A division of the Omnicom Group Inc., DAS provides a broad range of marketing communication services. Mr. Harrison was the President of DAS from 1997 to 1998, and was Chairman and Chief Executive Officer from 1998 to 2011. Prior to joining DAS, Mr. Harrison was co-founder and Chairman of Harrison & Star Business Group. Mr. Harrison is a member of the Executive Committee of the Montefiore Hospital, a fellow of the New York Academy of Medicine and a member of the Dean’s counsel of The Steinhardt School at New York University. Mr. Harrison serves on the boards of ePocrates, The Lymphoma Research Foundation and several marketing services companies. He has served as co-chairman of the New York Chapter of the U.S. Olympic Committee. Mr. Harrison is the author of “INSTINCT Tapping Your Entrepreneurial DNA to Achieve Your Business Goals.” Mr. Harrison holds an advanced degree in cell biology and physiology from West Virginia University and received a Doctorate of Humane Letters from West Virginia University.

Mr. Harrison brings to the Board his financial expertise and a wealth of entrepreneurial experience in the communications and marketing industries. Mr. Harrison provides the Board with valuable insight into financial and accounting matters and brings a fresh outside perspective due to his background in communications and marketing, adding to the diversity and strength of our Board.

Jason T. Kalisman, CFA, is a member of our Corporate Governance and Nominating Committee and has been one of our Directors since March 2011. Mr. Kalisman is a Founding Member of OTK Associates, LLC, which is our largest stockholder. Mr. Kalisman concurrently serves as a Vice President of GEM Realty Capital, Inc., an integrated global real estate investment firm focusing on publicly traded real estate securities and private-market real estate assets, where he has been since 2009. Prior to co-founding OTK Associates in 2008, Mr. Kalisman worked at The Goldman Sachs Group, Inc., a global investment banking and management firm, from 2001 to 2007. Mr. Kalisman received a Bachelor of Arts in Economics from Harvard College and a Masters of Business Administration from the Stanford Graduate School of Business, and has earned the right to use the Chartered Financial Analyst designation.

Mr. Kalisman brings to the Board his valuable expertise in the real estate and investment industries, as well as in corporate finance and governance matters.

Michael D. Malone is a member of our Audit Committee, a Co-Chairman of our Compensation Committee, and has been one of our Directors since January 2008. Mr. Malone was a member of the Corporate Governance and Nominating Committee until July 2011, when certain of the Board committees were re-constituted. In February 2012, Mr. Malone was appointed to the board of Nationstar Mortgage Holdings Inc., a publicly-traded non-bank residential mortgage servicer and affiliate of Fortress Investment Group LLC, a global alternative investment and asset management firm. From February 2008 to February 2012, Mr. Malone served as the Managing Director of Fortress Investment Group LLC, where he was in charge of the Charlotte, NC office and responsible for the business of the capital formation group in the southeast and southwest regions of the United States. Mr. Malone retired from Bank of America in November 2007, after nearly 24 years of service as Senior Executive Banker and Managing Director. Over those years, Mr. Malone worked in and ran a number of investment banking businesses for the bank and its subsidiary, Banc of America Securities, including real estate, gaming, lodging, leisure, and the financial sponsors businesses. Mr. Malone received a Bachelor of Science degree in General Studies from the University of Kentucky.

Mr. Malone brings to the Board his valuable experience and expertise in the financial and real estate industries. The Board draws on Mr. Malone’s knowledge and experience in these fields for strategic direction and counsel.

Andrew Sasson has been one of our Directors since November 2011. Mr. Sasson is founder of The Light Group, a private lifestyle food and beverage business that opened its first venue in Las Vegas in December 2001. The Light Group currently operates numerous venues in Las Vegas under management agreements with MGM Resorts International and its affiliates, including nightclubs, restaurants, pool lounges and bars. On November 30, 2011, Mr. Sasson’s interest in The Light Group and certain related affiliates was acquired by a subsidiary of the Company (the “Light Group Transaction”). Prior to founding The Light Group in 2001, Mr. Sasson founded Jet Lounge (1996) and the Light lounge (2000) in New York City, as well as the Jet East nightclub (1997) in Southampton, New York. In addition, Mr. Sasson previously served as a director of India Hospitality Corp., an Indian hospitality and leisure company, from June 2006 to April 2010.

Mr. Sasson brings to the Board over 15 years of experience in the hospitality industry and particularly valuable expertise in the food and beverage community.

Mr. Sasson was appointed to the Board pursuant to a one-year consulting agreement the Company entered into with Mr. Sasson in connection with The Light Group Transaction. The Company has agreed to appoint Mr. Sasson to the Board and to cause Mr. Sasson to be nominated for election to the Board at the Company’s 2012 annual meeting of stockholders. In the event Mr. Sasson is not elected to the Board, certain promissory notes in an aggregate amount of $18 million held by Mr. Sasson and the Chief Executive Officer of The Light Group will accelerate and become immediately due and payable.

Corporate Governance Information

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. Accordingly, our Board has adopted and maintains the following corporate governance guidelines, codes and charters:

•	Corporate Governance Guidelines;

•	Code of Business Conduct;

•	Code of Ethics;

•	Charter of the Audit Committee;

•	Charter of the Compensation Committee; and

•	Charter of the Corporate Governance and Nominating Committee.

From time to time, we may revise the above-mentioned corporate governance guidelines, codes and charters in response to changing regulatory requirements, evolving best practices and the concerns of our stockholders and other constituents. Please visit our website at www.morganshotelgroup.com to view or obtain a copy of the current version of any of these documents. We will provide any of the above-mentioned documents, free of charge, to any stockholder who sends a written request to:

Morgans Hotel Group Co. Attn: Investor Relations

475 Tenth Avenue

New York, NY 10018

Director Independence

Our Corporate Governance Guidelines require us to have a majority of our Board consisting of directors who (i) are neither officers nor employees of the Company or its subsidiaries (and have not been officers or employees within the previous three years), (ii) do not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and (iii) who are otherwise independent under the Nasdaq rules. Under the Nasdaq rules, the following persons would not be considered independent:

•	a director who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company;

•

a director who accepted or who has a family member who accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence, other than (i) compensation for board or board committee service; (ii) compensation paid to a family member who is an employee (other than an executive officer) of the company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•	a director who is a family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

•

a director who is, or has a family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (i) payments arising solely from investments in the company’s securities or (ii) payments under non-discretionary charitable contribution matching programs;

•

a director of the company who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the company serve on the compensation committee of such other entity; or

•

a director who is, or has a family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

To adequately assess and ensure that (i) at least a majority of our directors qualify as independent and (ii) each of the Board committees is comprised of solely independent directors, the Board undertakes an annual review of the independence of all directors. In determining independence, our Board considers all facts and circumstances. In assessing the materiality of a director’s relationship with the Company, the Board considers the issues from the director’s standpoint and from the perspective of the persons or organization with which the director has an affiliation. The Board reviews commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

Our Board has evaluated the status of each director and has affirmatively determined, after considering the relevant facts and circumstances, that each of Messrs. Burkle, Friedman, Gault, Harrison, Kalisman, Knetzger and Malone is independent, as defined in the Nasdaq rules, and that none of these directors has a material relationship with us. At the time Mr. Gross was serving as a director, the Board also determined that he was independent. In reaching these decisions, our Board specifically discussed and considered (i) Mr. Burkle’s position as Managing Partner of The Yucaipa Companies LLC and his extended stay arrangement with the Sanderson hotel, (ii) Mr. Gault’s special Board fees in connection with his services on behalf of the Board monitoring, advising on, providing counsel regarding and performing such other activities as are typically performed by a director with respect to certain of the Company’s construction, acquisition, development and restructuring projects, negotiating and structuring the series of management changes that occurred in the first quarter of 2011, and the employment by the Company of Mr. Gault’s son-in-law in a non-executive officer position, and (iii) Mr. Kalisman’s relationship with OTK Associates, which is one of our significant stockholders.

After discussing these relationships and the independence standards set forth above, the Board determined that none of these relationships was material or in any way undermined the independence of the Board members involved.

Board Leadership Structure

We have historically separated the positions of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two functions. In March 2011, we created the new position of “Executive Chairman” in connection with our 2011 appointments of new directors and executives to better reflect the role our Chairman serves, together with our executive team. The Board also believes that having both an Executive Chairman and a Chief Executive Officer fosters clear accountability, effective decision-making and alignment on corporate strategy.

The two positions, however, remain distinct. The Executive Chairman’s role is to (i) be responsible for the leadership of our Board of Directors and to support, advise and consult with the Chief Executive Officer in the development of our strategy and on other significant matters, as appropriate; (ii) discuss other significant issues confronting us with the Chief Executive Officer and the Board; (iii) facilitate effective communication among management, stockholders and the Board; and (iv) perform such other duties as the Board may reasonably assign, consistent with his time commitment to our business. In contrast, the Chief Executive Officer is responsible for setting our day-to-day leadership, management and performance goals.

Executive Sessions of Independent Directors

Pursuant to our Corporate Governance Guidelines and the Nasdaq rules, in order to promote open discussion among independent directors, our Board devotes a portion of at least two of the regularly scheduled Board meetings each year to sessions of only independent directors. See “— Director Independence” for a list of our independent directors.

Communications with the Board

Stockholders and other interested parties may communicate with the Board by sending written correspondence to the Independent Directors, c/o Secretary of Morgans Hotel Group Co., 475 Tenth Avenue, New York, NY 10018. The Secretary will forward all such correspondence to the independent director then presiding over the executive sessions of the independent directors. The applicable independent director will decide what action should be taken with respect to the communication, including whether such communication should be reported to the full Board.

Board Meetings and Director Attendance

Pursuant to our Corporate Governance Guidelines, (i) we are required to have at least four regularly scheduled Board meetings in each calendar year; and (ii) directors are expected to attend, in person or by telephone or video conference, all Board meetings and meetings of committees on which they serve. Our Board held 17 Board meetings in 2011. All of our directors attended at least 75% of Board meetings and applicable committee meetings on which they served during 2011, except for Mr. Burkle, who attended 54% of the Board meetings occurring subsequent to his March 2011 appointment to the Board, and Mr. Sasson, who became a director effective November 30, 2011 and attended 50% of the Board meetings which occurred in December 2011. We held an annual meeting of stockholders in May 2011, at which five of our then nine directors attended. The Company does not have a policy regarding director attendance at our annual meeting of stockholders.

Criteria for Board Membership

According to our Corporate Governance Guidelines, the Corporate Governance and Nominating Committee determines new nominees for the position of independent director who satisfy Nasdaq requirements and the following criteria:

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•	ability and willingness to commit adequate time to Board and committee matters;

•

the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

•	diversity of viewpoints, background, experience and other demographics.

Neither the Corporate Governance and Nominating Committee nor the Board has adopted a formal policy with respect to diversity of its directors. However, in connection with its overall director candidate review, the Corporate Governance and Nominating Committee does consider diversity of experience at policymaking levels in public and private businesses, educational institutions, governments, financial institutions and other areas that are relevant to the Company’s activities. The Corporate Governance and Nominating Committee also considers diversity of life experiences in considering director candidates. Directors must be willing and able to devote sufficient time to carrying out their duties effectively. The Corporate Governance and Nominating Committee takes into account the other demands on the time of a candidate, including, for example, occupation and memberships on other boards.

The Corporate Governance and Nominating Committee will seek to identify director candidates based on input provided by a number of sources, including (i) Corporate Governance and Nominating Committee members, (ii) other members of the Board and (iii) our stockholders. The Corporate Governance and Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in identifying qualified director candidates.

As part of the identification process, the Corporate Governance and Nominating Committee considers the number of expected director vacancies and whether existing directors have indicated a willingness to continue to serve as directors if re-nominated. Once a director candidate has been identified, the Corporate Governance and Nominating Committee will then evaluate this candidate in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate. Existing directors who are being considered for re-nomination will be re-evaluated as part of the Corporate Governance and Nominating Committee’s process of recommending director candidates. The Corporate Governance and Nominating Committee will consider all persons recommended by stockholders in the same manner as all other director candidates, provided that such recommendations are submitted in accordance with the procedures set forth in our bylaws and summarized below under “Board of Directors and Corporate Governance — Corporate Governance Information — Stockholder Recommendations of Director Nominees.”

After completing the identification and evaluation process described above, the Corporate Governance and Nominating Committee will recommend to the Board the nomination of a number of candidates equal to the number of director vacancies that will exist at the annual meeting of stockholders. The Board will then select the Board’s director nominees for stockholders to consider and vote upon at the stockholders’ meeting.

Stockholder Recommendations of Director Nominees

For nominations for election to the Board to be properly brought before an annual meeting by a stockholder, the stockholder must comply with the advance notice provisions and other requirements of Article I, Section 1.11 of our bylaws. These notice provisions require that nominations for directors must be received no more than 90 days and no less than 60 days before the date of the annual meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice must be given not more than ten days after the date of the meeting is first announced or disclosed. The stockholder’s notice must set forth:

•

as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business experience and background of such person, as set forth in our bylaws, (ii) the class and number of shares of Morgans Hotel Group Co. that are beneficially owned or owned of record by such person, (iii) such person’s written consent to being named in the proxy statement as a nominee and to serving as director if elected, and (iv) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, as set forth in our bylaws; and

•

as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such stockholder, as they appear on our share ledger and current name and address, if different, of such beneficial owner, and (ii) the class and number of shares of Morgans Hotel Group Co. that are owned beneficially and of record by such stockholder and owned beneficially by such beneficial owner.

Code of Ethics and Code of Business Conduct

We have adopted a Code of Ethics, which is applicable to all of our directors, officers, including our principal executive officer, principal financial officer and principal accounting officer, and employees. This code is intended to:

•	promote honest and ethical conduct, including fair dealing and the ethical handling of conflicts of interest;

•	promote full, fair, accurate, timely and understandable disclosure;

•	promote compliance with applicable laws and governmental rules and regulations;

•	ensure the protection of the Company’s legitimate business interests, including corporate opportunities, assets and confidential information; and

•	deter wrongdoing.

We have also adopted a Code of Business Conduct, which is applicable to all of our directors, officers and employees. This code covers areas of professional conduct, including honest and candid conduct, conflicts of interest, disclosure, compliance with all applicable laws, rules and regulations, corporate opportunities, confidentiality, fair dealing and the protection and proper use of Company assets.

We have posted both our Code of Ethics and Code of Business Conduct to our website and intend to promptly post any waiver or amendment of our Code of Ethics that applies to our principal executive officer, principal financial officer or principal accounting officer to our website.

In addition to the Code of Ethics and Code of Business Conduct, our Audit Committee has in place a whistleblower reporting procedure that enables it to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. The procedures in place permit our employees to confidentially and anonymously submit their concerns regarding questionable accounting or auditing matters directly to the Audit Committee. Upon receiving a concern or complaint pursuant to these procedures, the Audit Committee chair will:

•

either call a meeting of the Audit Committee or add the complaint to the agenda for discussion at the next regularly scheduled Audit Committee meeting, depending upon the apparent urgency of the matter;

•	review the complaint to determine whether the complaint raises a material concern;

•	investigate or have a designee investigate each concern or complaint; and

•	review the results of the investigation and communicate the findings and recommendations to the full Board.

Risk Oversight

One of the important roles of our Board is to oversee various risks that we may face from time to time. While the full Board has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address the risks that may be within the scope of a particular committee’s expertise or charter. For example, the Audit Committee oversees our financial statements, compliance with legal and regulatory requirements and the performance of our internal audit function. The Board believes that the composition of its committees, and the distribution of the particular expertise of each committee’s members, makes this an appropriate structure to more effectively monitor these risks.

An important feature of the Board’s risk oversight function is to receive updates from its committees and management, as appropriate. For example, each year our Chief Financial Officer, together with our internal audit department, develops an audit plan designed to address key corporate governance controls and financial reporting and internal control risks. This plan is subsequently reviewed by the Audit Committee, and the Chief Financial Officer then reports the audit results to the committee on a quarterly basis, or more frequently as needed. In addition, our General Counsel meets regularly in executive session with the Chairman of our Audit Committee and provides regular updates to the Audit Committee regarding material litigation and legal compliance matters. The Audit Committee (as well as the other committees of the Board) periodically updates the full Board as to matters discussed in its committee meetings and seeks input from the full Board as necessary and appropriate. In addition to getting direct information from its committees, the Board receives updates directly from members of management. In particular, our Chief Executive Officer, Chief Financial Officer and General Counsel, due to their management positions, are able to frequently communicate with other members of our management and update the Board regularly on the important aspects of the Company’s day-to-day operations.

Board Committees

The Board has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. All members of the committees described below are “independent” under Nasdaq rules as discussed under “Board of Directors and Corporate Governance — Corporate Governance Information — Director Independence.”

The table below provides membership information for each of the Board committees as of March 23, 2012:

Name	Audit Committee		Corporate Governance and Nominating Committee(1)		Compensation Committee
Robert Friedman (2)			X		X	**
Jeffrey M. Gault (3)	X	†	X	*
Thomas L. Harrison (4)	X	*†			X
Jason T. Kalisman (5)			X
Michael D. Malone (6)	X	†			X	**

*	Chairman
**	Co-Chairman
†	Audit Committee Financial Expert
(1)	Until March 20, 2011, when he became our Chief Executive Officer, Mr. Gross was a member of the Corporate Governance and Nominating Committee.
(2)	Mr. Friedman was the Chairman of the Corporate Governance and Nominating Committee until July 2011, when certain of the Board committees were re-constituted.
(3)	Mr. Gault was a member of the Compensation Committee until July 2011, when certain of the Board committees were re-constituted
(4)	Mr. Harrison was a Co-Chairman of the Compensation Committee until July 2011, when certain of the Board committees were re-constituted.
(5)	Mr. Kalisman became a member of the Corporate Governance and Nominating Committee in July 2011, when certain of the Board committees were re-constituted.
(6)	Mr. Malone was a member of the Corporate Governance and Nominating Committee until July 2011, when certain of the Board committees were re-constituted.

Audit Committee

Our Audit Committee currently consists of Messrs. Harrison (Chairman), Gault and Malone. The members of the Audit Committee served for the entire 2011 fiscal year. Pursuant to its charter, the committee is responsible for, among other things, (i) overseeing management’s maintenance of the reliability and integrity of our financial reporting and disclosure practices, (ii) overseeing management’s establishment and maintenance of processes to assure that an adequate system of internal control is functioning, (iii) overseeing management’s establishment and maintenance of processes to assure our compliance with all applicable laws, regulations and corporate policy, (iv) reviewing our annual and quarterly financial statements prior to their filing or prior to the release of earnings, (v) reviewing the performance of the independent public accounting firm, (vi) appointing, retaining or terminating the independent public accounting firm, and (vii) pre-approving all audit, audit-related and other services, if any, to be provided by the independent public accounting firm. The Board has designated each of Messrs. Gault, Harrison and Malone as our audit committee financial experts as that term is defined by the SEC and has determined that each is “independent” as that term is defined by Nasdaq. See “Director Biographies” for information regarding their financial expertise and business background. The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. Our Audit Committee met six times in 2011.

Compensation Committee

Our Compensation Committee currently consists of Messrs. Friedman (Co-Chairman), Malone (Co-Chairman) and Harrison. The Compensation Committee previously consisted of Messrs. Friedman and Harrison, as the Co-Chairmen, and Gault, until July 2011, when certain of the Board committees were re-constituted. Pursuant to its charter, our Compensation Committee is responsible for, among other things:

•

reviewing and approving the corporate goals and objectives relevant to the compensation paid to our CEO, evaluating the CEO’s performance in light of these goals and objectives and, either as a committee or with the other independent directors of the Board, determining the CEO’s compensation;

•	determining the compensation paid to the other executive officers of the Company;

•	overseeing and administering our incentive compensation plans and programs;

•	reviewing and approving any severance or termination payments or benefits, as well as any perquisites or other personal benefits provided to the executive officers of the Company;

•	overseeing and assisting the Company in preparing the compensation discussion and analysis, or the CD&A, for inclusion in the Company’s proxy statement and annual report on Form 10-K;

•	providing a description of the processes and procedures for the consideration and determination of executive and director compensation for inclusion in the Company’s proxy statement;

•	reviewing and discussing the CD&A with management and making a recommendation to the Board regarding whether to include the CD&A in the Company’s proxy statement and annual report on Form 10-K; and

•	preparing a compensation committee report to be included in the Company’s proxy statement and annual report on Form 10-K.

Pursuant to its charter, the Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee consisting of one or more members.

The Board of Directors has established a special one-member committee of the Board (the “Non-Executive Equity Award Committee”), and delegated to that committee limited authority to grant equity awards to non-executive officers and non-director employees pursuant to the Morgans Hotel Group Co. 2007 Omnibus Incentive Plan, as amended (the “Amended and Restated 2007 Plan”). Until his departure in March 2011, the Non-Executive Equity Award Committee was comprised of Mr. Kleisner, our former Chief Executive Officer. Since his appointment as our new Chief Executive Officer, Mr. Gross has comprised the Non-Executive Equity Award Committee. Grants by the Non-Executive Equity Award Committee may not exceed 540,000 shares of common stock in the aggregate (subject to downward adjustment for specific awards) or such other limit as the Compensation Committee may establish from time to time. The special one-member Non-Executive Equity Award Committee’s authority does not in any way limit the Compensation Committee’s authority to administer the Amended and Restated 2007 Plan.

Since he became our Chief Executive Officer in March 2011, Mr. Gross has made recommendations to the Compensation Committee with respect to the compensation levels paid to the executive officers, other than himself, but the Compensation Committee made all definitive determinations. In this respect, Mr. Gross worked closely with the co-chairmen of the Compensation Committee, our outside compensation consultant, the finance and legal departments, as necessary, and the executives themselves. After review and consideration of each executive’s performance in 2011 and other criteria described in the Compensation Discussion and Analysis below, Mr. Gross recommended to the Compensation Committee each executive’s compensation level, with the Compensation Committee making the final determination. Mr. Gross also discussed his own compensation with the Compensation Committee, but the Compensation Committee, upon consultation with Exequity LLP, the outside compensation consultant retained by the Compensation Committee, made the final determination in executive session without Mr. Gross being present, as required by our Compensation Committee charter.

Under its charter, the Compensation Committee has authority to retain compensation consultants, outside counsel and other advisors that the Compensation Committee deems appropriate, in its sole discretion, to assist it in discharging its duties. The Compensation Committee has engaged Exequity to act as its compensation consultant. The Compensation Committee has sole authority to terminate this engagement. Exequity’s primary role in 2011, as requested by the Compensation Committee, was to evaluate executive compensation packages for our new executives, including Messrs. Hamamoto, Gross, Flannery and Gery in connection with their appointments in March and April 2011 and evaluate executive compensation levels and programs for our other executives and provide recommendations regarding executive compensation strategy, the annual cash incentive program and the long-term equity incentive program. Our Compensation Committee met nine times in 2011.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee currently consists of Messrs. Gault (Chairman), Friedman and Kalisman. The Corporate Governance and Nominating Committee previously consisted of Messrs. Friedman, (Chairman), Gross and Malone, prior to Mr. Gross’s appointment as Chief Executive Officer in March 2011, at which time he resigned from the committee. Pursuant to its charter, our Corporate Governance and Nominating Committee is responsible for, among other things, (i) seeking, considering and recommending to the Board qualified candidates for election as directors and to fill any vacancies on the Board, (ii) recommending a slate of nominees for election as directors at the annual meeting, (iii) preparing and submitting to the Board qualifications for the position of director and policies concerning the term of office of directors and the composition of the Board and (iv) considering and recommending to the Board other actions relating to our corporate governance. The Corporate Governance and Nominating Committee also annually recommends to the Board nominees for each committee of the Board and facilitates the assessment of the Board’s performance as a whole and of the individual directors. Our Corporate Governance and Nominating Committee met seven times in 2011.

AUDIT RELATED MATTERS

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our consolidated financial statements for the year ended December 31, 2011 have been audited by BDO USA, LLP, who served as our independent registered public accounting firm for the last fiscal year. The Audit Committee has appointed BDO USA, LLP to serve as our independent registered public accounting firm for the year ending December 31, 2012. We have been advised by BDO USA, LLP that representatives of BDO USA, LLP will be present at our 2012 annual meeting. These representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. Nevertheless, our Board of Directors is submitting the appointment of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of BDO USA, LLP, the Audit Committee may reconsider the appointment and may retain BDO USA, LLP or another accounting firm without resubmitting the matter to stockholders. Even if the stockholders ratify the appointment, the Audit Committee may select another firm if it determines such selection to be in our and our stockholders’ best interest.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2012.

Vote Required

The ratification of the appointment of BDO USA, LLP requires the approval of a majority of the votes present and entitled to vote at the meeting. For purposes of the vote on this proposal, broker non-votes will not count and will have no effect on the result of the vote. Abstentions will not count as votes for a proposal.

Disclosure of BDO USA, LLP Fees for the Years Ended December 31, 2011 and 2010.

The following summarizes the fees billed by BDO USA, LLP for services rendered during, or in connection with, our 2011 and 2010 fiscal years, as applicable:

	2011	2010
Audit Fees(1)	$605,572	$757,909
Audit Related Fees(2)	36,267	36,262
Tax Fees	—	—
All Other Fees	—	—

Total	$641,839	$794,171

(1)	Audit Fees include fees for the audit of our consolidated financial statements, review of quarterly financial statements, audit of certain subsidiaries and the issuance of standalone financial statements, and other services related to SEC matters, such as compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Audit Related Fees include fees for audits of employee benefit plans.

All services provided by BDO USA, LLP to us since we became a public company have been pre-approved by the Audit Committee, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, which concluded that the provision of such services by BDO USA, LLP was compatible with the maintenance of that firm’s independence from us.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of our independent registered public accounting firm to provide any audit or permissible non-audit service to the Company. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which the Audit Committee will review and reassess periodically, a list of specific services within certain categories of services, including audit, audit-related, tax and other services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. Additionally, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its chairman to specifically pre-approve engagements for the performance of audit and permissible non-audit services, for which the estimated cost for each specified type of service shall not exceed $100,000. The chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including:

•	the type of services covered by the engagement;

•	the dates the engagement is scheduled to commence and terminate;

•	the estimated fees payable by us pursuant to the engagement;

•	other material terms of the engagement; and

•	such other information as the Audit Committee may request.

Report of the Audit Committee

The Audit Committee is currently comprised of Messrs. Harrison (Chairman), Gault and Malone. The members of the Audit Committee are appointed by and serve at the discretion of the Board.

One of the Audit Committee’s principal purposes is to assist the Board in overseeing the integrity of our financial statements. Our management team has the primary responsibility for our financial statements and the reporting process, including the system of internal control over financial reporting and disclosure controls and procedures. BDO USA, LLP, our independent registered public accounting firm, audits the annual financial statements prepared by management and expresses an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, or GAAP. In carrying out its responsibilities, the Audit Committee has reviewed and has discussed our audited consolidated financial statements for the fiscal year 2011 with our management and representatives of BDO USA, LLP. Management represented to the Audit Committee that our financial statements for the past fiscal year were prepared in accordance with GAAP.

The Audit Committee also is responsible for assisting the Board in overseeing the qualification, independence and performance of our independent registered public accounting firm. The Audit Committee discussed with BDO USA, LLP the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received both the written disclosures and the letter from BDO USA, LLP required by the Public Company Accounting Oversight Board Rule 3526 and has discussed with BDO USA, LLP the independence of BDO USA, LLP from us. The Audit Committee also has considered whether the provision of any non-audit services, and any fees charged for such non-audit services, by BDO USA, LLP are compatible with maintaining the independence of BDO USA, LLP from us.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that our audited consolidated financial statements for fiscal year 2011 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Respectfully submitted,

The Audit Committee of the Board of Directors

Thomas L. Harrison (Chairman)

Jeffrey M. Gault

Michael D. Malone

The Audit Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

AMENDMENT TO THE AMENDED AND RESTATED 2007 OMNIBUS INCENTIVE PLAN AND

RE-APPROVAL OF MATERIAL TERMS AND CONDITIONS FOR PERFORMANCE AND INCENTIVE AWARDS

Proposal 3:	Approval of the Amendment to the Amended and Restated 2007 Omnibus Incentive Plan to Increase the Number of Shares Reserved for Issuance Thereunder and the Re-approval of the Material Terms and Conditions Included Therein for Performance and Incentive Awards Intended to Qualify under Section 162(m) of the Internal Revenue Code.

We are asking that our stockholders approve an amendment (the “Amendment”) to the Amended and Restated 2007 Omnibus Incentive Plan, which we refer to as the Amended and Restated 2007 Plan, to increase the number of shares reserved for issuance thereunder by 3,000,000 shares. The Board approved the Amendment on April 5, 2012, subject to approval from our stockholders at this meeting. If the stockholders approve the Amendment, it will become effective on the date of this meeting, which is scheduled to be May 16, 2012. If the stockholders fail to approve the Amendment, the Amended and Restated 2007 Plan will remain as is without any changes thereto and the number of shares reserved for issuance thereunder will be unchanged. In addition, we are asking that our stockholders re-approve the material terms and conditions for performance and incentive awards intended to qualify under Section 162(m) of the Internal Revenue Code included in the existing Amended and Restated 2007 Plan. If stockholders re-approve the proposed material terms, the compensation paid to the Company’s covered officers upon achievement of goals under one or more of the performance goals will be fully deductible by the Company under Section 162(m) of the Internal Revenue Code. If the stockholders fail to re-approve the material terms, the Amended and Restated 2007 Plan will remain as is without any changes thereto, and the Compensation Committee will be permitted to continue granting performance awards using the performance goals thereunder. However, the Company would lose its ability to deduct compensation in excess of $1 million to covered officers for federal income tax purposes for compensation paid for awards made after the annual meeting in 2013 unless the material terms of performance-based compensation are approved at that meeting.

Amendment to Increase Number of Shares

The Amendment will increase the number of shares reserved for issuance under the plan by 3,000,000 shares from 11,610,000 shares to 14,610,000 shares. Under the current form of the Amended and Restated 2007 Plan, as of March 23, 2012, 1,075,996 shares remain available for grant. Awards other than options and stock appreciation rights reduce the shares available for grant under the plan by 1.7 shares for each share subject to such an award. Thus, if the Amendment is approved, the maximum number of shares available for future issuance under the Amended and Restated 2007 Plan would be 4,075,996, assuming all awards are options and stock appreciation rights, or 2,397,644, if all awards are other than options and stock appreciation rights. The additional shares will be available for grant over multiple years.

The purpose of the Amended and Restated 2007 Plan and the Amendment is to enhance the Company’s ability to attract and retain highly qualified officers, outside directors, key employees, and other persons, and to motivate such persons to serve the Company and to expend maximum effort to improve the business results and earnings of the Company, by providing such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. In the judgment of the Board of Directors, grants under the Amended and Restated 2007 Plan are valuable incentives and serve the ultimate benefit of stockholders by aligning more closely the interests of Amended and Restated 2007 Plan participants with those of our stockholders.

On March 23, 2012, the closing price of our common stock was $5.35 per share, and there were five named executive officers, eight non-employee directors and approximately 4,500 employees of the Company and its subsidiaries who were eligible to participate in the Amended and Restated 2007 Plan.

Re-approval of 162(m) Material Terms

As part of our executive compensation philosophy, we strive to create and emphasize a pay-for-performance culture to drive the creation of stockholder value, not only for our named executive officers but for all employees more broadly. Section 162(m) of the Internal Revenue Code limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. Accordingly, our stockholders previously approved the Amended and Restated 2007 Plan which includes the material terms and conditions for granting performance awards, including awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, as amended.

The material terms under the Amended and Restated 2007 Plan for payment of performance-based compensation are (1) the performance goals pursuant to which the Company may make performance-based awards, (2) the persons eligible to receive performance-based compensation under the Amended and Restated 2007 Plan and (3) the maximum amount that may be paid to any such eligible persons.

The executive officers subject to the rules include the chief executive officer and three next most highly compensated executives other than the chief financial officer (“covered officers”). One of the requirements of Section 162(m) of the Internal Revenue Code is that the material terms of performance-based compensation pursuant to Section 162(m) must be approved by stockholders at five-year intervals. Accordingly, we are asking stockholders to approve the material terms at the Annual Meeting.

Under the Amended and Restated 2007 Plan, one or more of the following performance goals, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria), are used exclusively by the Compensation Committee in establishing performance goals:

•	total stockholder return;

•	such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index;

•	net income;

•	pretax earnings;

•	earnings before interest expense, taxes, depreciation and amortization, with or without adjustments used from time to time by the Company in its publicly filed financial statements;

•	pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items;

•	operating margin;

•	earnings per share;

•	return on equity;

•	return on capital;

•	return on investment;

•	operating earnings;

•	working capital;

•	ratio of debt to stockholders’ equity;

•	revenue;

•	brand awareness;

•	revenue per available room;

•	number of rooms or units;

•	debt reduction;

•	customer satisfaction; and

•	any other business criteria used in the Company’s publicly announced guidance.

Business criteria may be measured on a GAAP or non-GAAP basis.

The maximum number of shares of common stock subject to options that can be awarded under the Amended and Restated 2007 Plan to any person is 2,000,000 per year. The maximum number of shares of common stock that can be awarded under the Amended and Restated 2007 Plan to any person, other than pursuant to an option, is 2,000,000 per year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $10,000,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period that is longer than one year by any one person is $25,000,000.

The Board of Directors has re-approved the material terms and conditions for performance and incentive awards intended to qualify under Section 162(m) of the Internal Revenue Code, subject to re-approval by stockholders. If stockholders re-approve these material terms, the compensation paid to the Company’s covered officers upon achievement of goals under one or more of the performance goals will be fully deductible by the Company under Section 162(m) of the Internal Revenue Code. If the stockholders fail to re-approve these material terms, the Amended and Restated 2007 Plan will remain as is without any changes thereto, and the Compensation Committee will be permitted to continue granting performance awards using the performance goals thereunder. However, the Company would lose its ability to deduct compensation in excess of $1 million to covered officers for federal income tax purposes for compensation paid for awards made after the annual meeting in 2013 unless the material terms of performance-based compensation are approved at that meeting.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE AMENDED AND RESTATED 2007 OMNIBUS INCENTIVE PLAN AND TO RE-APPROVE THE MATERIAL TERMS AND CONDITIONS INCLUDED THEREIN FOR PERFORMANCE AND INCENTIVE AWARDS INTENDED TO QUALIFY UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE.

Vote Required

The affirmative vote of a majority of the votes present and entitled to vote at the meeting is necessary for approval of the Amendment and material terms and conditions for performance and incentive awards intended to qualify under Section 162(m) of the Internal Revenue Code. For purposes of the vote on this proposal, broker non-votes will not count and will have no effect on the result of the vote. Abstentions will not count as votes for a proposal.

Description of the Plan

A description of the provisions of the Amended and Restated 2007 Plan, as amended, is set forth below. This summary is qualified in its entirety by the detailed provisions of the Amended and Restated 2007 Plan, as amended, a copy of which is attached as Appendix A to this proxy statement.

Term. The Amended and Restated 2007 Plan will terminate automatically on April 10, 2018 or as earlier terminated by the Board of Directors.

Administration. The Amended and Restated 2007 Plan is currently administered by the Compensation Committee of the Board of Directors. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan. Members of the Compensation Committee serve at the pleasure of the Board of Directors.

Common Stock Reserved for Issuance under the Plan. The common stock issued or to be issued under the Amended and Restated 2007 Plan consists of authorized but unissued shares, or, to the extent permitted by applicable law, shares that have been reacquired by the Company. The share pool is not replenished over time with shares that are tendered to pay the exercise price of options, shares withheld for taxes, or open market purchases with proceeds from option exercises. In addition, the practice of net-counting for the settlement of stock-settled stock appreciation rights is not used. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the Amended and Restated 2007 Plan.

Upon a grant of awards other than awards of options or stock appreciation rights, the number of shares available for issuance under the Amended and Restated 2007 Plan is reduced by 1.7 times the number of shares of stock subject to such awards and any shares underlying options or stock appreciation rights not purchased or forfeited shall be added back to the limit set forth above by 1.7 times the number of shares of stock subject to such awards. The number of shares of stock available for issuance under the Amended and Restated 2007 Plan will not be increased by (i) any shares of stock tendered or withheld or an award surrendered in connection with the purchase of shares of stock upon exercise of an option, or (ii) any shares of stock deducted or delivered from an award payment in connection with the Company’s tax withholding obligations.

Eligibility. Awards may be made under the Amended and Restated 2007 Plan to employees of or consultants to the Company or any of our affiliates, including any such employee who is an officer or director of us or of any affiliate, and to any other individual whose participation in the plan is determined to be in the best interests of the Company by the Board.

Amendment or Termination of the Plan. The Board may terminate or amend the plan at any time, including prior to stockholder approval of the plan, and for any reason. The Amended and Restated 2007 Plan shall terminate in any event on April 10, 2018.

Options. The Amended and Restated 2007 Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options. To the extent that options are granted to outside directors, any consultants or advisors providing services to us or an affiliate (as defined in the Amended and Restated 2007 Plan), such grants shall be non-qualified options.

The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant (except in those cases outlined in the Amended and Restated 2007 Plan). The fair market value is generally determined as the closing price of the common stock on the day of the grant date or such other determination date. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee. If on the day preceding the date on which options would otherwise terminate, the fair market value of shares of common stock underlying the options is greater than the exercise price, we shall consider such options to be exercised, without any action taken on the part of the grantee. We will deduct from the shares of common stock deliverable to the grantee the number of shares necessary to satisfy payment of the exercise price.

In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of common stock, by means of a broker-assisted cashless exercise or by other means approved by the Compensation Committee.

Stock options and stock appreciation rights may not be repriced absent stockholder approval. This provision applies to both direct repricings (lowering the exercise price of an outstanding grant) and indirect repricings (canceling an outstanding grant and granting a replacement grant with a lower exercise price). Notwithstanding the foregoing, under certain circumstances awards granted under the plan may be amended, modified or cancelled in consideration of a cash payment, an alternative award or both equal to the fair market value of such cancelled award. Stock options granted under the Amended and Restated 2007 Plan generally may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Other Awards. The Compensation Committee may also award:

•	restricted stock, which are shares of common stock subject to restrictions;

•	stock units, which are common stock units subject to restrictions;

•	dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock;

•

stock appreciation rights, which are a right to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee;

•

performance and annual incentive awards, ultimately payable in common stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The Compensation Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount, which need not bear a strictly mathematical relationship to these business criteria. The Compensation Committee may modify, amend or adjust the terms of each award and performance goal, and may accelerate the vesting of any award based on achievement of a performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Compensation Committee so designates. Such employees include the chief executive officer and the three highest compensated executive officers (other than the chief executive officer and the chief financial officer) determined at the end of each year (the “covered employees”);

•	cash; and

•

other stock-based awards, which may include, without limitation, LLC Units (as defined below), convertible preferred stock, convertible debentures and other convertible, exchangeable or redeemable securities or equity interests (including LLC Units), membership interests in a subsidiary or operating partnership, awards valued by reference to Book Value (as defined in the Amended and Restated 2007 Plan), fair value or subsidiary performance, and any class of profits interest or limited liability company membership interests created or issued pursuant to the terms of the partnership agreement, limited liability company operating agreement or otherwise by an Affiliate that has elected to be treated as a partnership for federal income tax purposes and qualifies as a “profits interest” within the meaning of Revenue Procedure 93-27.

Other equity-based awards under the incentive plan will include grants of membership units in our operating company (“LLC Units”), which are structured as profits interests, or Long Term Incentive Plan units (“LTIP units”). Because the LTIP units are structured as profits interests, the grant, vesting or conversion of such units are not expected to produce a tax deduction for the Company. Each LTIP unit awarded will be deemed to be equivalent to an award of one share of the Company’s common stock reserved under the Amended and Restated 2007 Plan. Each LTIP unit award will reduce the amount of shares of common stock available for other equity awards on a one-for-one basis. The Compensation Committee will determine the purchase price, performance period and performance goals, if any, with respect to the grant of LTIP units. If the performance goals or other restrictions are not attained, the participant will forfeit his or her LTIP units.

LTIP units, whether vested or not, will receive the same quarterly per unit distributions as membership units in the Company’s operating company, which equal per share dividends on the Company’s common stock. Initially, LTIP units will not have full parity with other membership units of the Company’s operating company with respect to liquidating distributions. Upon the occurrence of specified events, LTIP units may over time achieve full parity with other membership units for all purposes, and therefore accrete to an economic value for participants equivalent to the Company’s common stock on a one-for-one basis. If such parity is reached, vested LTIP units may be converted into an equal number of membership units at any time, and thereafter enjoy all the rights of membership units of our operating company. Holders of membership units of the operating company may redeem their membership units for an equivalent number of shares of the Company’s common stock, unless the managing member of the Company’s operating company determines, in its reasonable discretion, that such redemption would create a material risk that the operating company would be classified as a publicly traded partnership under Section 7704 of the Internal Revenue Code. However, there are circumstances under which the LTIP units will not achieve full parity with membership units. Until and unless such parity is reached, the value that a participant will realize for a given number of vested LTIP units will be less than the value of an equal number of shares of the Company’s common stock.

Effect of Certain Corporate Transactions. Certain change of control transactions involving us, such as a sale of the Company, may cause awards granted under the Amended and Restated 2007 Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction. If awards are continued or substituted for, any grantee who is terminated without cause or who terminates for good reason within one year after the change of control transaction will be fully vested in his or her award.

Adjustments for Stock Dividends and Similar Events. The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Amended and Restated 2007 Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Section 162(m) of the Internal Revenue Code and the Performance Goals. Section 162(m) of the Internal Revenue Code limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The Amended and Restated 2007 Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(i)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii)	the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii)	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

(iv)	the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if: the grant or award is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Under the Amended and Restated 2007 Plan, one or more of the Performance Goals described under “Re-Approval of 162(m) Performance Goals,” on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria), are used exclusively by the Compensation Committee in establishing performance goals. Business criteria may be measured on a GAAP or non-GAAP basis.

Under the Internal Revenue Code, a director is an “outside director” of the Company if: he or she is not a current employee of the Company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the Company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Company in any capacity other than as a director.

The maximum number of shares of common stock subject to options that can be awarded under the Amended and Restated 2007 Plan to any person is 2,000,000 per year. The maximum number of shares of common stock that can be awarded under the Amended and Restated 2007 Plan to any person, other than pursuant to an option, is 2,000,000 per year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $10,000,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period that is longer than one year by any one person is $25,000,000.

Federal Income Tax Consequences

Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units. There are no immediate tax consequences of receiving an award of stock units under the Amended and Restated 2007 Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the Amended and Restated 2007 Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

LLC Units. There are no tax consequences of receiving an award of LLC Units under the plan at the date of grant or, if not vested at the date of grant, on vesting. Taxable income of the partnership allocable to the LLC Units prior to vesting is taxed as compensation income subject to withholding taxes unless the grantee has made a timely Section 83(b) election.

Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

To the extent payments which are contingent on a change in control are determined to exceed certain Internal Revenue Code limitations, they may be subject to a 20% nondeductible excise tax and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part.

New Awards

The awards, if any, that will be made to eligible participants under the Amended and Restated 2007 Plan are subject to the discretion of the Compensation Committee of the Board of Directors, and thus we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible participants under the Amended and Restated 2007 Plan, as proposed to be amended, and therefore no new plan benefits table can be provided at this time.

EXECUTIVE OFFICER BIOGRAPHIES

The following are our current executive officers:

Name	Age	Position
David T. Hamamoto	52	Executive Chairman
Michael J. Gross	36	Chief Executive Officer
Richard T. Szymanski	54	Chief Financial Officer
Daniel R. Flannery	49	Executive Vice President, Chief Operating Officer
Yoav Gery	43	Executive Vice President, Chief Development
		Officer

Set forth below are biographical summaries of certain of our executive officers as of March 23, 2012. The biographical information for our other executive officers, David T. Hamamoto, our Executive Chairman, and Michael J. Gross, our Chief Executive Officer, is set forth above under “Board of Directors and Corporate Governance — Director Biographies.” Executive officers are elected by and serve at the discretion of our Board.

Richard T. Szymanski has been our Chief Financial Officer since he joined the Company in 2005. From 2003 to 2004, Mr. Szymanski was the Senior Vice President and Chief Financial Officer of Prime Hospitality LLC and its predecessor, Prime Hospitality Corp. From 1986 to 2003, Mr. Szymanski held a number of senior positions at Prime Hospitality Corp. and its predecessor, including Vice President of Finance and Vice President and Corporate Controller. Mr. Szymanski previously worked for Ernst & Young from 1979 to 1986 in several positions including audit manager. Mr. Szymanski received a Bachelor of Science degree in accounting from Rutgers University.

Daniel R. Flannery has been our Executive Vice President, Chief Operating Officer since he joined the Company in April 2011. Prior to joining our Company, Mr. Flannery was the Vice President and Managing Director for Marriott International, Inc. from January 2009 to April 2011, where he led the company’s efforts to develop and implement all operating, brand, design, sales, marketing and public relations strategies as well as recruiting and pre-opening efforts for the Marriott brand EDITION’s first hotels. Before that, Mr. Flannery spent seven years at the Ritz-Carlton Hotel Company, a wholly-owned subsidiary of Marriott International, as its General Manager and Area Vice President for New York, New York and Boston, Massachusetts from September 2002 to January 2009. Mr. Flannery currently serves on the executive committee and board of directors for the Tisch Center for Hospitality, Tourism and Sports Management at New York University, the Dean’s Advisory Council for the Smith School of Business at the University of Maryland, and is a distinguished lecturer for the New York University Brener Lecture Series. He previously served on the board of directors for The Hotel Association of New York City from 2007 to 2009. Mr. Flannery received a Bachelor of Science from The Smith School of Business at The University of Maryland.

Yoav Gery has been our Executive Vice President, Chief Development Officer since he joined the Company in March 2011. Prior to joining our Company, Mr. Gery served in various executive positions at Marriott International, Inc., including Vice President of Lodging Development from October 2005 to August 2007, Senior Vice President of Lodging Development from August 2007 to May 2010, and most recently as the Chief Development Officer for full service hotels in North America from May 2010 to March 2011, where he led the company’s full service development group in the United States and Canada. While at Marriott, Mr. Gery also helped launch the EDITION brand for Marriott and oversaw the global development efforts for that brand, including projects in the Americas, Europe, the Middle East and Asia. Mr. Gery received an AB degree from Duke University and a JD from George Washington University National Law Center.

Set forth below are biographical summaries of Fred Kleisner, who was our Chief Executive Officer during 2011 until his departure on March 20, 2011, and Marc Gordon, who was our President during 2011 until his departure on April 1, 2011.

Fred J. Kleisner was our Chief Executive Officer and one of our Directors during 2011 until his departure in March 2011. Mr. Kleisner was one of our Directors from February 2006 until March 20, 2011, served as our President and Chief Executive Officer (including interim President and Chief Executive Officer) from September 2007 until December 2009, and as our Chief Executive Officer from December 15, 2009 until March 2011. From January 2006 to September 2007, Mr. Kleisner was the Chairman and Chief Executive Officer of Rex Advisors, LLC, a hotel advisory firm. From March 2000 to August 2005, Mr. Kleisner was the Chief Executive Officer of Wyndham International, Inc., a hotel company that owned, leased, managed and franchised hotels and resorts in the U.S., Canada, Mexico, the Caribbean and Europe. Mr. Kleisner also has served as the Chairman of Wyndham International’s board from October 13, 2000. From August 1999 to October 2000, Mr. Kleisner served as President and from July 1999 to March 2000, Mr. Kleisner also served as Chief Operating Officer of Wyndham International. From March 1998 to August 1999, he served as President and Chief Operating Officer of The Americas for Starwood Hotels & Resorts Worldwide, Inc. Hotel Group. His experience in the industry also includes senior positions with Westin Hotels and Resorts, where he served as President and Chief Operating Officer from 1995 to 1998; Interstate Hotels Company, where he served as Executive Vice President and Group President of Operations from 1990 to 1995; The Sheraton Corporation, where he served as Senior Vice President, Director of Operations, North America Division—East from 1985 to 1990; and Hilton Hotels, Corp., where for 16 years he served as General Manager of several landmark hotels, including The Waldorf Astoria and The Waldorf Towers in New York, The Capital Hilton in Washington, D.C., and The Hilton Hawaiian Village in Honolulu. In addition, he has served as a director at Innkeepers USA Trust since November 2007 and as a director of Kindred Healthcare, Inc. since April 2009, where he serves on the audit committee and compliance and quality committee. Mr. Kleisner, who holds a Bachelor of Arts degree in Hotel Management from Michigan State University, completed advanced studies at the University of Virginia and attended The Catholic University of America.

Marc Gordon was our President and one of our Directors during 2011 until his departure in April 2011. Mr. Gordon was our President from October 2009 until April 1, 2011 and was a Director from July 2008 to March 2011. Mr. Gordon served as our Chief Investment Officer and Executive Vice President of Capital Markets upon joining the Company in 2005 until October 2009. Mr. Gordon previously served as a Vice President of NCIC. At NCIC, Mr. Gordon was responsible for the origination, structuring and negotiation of investment and financing transactions as well as the raising of capital for NCIC’s investment activities. Mr. Gordon joined NCIC in October 1997. Prior to joining NCIC, Mr. Gordon was a Vice President in the Real Estate Investment Banking Group at Merrill Lynch & Co., where he executed corporate finance and strategic transactions for public and private real estate related companies, including real estate investment trusts, real estate service companies, and hospitality companies. Mr. Gordon graduated from Dartmouth College with an A.B. in economics and also holds a Juris Doctor from the UCLA School of Law.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

We are a fully integrated lifestyle hospitality company that operates, owns, acquires, develops and redevelops boutique hotels, primarily in gateway cities and select resort markets in the United States, Europe and other international locations, and nightclubs, restaurants, bars and other food and beverage venues in many of the hotels we operate, as well as in hotels and casinos operated by MGM Resorts International (“MGM”) in Las Vegas. We operate in a highly competitive environment. Our executive compensation program is designed to attract, retain, motivate and reward executive behaviors that result in the achievement of critical goals and the maximization of stockholder value. Our named executive officers as of December 31, 2011 were as follows: David T. Hamamoto (Executive Chairman), Michael J. Gross (Chief Executive Officer), Richard T. Szymanski (Chief Financial Officer), Daniel R. Flannery (Chief Operating Officer) and Yoav Gery (Chief Development Officer). Prior to their departures in early 2011, Fred J. Kleisner was our Chief Executive Officer and Marc Gordon was our President.

Our executive compensation philosophy is defined by the following program characteristics:

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Provide competitive compensation to attract and retain qualified, high-performing executives. The Compensation Committee believes that the Company must offer competitive total compensation, which includes base salary, annual cash incentives and long-term equity incentives, to recruit key executive talent and to provide meaningful rewards to our named executive officers so that they remain with the Company. Our employment agreements are the result of active negotiations and, we believe, reflect the compensation arrangements that are necessary to recruit new talent and retain our current executives. In addition, because our long-term strategy is to grow the Company, we must continually ensure that our executive compensation program is competitive and attractive to qualified executives with the level of industry experience that we seek. To that end, we regularly evaluate market pay practices and take such practices into consideration in designing compensation programs and setting pay levels.

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Provide rewards commensurate with performance by emphasizing variable, at-risk compensation that is dependent on both Company and individual achievements and continued service. We strive to create and emphasize a pay-for-performance culture to drive the creation of stockholder value, not only for our named executive officers but for all employees more broadly. Generally, of the three main elements of our executive compensation program — base salary, annual cash incentives and long-term equity incentives — the only element that is “fixed” is base salary. Consistent with this framework, we believe that it is important to set Company and/or individual specific performance targets, but also allow for judgment and discretion to adjust for individual performance that is not captured by pre-established performance goals. We believe such a focus on Company and individual performance directly rewards our senior executive team for creating, sustaining and, more importantly, increasing stockholder value. Of the 2011 total compensation amounts reported for each of Messrs. Gross, Szymanski, Flannery and Gery in the Summary Compensation Table, incentive or performance-based compensation accounted for approximately 10.6%, 26.4%, 15.9%, and 15.5%, respectively, of the total direct compensation amounts. Mr. Hamamoto did not receive an annual cash incentive in 2011.

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Align the interests of executives and stockholders through equity-based compensation. As a further reinforcement of our overall philosophy to maximize stockholder value, we typically make annual equity grants to our executives, if performance warrants, including to the named executive officers, in order to create symmetry between their interests and those of our stockholders and serve as a retention tool over the vesting period. In addition to annual equity incentives, we may use other equity grants, such as outperformance long-term incentive units (“OPP LTIP units”), discussed further below, from time to time, to further our objectives of recruiting new talent, promoting retention, incentivizing performance and better aligning the interests of our named executive officers with that of stockholders.

We believe our executive pay is reasonable and provides appropriate incentives to our executives to achieve our financial and strategic goals without risk of creating material financial harm to the Company.

During 2011, we embarked on a transformation of our business to strengthen our position as a leading global hospitality management company. Our goal is to build a global portfolio of highly-attractive lifestyle boutique hotels that measures up to the expectations of our guests. To achieve this goal, we made changes in nearly every area of our business during 2011 and achieved significant business goals, including the following:

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Management Agreements. Throughout 2011 and consistent with our shift toward an “asset-light” lifestyle hospitality management company, we made numerous announcements regarding new hotel management agreements for hotels located or to be located in or at the following locations: Istanbul, Turkey; London, England; the Baha Mar Resort in Nassau, The Bahamas; Doha, Qatar; the Aegean Sea in Turkey; Cabo San Lucas, Mexico; and the Highline area of New York City. Financing for some of these projects has not yet been identified.

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The Light Group Transaction. On November 30, 2011, we completed the acquisition of 90% of the equity interests in a group of companies known as The Light Group, an operator of restaurants, nightclubs, bars and other food and beverage venues, for a purchase price of $28.5 million in cash and up to $18 million in notes convertible into shares of our common stock at $9.50 per share subject to the achievement of certain EBITDA (earnings before interest, tax, depreciation and amortization) targets for the acquired business. Earlier in the year, we had acquired the interests of China Grill Management, our former joint venture partner, in certain of our food and beverage operations, resulting in our ownership of 100% of such operations. These transactions were consistent with our plans to revitalize our food and beverage operations.

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Sale of London Hotels. On November 23, 2011, we and our 50% joint venture partner in the entity that owned the Sanderson and St Martins Lane hotels, completed the sale of their respective equity interests in the joint venture for an aggregate of £192 million (or approximately $297 million). We continue to operate the hotels under long-term management agreements that, including extension options, extend the term of the prior management agreements to 2041 from 2027.

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Hudson Mortgage Loan. On August 12, 2011, we entered into a new mortgage financing secured by Hudson in the following amounts: (i) a $115.0 million mortgage loan, and (ii) a $20.0 million delayed draw term loan, which may be drawn over a 15-month period, subject to achieving a specified debt yield ratio.

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Delano Credit Facility. On July 28, 2011, we entered into a new $100 million senior secured revolving credit facility with borrowing capacity of up to $110 million, secured by Delano South Beach. Borrowings under the Delano Credit Facility are subject to a borrowing base test and standard financial covenants.

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Sale of Royalton and Morgans. On May 23, 2011, we completed the sale of Royalton for $88.2 million and of Morgans for $51.8 million. We continue to operate the hotels under a 15-year management agreement with one 10-year extension option.

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Sale of Mondrian Los Angeles. On May 3, 2011, we completed the sale of Mondrian Los Angeles for $137.0 million. We continue to operate the hotel under a 20-year management agreement with one 10-year extension option.

We believe that our executive team was indispensable in shepherding the Company through these significant events, positioning us more favorably for future expansion, and will continue to work diligently to execute our growth strategy. Please see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2011 for a more detailed description of our fiscal year 2011 financial results.

We believe our executive compensation policies and procedures are centered on pay-for-performance principles and are closely aligned with the long-term interests of our stockholders. Our executive compensation program is designed to attract and retain outstanding executives, to reward them for superior performance and to ensure that compensation provided to them remains competitive. We seek to align the interests of our executives and stockholders by tying compensation to the achievement of key operating objectives that we believe enhance stockholder value over the long term and by encouraging executive share ownership so that a portion of each executive’s compensation is tied directly to stockholder value. Moreover, we believe our compensation program has been instrumental in allowing us to retain key executives and recruit new ones, particularly in 2011, a transition year during which significant management changes were made.

The balance of this Compensation Discussion and Analysis describes the policies that underlie the Company’s executive compensation program, the manner in which the program operates, and the decisions made in 2011 in support of the program along with their supporting rationale.

Say-On-Pay and Say-On-Frequency

As part of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we included two shareholder votes on executive compensation in last year’s proxy statement. In those votes, which were advisory and non-binding, our stockholders approved the compensation of our named executive officers. The Compensation Committee views the result of this advisory vote (i.e., approximately 99% of the votes cast) for the say-on-pay proposal as a strong endorsement of our compensation program and our emphasis on variable performance-based compensation. As a result, we continued to emphasize a pay-for-performance culture at the Company in our compensation decisions for 2011.

The Company’s stockholders also voted, on a non-binding, advisory basis, on the frequency of holding stockholder non-binding, advisory votes on the compensation of the Company’s named executive officers. As previously reported, the stockholders of the Company voted in favor of holding an advisory vote every year. The Board of Directors of the Company has considered the results of this vote and has determined that, consistent with the majority vote of the Company’s stockholders at last year’s annual meeting of stockholders, the Company will hold future non-binding stockholder advisory votes on the executive compensation of the Company’s named executive officers every year at the Company’s annual meeting of stockholders.

Setting of Executive Compensation

In general, 2011 reflected a transition year during which significant management changes were made, including the resignations of Messrs. Klein and Gordon as Chief Executive Officer and President, respectively, and the appointments of Messrs. Hamamoto, Gross, Flannery and Gery as Executive Chairman, Chief Executive Officer, Chief Operating Officer and Chief Development Officer, respectively. Accordingly, 2011 compensation determinations reflect, in part, our efforts to recruit Messrs. Hamamoto, Gross, Flannery and Gery, while working with Messrs. Klein and Gordon to effect a smooth transition. Our employment agreements with Messrs. Hamamoto, Gross, Flannery and Gery and our separation agreement with Mr. Gordon are the result of active negotiations in pursuit of these objectives. Mr. Gault, an independent director and a member of our Compensation Committee was authorized by such committee to negotiate the terms of our employment agreements with Messrs. Hamamoto, Gross, Flannery and Gery, subject to review and final approval by the Compensation Committee. Both Mr. Gault and the Compensation Committee consulted with Exequity, the committee’s compensation consultant, and other outside advisors during the negotiation process. The Compensation Committee approved the terms of the employment agreements and the separation agreement with Mr. Gordon.

The Compensation Committee reviewed each individual’s employment agreements, Company performance against pre-established targets and overall Company and individual performance, as described below. Additional details on how these factors affected individual compensation decisions are discussed under “Elements of Executive Compensation.” In making compensation decisions, the Compensation Committee considered the recommendations of Mr. Gross. Mr. Gross also discussed his own individual performance measures with the Compensation Committee, but the Compensation Committee, upon consultation with Exequity, made the final determination in an executive session without Mr. Gross being present, as required by our Compensation Committee Charter.

Competitive Market Data

In setting 2011 pay levels for the named executive officers, the Compensation Committee reviewed in early 2011 the compensation practices of companies that were deemed by management to be similar to the Company in terms of industry affiliation, labor market and operating character image. Management was assisted by Exequity in selecting a peer group of companies that met the characteristics outlined by the Compensation Committee. Most of the companies in this group are larger than the Company. However, meaningful relationships between company size and pay were observed for most positions. As a result, the Compensation Committee focused on the predicted compensation values developed from regression analysis using the Company’s consolidated revenues and revenues including joint ventures. Predicted values were developed for base salary, target bonus, long-term incentive expected values and target total compensation based on the peer group’s compensation practices and the Company’s revenues. The peer group comprised the following 13 companies (the “2011 peer group”):

Boyd Gaming Corporation	Sonesta International Hotels Corp.
Gaylord Entertainment Company	Starwood Hotels & Resorts Worldwide Inc.
Great Wolf Resorts, Inc.	Trump Entertainment Resorts Inc.
Hyatt Hotels Corp.	Warner Music Group Corp.
Lions Gate Entertainment Corp.	Wyndham Worldwide Corporation
Red Lion Hotels Corporation	Wynn Resorts, Limited
Sirius XM Radio Inc.

As a secondary review, the Compensation Committee also examined survey data from Towers Watson’s 2010 Compensation Database. The survey data reflected pay practices reportedly in effect at 162 companies that operate within the Leisure and Entertainment industry segment. While the Leisure and Entertainment data was not the primary source against which the Compensation Committee assessed pay appropriateness, it nonetheless provided a supplemental industry context within which decision making could be undertaken.

While the Compensation Committee used the 2011 peer group and supplemental compensation data (together referred to herafter as “market data”) to validate and provide a broad reference point for the Company’s pay practices, it did not target a specific percentile for 2011 executive pay.

Although Messrs. Kleisner’s and Gordon’s compensation was reviewed by the Compensation Committee in early 2011, both executives departed before any 2011 compensation determinations were made. The decision with respect to Mr. Szymanski’s 2011 target compensation, however, did reflect the compensation review at the start of the year. In addition, the compensation review was one of several considerations in establishing target pay levels for the new executive team, including Messrs. Hamamoto, Gross, Flannery and Gery. The Compensation Committee’s decisions about pay for the new executive team members was based on its analysis of market practice, prevailing trends, the Company’s past compensation expenditures and the need to recruit high-caliber executives to lead the Company. The Compensation Committee consulted with Exequity and other outside advisors in the process of negotiating employment agreements and compensation packages with Messrs. Hamamoto, Gross, Flannery and Gery.

Employment Agreements

As discussed above, one of our objectives in setting executive compensation is to attract and retain qualified, high-performing executives. A key tool in achieving this objective is an employment agreement, which is tailored to each executive, and reflects the terms that we are able to negotiate to attract and retain that particular individual at the time of hire. In March 2011, we executed employment agreements with Messrs. Hamamoto, Gross, Flannery and Gery in connection with the recruitment of those individuals to our executive team. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table –Employment Agreements” for a description of terms. It has been the Company’s practice to re-negotiate and amend existing employment agreements, from time to time, to address changed circumstances with respect to a particular executive position.

Pre-Established Performance Criteria

Our annual cash incentive plan is based, in part, on pre-established performance criteria. These criteria include Company-specific performance goals that are established in the early part of the year, after reviewing internal financial and operating goals. Decisions regarding payouts under these annual cash incentive plans are generally made in the first quarter of the following year. Subject to the terms of individual employment contracts, the Compensation Committee maintains the ability to exercise negative discretion and decrease incentive payouts to match performance conditions that existed during the year. In April 2011, the Compensation Committee established Company-specific performance goals applicable to 2011 for each of our named executive officers at that time, other than Mr. Hamamoto who is not currently eligible to earn an annual cash incentive. See “Elements of Executive Compensation — Annual Cash Incentives — 2011 Annual Cash Incentive Plan” for additional details.

Subjective Judgment and Discretion

Although a portion of the annual cash incentive is based on pre-established performance criteria, a portion is also subject to the discretion of the Compensation Committee. In 2011, 50% of the annual cash incentive was a discretionary component tied to the Compensation Committee’s subjective assessment of individual and company performance. Mr. Gross provided his evaluation of individual performance of the named executive officers, but the Compensation Committee made the final determination of all annual cash incentive award levels.

Compensation Policies

We do not currently have any formal policies regarding long-term versus currently paid compensation, but feel that both elements are necessary for achieving our compensation objectives. Currently paid compensation provides financial stability for each of our named executive officers and immediate reward for superior Company and individual performance, while long-term compensation rewards achievement of strategic long-term objectives and contributes towards overall stockholder value.

Our insider trading policy prohibits our directors and employees, including our named executive officers, from hedging their interest in the Company’s stock.

Elements of Executive Compensation

Base salary

Base salaries are the sole fixed component of compensation paid to the named executive officers. Salaries are paid to promote retention and to recognize officers for performing the daily duties of their jobs. After reviewing market practices and assessing his pay level in relation to benchmark norms, the Compensation Committee increased Mr. Szymanski’s base salary by 3% in April 2011. Messrs. Gross, Flannery and Gery were not awarded base salary adjustments, since the compensation earned by each of these executives had only recently been established when they joined the Company.

Pursuant to his employment agreement, Mr. Hamamoto was paid no base salary or annual cash incentive for 2011. Instead, at the time he became our Executive Chairman, Mr. Hamamoto was granted 75,000 LTIP units vesting pro rata on a monthly basis over 12 months. The terms of his employment agreement entitle Mr. Hamamoto to additional grants of LTIP units valued at $675,000 on each anniversary date of grant, unless the Compensation Committee, in its discretion, elects to pay Mr. Hamamoto a minimum annual base salary of $375,000 and to extend to him a matching annual cash incentive opportunity. Mr. Hamamoto’s contract was structured with the option to pay LTIP units rather than a cash salary because it was deemed to provide the Company with flexibility in our approach to motivating Mr. Hamamoto. The decision to vest his LTIP units over 12 months reflected the fact that the grant was made in lieu of an annual base salary. To protect against short-term decision making, Mr. Hamamoto also receives a significant amount of equity that vests over a long-term, multi-year period.

Annual Cash Incentives

Annual cash incentives are a performance-based component of executive compensation designed to motivate and reward the achievement of annual financial results relative to Company and individual goals. We believe that annual cash incentives further our objective of creating a pay for performance culture. Annual cash incentives are generally paid in the first quarter of the year following the performance period.

The employment agreements in effect with our new named executive officers, establish parameters for annual cash incentive opportunities based on bonus designs for similarly positioned executives elsewhere in the market, competitive pay levels and performance expectations. Messrs. Gross, Flannery and Gery each are entitled to receive an annual cash incentive for 2011, 2012 and 2013 with a target equal to 100% of his base salary, with any excess over 100% payable in equity, at the discretion of the Compensation Committee; provided that (i) for 2011, the bonus is prorated for the partial year, with 50% of the target bonus guaranteed, and the remaining 50% dependent on performance (40% based on EBITDA, 10% on RevPAR Index) and (ii) for 2012 and 2013, the target payout will range from 50% to 150% of base salary, based on individual performance. Mr. Szymanski is entitled to an annual cash incentive commensurate with those paid to other similarly situated executives. Mr. Hamamoto is entitled to an annual cash incentive only if the Company elects to pay him a base salary in lieu of an award of LTIP units.

2011 Annual Cash Incentive Plan

In April 2011, the Compensation Committee established the 2011 performance goals and annual cash incentive payout potential for our named executive officers, other than Mr. Hamamoto. The performance goals for the 2011 annual cash incentive plan were based on (i) corporate Adjusted EBITDA, as disclosed in the Company’s 2011 year-end earnings release and 2011 Form 10-K on a pro forma basis excluding the impact of any asset sales or any closures or disruptions due to renovations, (ii) RevPAR performance of the Company’s Morgans Hotel Group branded hotels (other than Shore Club, Mondrian SoHo and any hotel under renovation during any part of the year) versus their competitive sets as measured by their weighted average RevPAR index in 2011 as compared to 2010, and (iii) overall individual and Company performance, as determined by the Compensation Committee.

Adjusted EBITDA was identified as a rewardable performance measure because it was deemed by the Compensation Committee to directly affect stockholder value, and RevPAR was selected because of its indication of the strength of Company’s operational health. The Compensation Committee determined that tying the annual cash incentive to these two financial measures provides a simple yet effective way of inducing executive decision making that increases stockholder value.

The following table sets forth the weight assigned to each performance goal and the amounts needed to achieve each performance level (i.e. target and outperformance):

Metric	Weight	Target	Outperformance
Adjusted EBITDA	40%	$50 million(1)	$60 million
Competitive Set RevPAR Index	10%	105%	107%
Discretionary Assessment	50%	Discretionary	Discretionary

(1)	Does not reflect pro forma adjustment to reflect the impact of any asset sales or any closures or disruptions due to renovations.

At the time these measures were established, the Compensation Committee determined that, for 2011, achievement of the target level of performance for the Adjusted EBITDA and RevPAR Index performance metrics would require considerable effort, and that the target and outperformance goals were more challenging than those set for 2010 given the expected loss of earnings from the Hard Rock Hotel & Casino and the other significant restructurings and business transitions anticipated for 2011.

The discretionary component of the 2011 annual cash incentive was deemed to be important in providing the Compensation Committee with flexibility in evaluating the quality of the Company’s financial results in light of demonstrated individual contribution, stock price performance and the Company’s future outlook. The discretionary character of this element meant that no pre-established individual goals were set by the Compensation Committee for 2011.

The possible target and outperformance annual cash incentive payouts available to the named executive officers for 2011, as well as the approved actual award levels were as set forth below:

Name (1)	Target ($)	Outperformance ($)	Actual ($)
Mr. Gross (2)	$591,346	$887,019	$663,600
Mr. Szymanski	$385,632	$602,550	$335,500
Mr. Flannery (2)	$448,077	$672,116	$504,000
Mr. Gery (2)	$473,077	$709,615	$530,880

(1)	Messr. Kleisner and Gordon resigned from the Company in March 2011. Mr. Hamamoto is only entitled to an annual cash incentive if the Company elects to pay him a base salary in lieu of an award of LTIP units.
(2)	Amounts reflect proration for partial year of service.

In early 2012, the Compensation Committee determined that for 2011, corporate Adjusted EBITDA, on a pro forma basis, adjusted for the impact of asset sales and closures or disruptions due to renovations, was $31.0 million, which is between the threshold level of $26.8 million and target level of $31.8 million, and RevPAR Index achievement was 101.3%, which is below the threshold level of 103%. 32.9%, 42.5%, 32.9% and 32.9% of the actual payout for each of Messrs. Gross, Szymanski, Flannery and Gery, respectively, were attributable to these financial achievements.

The portion of the bonus tied to the discretionary component was evaluated by the Compensation Committee, taking into account Mr. Gross’s recommendations for himself and for Messrs. Szymanski, Flannery and Gery in regard to individual contributions and results to date. The Committee also considered the Company accomplishments including corporate and property-level refinancings and restructurings, asset sales, business development activities, implementation of internal value-add programs and policies and development of talent and other resources. The Compensation Committee felt that in the few months that the executive team had worked together, the Company made significant strides to accomplish the long-term strategy of the Company. In recognition of this, the Committee awarded a rating of Outperformance for Messrs. Gross, Flannery and Gery and a rating of Target for Mr. Szymanksi for the discretionary component of the annual incentive cash award. 67.1%, 57.5%, 67.1% and 67.1% of the actual payout for each of Messrs. Gross, Szymanski, Flannery and Gery, respectively, were attributable to this discretionary component.

Apart from the 2011 annual cash incentive, Messrs. Flannery and Gery each received a $100,000 signing bonus when they joined the Company, pursuant to their employment agreements.

Long-Term Equity Compensation

Our long-term equity compensation takes the form of stock-denominated incentive opportunities that are performance-based, designed to motivate and reward the achievement of stock price appreciation, and intended to support our retention objectives. Our long-term equity awards also further our executive compensation objective of aligning the interests of our named executive officers with those of our stockholders.

Our Amended and Restated 2007 Plan provides for the issuance of stock-based incentive awards, including incentive stock options, non-qualified stock options, stock appreciation rights, shares of common stock of the Company, including restricted stock units (“RSUs”), and other equity-based awards, including membership units in Morgans Group LLC which are structured as profits interests, or LTIP units, that are redeemable for shares of our common stock, or any combination of the foregoing. Equity awards typically vest over a three-year period, although our Amended and Restated 2007 Plan allows us to provide for different vesting periods. These forms of long-term equity compensation are intended to align the financial interests of our executive officers with those of our stockholders, and to focus our executive officers on the achievement of long-term performance objectives that are aligned with our corporate strategy, thereby establishing a direct relationship between compensation and our operating performance. In this regard, our executive officers are subject to the downside risk of a decrease in the value of their compensation in the event that the price of our common stock declines.

Although we do not have a formal stock ownership policy, we encourage executive officers, including the named executive officers, to own and hold Company stock to ensure sustained alignment of their interests with those of stockholders.

The Compensation Committee’s current policy is to grant equity awards to executives and other eligible employees annually, typically at pre-established meetings during the first half of the year, but special considerations could warrant a different approach from year to year. For non-executive officers, the Company’s executive officers submit proposed stock option and other equity awards to the Compensation Committee. Equity awards are approved by the Compensation Committee and are not timed to precede the release of material non-public information. The grant date of equity awards is the date of Compensation Committee approval, and the typical exercise price for grants of stock options is the closing market price of our common stock on the date of grant. Exceptions to this general principle result from grants to new hires or in connection with a promotion or other special circumstances. In such instances, the date of grant would typically be the start date or the effective date of the promotion or other special circumstances.

Pursuant to Company policy, Morgans Hotel Group Co. prohibits executive officers and directors from purchasing or selling options to sell or buy Company common stock (“puts” and “calls”) or engaging in short sales with respect to Company common stock.

2011 Equity Awards

As described above, long-term equity compensation is designed to motivate and reward the achievement of stock price appreciation and to support our retention objectives. In April 2011, the Compensation Committee determined to grant a long-term equity award of 50,000 LTIP units with a fair value of $454,500 to Mr. Szymanski, our sole continuing named executive officer. The purpose of the award was to reward Mr. Szymanski for his 2010 performance and to extend his motivation to excel in the future. When determining the magnitude of Mr. Szymanksi’s award, the Compensation Committee considered several factors, including:

•	Company financial and stock price performance;

•	available share reserve; and

•	peer group practices.

None of Messrs. Hamamoto, Gross, Flannery or Gery received an equity grant in light of other equity grants made to such executives at the time they joined the Company.

Other Equity Compensation

In addition to annual equity incentives, we may use other equity grants, from time to time, to further our objectives of recruiting new talent, promoting retention, incentivizing performance and better aligning the interests of our named executive officers with that of stockholders.

Grants to New Named Executive Officers

In connection with our recruitment of Mr. Hamamoto, the Compensation Committee granted him options to purchase 600,000 shares of our common stock, vesting pro rata over a three-year period on each anniversary date of grant with an exercise price of $8.87. The Compensation Committee also awarded 75,000 LTIP units with a fair value of $665,250 vesting pro rata on a monthly basis over a 12 month period, to Mr. Hamamoto in lieu of a base salary and annual cash incentives for 2011. Pursuant to his employment agreement, Mr. Hamamoto is entitled to receive additional grants of LTIP units valued at $675,000 on each anniversary date of grant; provided, however, that in lieu of the additional grants of LTIP units, the Compensation Committee may elect, in its discretion, to pay a minimum annual base salary of $375,000 and an annual bonus with a target payout of 100% of the annual base salary with actual payouts ranging from 50% to 150%.

In connection with the recruitment of Mr. Gross, the Compensation Committee granted options to purchase 300,000 shares of our common stock, vesting pro rata over a three-year period on each anniversary date of grant with an exercise price of $8.87. The Compensation Committee also awarded 125,000 LTIP units with a fair value of $1,108,750, vesting pro rata over a three-year period on each anniversary date of grant, to Mr. Gross.

In connection with the recruitment of Messrs. Flannery and Gery, the Compensation Committee granted options to purchase 200,000 shares of our common stock, vesting pro rata over a three-year period on each anniversary date of grant with an exercise price of $9.69 and $9.64, respectively. The Compensation Committee also awarded 43,000 and 65,250 RSUs, respectively, to Mr. Flannery and Mr. Gery, vesting pro rata over a 3-year period on each anniversary date of grant.

The Compensation Committee made these equity grants to better align the interests of our new executives with that of stockholders and to incentivize their performance. For Messrs. Gross, Flannery and Gery, in particular, each of whom owned a limited amount of equity in the Company prior to his employment, the equity awards serve to create a stake in our future performance. For Mr. Hamamoto, the option to pay LTIP units rather than a cash salary is useful, as it provides the Company with flexibility to preserve cash while structuring his compensation to optimize his motivation and to ensure he maintains a strong financial link with shareholders given his role with the Company as an Executive Chairman. These awards also reflect the terms that we negotiated to attract these particular executive at the time of hire.

2011 Outperformance Awards

In connection with the recruitment of our new executives in early 2011, we implemented an Outperformance Award Program, which is a long-term incentive plan intended to provide our senior management with the ability to earn cash or equity awards based on the Company’s level of return to stockholders over a three-year period. Pursuant to the Outperformance Award Program, each of Messrs. Hamamoto and Gross, together with other executive officers, received a new series of outperformance long-term incentive units (the “OPP LTIP units”) in each case reflecting the participant’s right to receive a participating percentage in an outperformance pool if the Company’s total return to stockholders (including stock price appreciation plus dividends) increases by more than 30% (representing a compounded annual growth rate of approximately 9% per annum) over a three-year period from March 20, 2011 to March 20, 2014 (or a prorated hurdle rate over a shorter period in the case of certain changes of control). The target pool for the Outperformance Award Program is approximately $15 million, based on roughly a doubling of the stock price over a three- year period to $16.00. In March 2011, each of Messrs. Hamamoto and Gross was awarded a 35% participating percentage in the outperformance pool, as represented by 551,250 OPP LTIP units. Each of Messrs. Flannery and Gery was awarded a 10% participating percentage in March 2011, as represented by 157,500 OPP LTIP units. Mr. Szymanski was awarded a 5% participating percentage in February 2012, as represented by 78,750 OPP LTIP units.

Each of the current participants’ OPP LTIP units vest on March 20, 2014 (or earlier in the event of certain changes of control) (the “Final Valuation Date”), contingent upon his continued employment, except for certain accelerated vesting events. The aggregate dollar amount available to all participants in the program is equal to 10% of the amount by which the Company’s March 20, 2014 valuation exceeds 130% (subject to proration in the case of certain changes of control) of the Company’s March 20, 2011 valuation and the dollar amount payable to each participant (the “Participation Amount”) is equal to such participant’s participating percentage in the total outperformance pool. The participant will either forfeit existing OPP LTIP units or receive additional OPP LTIP units following the Final Valuation Date so that the value of the participant’s vested OPP LTIP units will be equivalent to the participant’s Participation Amount.

OPP LTIP units represent a special class of membership interest in Morgans Group LLC, our operating company, which are structured as profits interests for federal income tax purposes. Conditioned upon minimum allocations to the capital accounts of the OPP LTIP units for federal income tax purposes, each vested OPP LTIP unit may be converted, at the election of the holder, into one membership unit in the operating company. During the six-month period following the Final Valuation Date, the operating company may redeem some or all of the vested OPP LTIP units (or membership units into which they were converted) at a price equal to the common share price (based on a 30-day average) on the Final Valuation Date. From and after the one-year anniversary of the Final Valuation Date, for a period of six months, participants will have the right to cause the operating company to redeem some or all of the vested OPP LTIP units at a price equal to the greater of the common share price at the Final Valuation Date (determined as described above) or the then current common share price (calculated as determined in the operating company’s limited liability company agreement). Beginning 18 months after the Final Valuation Date, each of these OPP LTIP units (or membership units into which they were converted) is redeemable at the election of the holder for: (1) cash equal to the then fair market value of one share of the Company’s common stock, or (2) at the option of the Company, one share of common stock, in the event the Company then has shares available for that purpose under its shareholder-approved equity incentive plans. Participants are entitled to receive distributions on their vested OPP LTIP units if any distributions are paid on the Company’s common stock following the Final Valuation Date.

OPP LTIP units may not be converted into membership units of our operating company until such time as the Company has available an equivalent number of shares of common stock issuable under a stockholder-approved incentive plan. The Company does not currently have such number of shares available.

OPP LTIP units promote our pay-for-performance culture, which we believe drives the creation of stockholder value. They also reflect, in part, the terms that we were able to negotiate to attract these particular executive at the time of hire.

2011 Executive Promoted Interest Bonus Pool

In connection with the recruitment of our new executives in early 2011, we implemented the 2011 Executive Promoted Interest Bonus Pool, which is a long-term incentive plan intended to provide the Company’s senior management with the ability to participate in the growth of our management business, provided our level of return to stockholders meets specified hurdles. Each of Messrs. Hamamoto, Gross, Flannery and Gery has been granted the right to receive an employee participation interest of 35%, 35%, 10% and 10%, respectively. To date, however, the 2011 Executive Promoted Interest Bonus Pool is inactive, as none of our management agreements or managed properties are subject to the pool. In the future, we may choose to activate the 2011 Executive Promoted Interest Bonus Pool if appropriate management agreements or managed properties become available. See our Current Report on Form 8-K filed on March 24, 2011 for additional information regarding the 2011 Executive Promoted Interest Bonus Pool.

Perquisites and Other Compensation

During 2011, we provided a limited number of benefits to one of our named executive officers that were not otherwise generally available to our employees. Specifically, we provided a company-leased vehicle for use by Mr. Kleisner while he was our Chief Executive Officer, pursuant to his employment agreement, and paid for certain related expenses, such as parking, insurance and maintenance. We believe that these benefits served our business purposes in that they ensured Mr. Kleisner’s availability and maximized his ability to focus on Company business. For additional details on the amounts associated with these benefits, see the Summary Compensation Table below.

In 2011, pursuant to his employment agreement, we reimbursed Mr. Hamamoto for $482,598 of legal fees and expenses incurred in connection with the negotiation of his employment agreement and related Outperformance Award Program and award agreement and 2011 Executive Promoted Interest Bonus Pool and award agreement. Because outside legal counsel was formally retained by Mr. Hamamoto and all reimbursements for legal fees and expenses were made to him, we have reflected this $482,598 amount in the Summary Compensation Table as compensation solely to Mr. Hamamoto. We note, however, that Messrs. Gross, Flannery and Gery benefitted significantly from the efforts of Mr. Hamamoto’s outside legal counsel, as their employment agreements and related award agreements adopted much of the language and terms negotiated by Mr. Hamamoto’s legal counsel or were heavily influenced by Mr. Hamamoto’s negotiation of his employment agreement and related award agreements through his outside counsel. Furthermore, we agreed to reimburse each of Messrs. Flannery and Gery for up to $20,000 of relocation expenses. To date, neither Messrs. Flannery nor Gery have submitted for reimbursement of relocation expenses. See footnote 6 to “—Summary Compensation Table.”

Severance and Change in Control Arrangements

Our severance benefits are designed to provide a bridge to future employment in the event an executive’s job is eliminated or employment is terminated. Severance and termination benefits are based on competitive practice and level of responsibility.

The employment agreements of Messrs. Hamamoto, Gross, Szymanski, Flannery and Gery provide for certain payments as well as accelerated equity vesting in certain circumstances if the executive’s employment is terminated without cause or for good reason, or, in the case of Messrs. Hamamoto, Gross, Flannery and Gery, if we failed to renew their employment agreements. In addition, our equity plans provide for acceleration of outstanding, unvested awards in certain circumstances. These payments and terms are discussed below under “Potential Payments upon Termination or Change in Control.”

Tax Provisions Affecting Compensation Decisions

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements. While we consider the impact of this and other tax rules when developing and implementing our executive compensation programs, we also believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) or any other tax rule.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on such review and discussion, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and the Board of Directors has approved that recommendation.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Robert Friedman (Co-Chairman)

Michael D. Malone (Co-Chairman)

Thomas L. Harrison

The Compensation Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

Supplement to the Summary Compensation Table

(for 2011)

The following table is a supplement to the Summary Compensation Table with respect to 2011. The following table provides, for each of the continuing named executive officers, the market value of the RSUs and LTIP units, based on a closing price of $4.95 per share as of March 31, 2012, and the fair value of the OPP LTIP units, based upon the probable outcome of the performance conditions as of March 31, 2012, in lieu of the FASB ASC Topic 718 grant date fair values for such awards, as described in footnotes 3, 4 and 5 of the Summary Compensation Table. In other words, the closing price of $4.95 per share as of March 31, 2012 was substituted to calculate the FASB ASC Topic 718 fair values for the RSUs, LTIP units, and OPP LTIP units. The exercise prices of all of the options granted to our named executive officers in 2011 were in excess of $4.95 per share as of March 31, 2012, and therefore are reflected with a $0 value in the table below. These values were not calculated in accordance with FASB ASC Topic 718.

The following table also excludes $482,598, which the Company paid to Mr. Hamamoto’s outside legal counsel for fees and expenses incurred by him in connection with the negotiation of his employment agreement and related equity award programs. These amounts are excluded because they reflect a one-time transaction cost rather than compensation for services and do not accurately reflect the significant benefits that Messrs. Gross, Flannery and Gery also gained from the efforts of Mr. Hamamoto’s outside legal counsel.

In the Company’s view, the table below provides stockholders with an appropriate understanding of 2011 compensation to our continuing named executive officers, including the current value attributable to stock awards and option awards made during 2011, particularly since none of our continuing named executive officers has sold any of these equity awards. The following table is supplemental and is not provided in response to and is not compliant with Rule 402(c) of Regulation S-K of the Securities Exchange Act of 1934, as amended. With respect to the salary information in the following table, see footnote 1 to the Summary Compensation Table.

Principal Position	Year	Salary ($)	Bonus ($)	Stock Award ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
David T. Hamamoto	2011	—	—	724,750	—	—	—	724,750
Executive Chairman

Michael J. Gross	2011	591,346	—	972,250	—	663,600	—	2,227,196
Chief Executive Officer

Daniel R. Flannery	2011	448,077	—	313,850	—	504,000	100,000	1,365,927
Chief Development Officer

Yoav Gery	2011	473,077	—	423,988	—	530,880	100,000	1,527,945
Chief Development Officer

Richard T. Szymanski	2011	478,530	—	247,500	—	335,500	—	1,061,530
Chief Financial Officer

The following tables contain certain compensation information for our Executive Chairman, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Development Officer, each of whom was serving as an executive officer on December 31, 2011. Additionally, the following tables contain certain compensation information for our former Chief Executive Officer, Fred Kleisner, and our former President, Marc Gordon, who separated from the Company on March 20, 2011, and April 1, 2011, respectively. We refer to these current and former executive officers as our “named executive officers.”

Summary Compensation Table

(for 2011, 2010 and 2009)

		Salary	Bonus		Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation		All Other Compensation		Total
Principal Position	Year	($) (1)	($)		($)		($) (5)	($)		($)		($)
David T. Hamamoto	2011	—	—		3,237,750	(3)	2,614,380	—		482,598	(6)	6,334,728	(9)
Executive Chairman

Michael J. Gross	2011	591,346	—		3,681,250	(3)	1,307,190	663,600		—	(6)	6,243,386	(9)
Chief Executive Officer

Daniel R. Flannery	2011	448,077	—		1,151,670	(3)	959,100	504,000		100,000	(6)	3,162,847
Chief Development Officer

Yoav Gery	2011	473,077	—		1,364,010	(3)	950,480	530,880		100,000	(6)	3,418,447
Chief Development Officer

Richard T. Szymanski	2011	478,530	—		454,500	(4)	—	335,500		—		1,268,530
Chief Financial Officer	2010	468,000	—		149,600	(4)	—	374,400		—		992,000
	2009	468,000	—		411,373	(4)	—	224,800		—		1,104,173

Fred J. Kleisner	2011	234,000	—		—		—	—		2,755,692	(7)	2,989,692
Former Chief Executive Officer	2010	936,000	702,000	(2)	720,000	(4)	—	—	(2)	56,873	(7)	2,414,873
	2009	936,000	—		906,700	(4)	—	374,400		47,668	(7)	2,264,768

Marc Gordon	2011	180,180	—		—					7,862,331	(8)	8,042,511
Former President	2010	709,800	—		1,900,000	(4)	—	709,800		—		3,139,600
	2009	709,800	—		762,000	(4)	—	709,800		—		2,181,600

(1)	Salary amounts reflect the prorated amount for the portion of the year each executive and former executive served the Company during 2011. Pursuant to his employment agreement, Mr. Hamamoto received an award of LTIP units on March 20, 2011 in lieu of a base salary and annual cash incentive for 2011.

(2)	On April 14, 2010, Mr. Kleisner and the Company entered into an amendment to his employment agreement, pursuant to which Mr. Kleisner agreed, among other things, to the cash and equity bonuses made to him in April 2010 in respect of his service for 2009 and that he would be eligible for a 2010 bonus in an amount, if any, and of a type determined in the sole discretion of the Compensation Committee, in lieu of any targeted cash incentives for 2010, including in connection with any termination of the employment agreement.

(3)	Amounts shown represent the grant date fair value of RSUs, LTIP units and OPP LTIP units that could be settled in shares of our common stock computed in accordance with FASB ASC Topic 718. The grant date fair values for the named executive officers relating to RSUs and LTIP unit awards are as follows: Mr. Hamamoto – $665,250; Mr. Gross – $1,108,750; Mr. Flannery – $416,670; and Mr. Gery – $629,010.

Under the Outperformance Award Program, the participation percentages granted to Messrs. Hamamoto, Gross, Flannery and Gery in March 2011 are 35%, 35%, 10% and 10%, respectively, represented by OPP LTIP units. The grant date fair values relating to OPP LTIP units, based upon the probable outcome of the performance conditions as of the grant date, are as follows: Mr. Hamamoto – $2,572,500; Mr. Gross –$2,572,500; Mr. Flannery – $735,000; and Mr. Gery – $735,000. As of March 31, 2011, the fair value of the 2011 OPP LTIP units, based upon the probable outcome of the performance conditions as of December 31, 2011, are as follows: Mr. Hamamoto – $353,500; Mr. Gross – $353,500; Mr. Flannery – $101,000; and Mr. Gery – $101,000. The Outperformance Award Program does not cap the maximum value of the awards. See description of the Outperformance Award Program under “Compensation Discussion & Analysis.”

For a discussion of the assumptions made in the valuations reflected in this column, see footnote 10 to the audited financial statements contained in our Form 10-K for the year ended December 31, 2011.

(4)	Amounts shown represent the grant date fair value of RSUs and LTIP units that could be settled in shares of our common stock computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuations reflected in this column, see footnote 10 to the audited financial statements contained in our Form 10-K for the year ended December 31, 2011.

(5)	Amounts shown in this column represent the grant date fair value of stock options to purchase shares of our common stock computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuations reflected in this column, see footnote 10 to the audited financial statements contained in our Form 10-K for the year ended December 31, 2011.

(6)	For Mr. Hamamoto, the amount shown represents the Company’s payment to Mr. Hamamoto’s outside legal counsel for fees and expenses incurred by him in connection with the negotiation of his employment agreement and related Outperformance Award Program and award agreement and 2011 Executive Promoted Interest Bonus Pool and award agreement. Because outside legal counsel was formally retained by Mr. Hamamoto, these amounts are reflected in the above table as compensation solely to Mr. Hamamoto. We note, however, that Messrs. Gross, Flannery and Gery benefitted significantly from the efforts of Mr. Hamamoto’s outside legal counsel, as their employment agreements and related award agreemends adopted much of the language and terms negotiated by Mr. Hamamoto’s legal counsel or were heavily influenced by Mr. Hamamoto’s negotiation of his employment agreement and related award agreements through his outside counsel. For each of Messrs. Flannery and Gery, the amount shown represents a signing bonus of $100,000 paid to such executive upon the acceptance of his position as Chief Operating Officer and Chief Development Officer, respectively.

(7)	In 2011 and 2010, the Company incurred $14,548 and $41,892, respectively, for a company-leased automobile provided to Mr. Kleisner, which included lease payments, parking and car insurance and maintenance. In 2009, the Company incurred $47,688 for a company-leased automobile provided to Mr. Kleisner, which included lease payments, parking, car insurance, a car phone and maintenance. Also in 2011 and 2010, the Company incurred $25,797 and $14,981, respectively, for relocation expenses, as Mr. Kleisner relocated to his home state at the end of his tenure as the Company’s CEO. Pursuant to Mr. Kleisner’s employment agreement, the Company also agreed that all of Mr. Kleisner’s unvested equity awards would vest, resulting in the vesting of 23,491 RSUs, with a fair value of $208,365 on the date of vest, and 282,636 LTIP units, with a fair value of $2,506,981 on the date of vest. These amounts are reflected above.

(8)	In 2011, pursuant to Mr. Gordon’s separation agreement, the Company agreed to pay Mr. Gordon a lump sum severance payment of $2,069,600 and monthly consulting payments of $66,666 per month through December 2011, which totaled approximately $600,000 during 2011. The Company also agreed that all of Mr. Gordon’s unvested equity awards would vest, resulting in the vesting of 13,691 RSUs, with a fair value of $131,707 on the date of vest, and 525,130 LTIP units, with a fair value of $5,051,751 on the date of vest. Additionally, Mr. Gordon was eligible to elect continuation coverage under COBRA, for which the Company paid $9,273 in 2011. These amounts are reflected above. The Company also agreed to pay Mr. Gordon a lump sum payment of $300,000 in January 2012, which is not reflected above.

(9)	Messrs. Hamamoto and Gross became ineligible for Board fees paid to non-employee directors beginning in March 2011 upon accepting positions as Executive Chairman and Chief Executive Officer, respectively. Board fees received by Messrs. Hamamoto and Gross in their capacities as non-employee directors prior to that time are reflected in “—2011 Director Compensation.”

2011 Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
		Threshold		Target		Maximum		Threshold	Target		Maximum	of Stock	Option	Awards	Awards
Name	Grant Date	($)		($)		($)		($)	($)		($)	(#)(1)	(#)(2)	($/sh)	($)(3)
David T. Hamamoto
	3/20/2011											75,000			665,250
	3/20/2011												600,000	8.87	2,614,380
	3/20/2011							—	5,170,239	(4)	—				2,572,500	(4)

Michael J. Gross		295,673	(5)	591,346	(5)	887,019	(5)
	3/20/2011											125,000			1,108,750
	3/20/2011												300,000	8.87	1,307,190
	3/20/2011							—	5,170,239	(4)	—				2,572,500	(4)

Richard T. Szymanski		241,020	(5)	385,632	(5)	602,550	(5)
	4/7/2011											50,000			454,500

Daniel R. Flannery		224,039	(5)	448,077	(5)	672,116	(5)
	4/4/2011											43,000			416,670
	4/4/2011												200,000	9.69	959,100
	3/20/2011							—	1,477,211	(4)	—				735,000	(4)

Yoav Gery		236,539	(5)	473,077	(5)	709,616	(5)
	3/23/2011											65,250			629,010
	3/23/2011												200,000	9.64	950,480
	3/20/2011							—	1,477,211	(4)	—				735,000	(4)

Fred J. Kleisner(6)

Marc Gordon(6)

(1)	Amounts represent grants of LTIP units made to Messrs. Hamamoto, Gross and Szymanski and grants of RSUs made to Messrs. Flannery and Gery in March and April 2011. LTIP units and RSUs, vested or unvested, are entitled to receive the same quarterly per unit distributions as other membership units in Morgans Group LLC, our operating company, which equal per share dividends on our common stock. We are prohibited, however, from declaring dividends pursuant to various debt covenants. LTIP units and RSUs granted to Messrs. Gross and Szymanksi vest ratably in three annual installments beginning on the first anniversary of the grant date. LTIP units granted to Mr. Hamamoto vest ratably in 12 monthly installments beginning on each of the first twelve monthly anniversaries of March 20, 2011. RSUs granted to Messrs. Flannery and Gery vest ratably in three annual installments beginning on the first anniversary of the grant date.

(2)	Amounts represent stock options granted in March and April 2011 that began vesting ratably in three annual installments beginning on the first anniversary of the grant date.

(3)	The grant date fair value was computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuations reflected in this column, see footnote 10 to the audited financial statements contained in our Form 10-K for the year ended December 31, 2011.

(4)	Amount represents the grant date fair values relating to OPP LTIP units, based upon the probable outcome of the performance conditions as of the grant date. The total target pool for the Outperformance Award Program at the time of grant was approximately $15 million, based on roughly a doubling of the stock price over a three-year period to $16.00. The “Target” value shown for each named executive officer reflects such officer’s participating percentage, which is represented by OPP LTIP units, in the total target pool assuming the stock price over a three-year period is $16.00. The Outperformance Award Program does not cap the maximum value of the awards. See description of the Outperformance Award Program under “Compensation Discussion and Analysis”

(5)	Represents the threshold, target and maximum amounts that could be earned by each named executive officer pursuant to our 2011 annual cash incentive plan. Pursuant to his employment agreement, Mr. Hamamoto received an award of LTIP units on March 20, 2011 in lieu of a base salary and an annual cash incentive for 2011.

(6)	Messrs. Kleisner and Gordon separated from the Company in March and April 2011, respectively. No grants of equity or incentive awards were made to either executive in 2011.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

In 2011, we had employment agreements with Messrs. Hamamoto, Gross and Szymanski. We also had employment agreements with Messrs. Kleisner and Gordon, our former CEO and President, respectively, both of whom separated from the Company in 2011.

David Hamamoto Employment Agreement

On March 20, 2011, the Company entered into an employment agreement, effective as of such date, with David Hamamoto in connection with his appointment as Executive Chairman. The employment agreement provides for the following, among other, terms:

•

an initial three-year contract term, which the Company may offer to renew for a six month period with 75 days’ notice prior to the end of the initial term on the same terms as applicable at the end of the initial term;

•

no minimum base salary, provided, however, that the Company may elect to provide, at its discretion, a base salary of $375,000 after the first year in lieu of the annual award of LTIP units described below;

•

if the Company elects to provide an annual base salary, it will also be required to provide an annual cash incentive with a target payout of 100% of the annual base salary, with actual payouts ranging from 50% to 150%, provided that the Company may elect to pay any incentive in excess of 100% in the form of equity;

•

a grant of options to purchase 600,000 shares of the Company’s common stock, at an exercise price equal to the fair market value on the grant date, vesting pro rata over a three-year period on each anniversary date of grant, pursuant to the Amended and Restated 2007 Plan;

•

a grant of 75,000 LTIP units vesting pro rata on a monthly basis over the next 12 months beginning on the first monthly anniversary of the date of grant, pursuant to the Amended and Restated 2007 Plan, and the right to receive an additional grant of LTIP units valued at $675,000 on each anniversary of the grant date; provided, however, that in lieu of the additional grants of LTIP units, the Company may elect, in its discretion, to pay an annual base salary and annual incentive, as described above;

•	a 35% participation interest in the 2011 Executive Promoted Interest Bonus Pool;

•	a 35% participating percentage in the Outperformance Award Program;

•	no obligation to resign from the Board in the event of termination of employment, other than for cause; and

•	medical and other group welfare plan coverage and fringe benefits provided to our executive employees generally.

In addition, Mr. Hamamoto’s employment agreement provides for certain payments to be made upon his termination and includes certain non-competition, standstill and non-solicitation provisions. See “Potential Payments Upon Termination or Change in Control” below.

Mr. Hamamoto’s employment agreement provides that Mr. Hamamoto is committed to devote a sufficient portion of his business time, attention and energies to performance of his duties under his employment agreement with the Company. The Company acknowledges, however, that Mr. Hamamoto is also committed to devote at least a majority of his business time, attention and energies to performance of his duties under his employment agreement with NorthStar Realty Finance Corp. and as a director thereof, and agrees that Mr. Hamamoto’s doing so will not constitute “Cause” or a violation of his employment agreement with the Company.

Furthermore, the Company agreed to reimburse Mr. Hamamoto for his reasonable legal fees and expenses incurred in connection with the negotiation of the employment agreement.

Michael Gross Employment Agreement

On March 20, 2011, the Company entered into an employment agreement, effective as of such date, with Michael Gross in connection with his appointment as Chief Executive Officer. The employment agreement provides for the following terms:

•

an initial three-year contract term, which the Company may offer to renew for a six month period with 75 days’ notice prior to the end of the initial term on the same terms as applicable at the end of the initial term;

•	a minimum base salary of $750,000 per year, subject to review and increase annually at the discretion of the Board or Compensation Committee and in accordance with standard practice of the Company;

•

eligibility to receive an annual cash incentive for each of 2011, 2012 and 2013 with a target payout of 100% of annualized base salary, with any excess over 100% payable in equity, at the discretion of the Compensation Committee; provided that (i) for 2011, the bonus will be prorated for the partial year, with 50% of the target bonus guaranteed, and the remaining 50% dependent on performance (40% based on EBITDA, 10% on RevPAR Index) and (ii) for 2012 and 2013, the target payout will range from 50% to 150% of base salary, based on individual performance;

•

a grant of options to purchase 300,000 shares of the Company’s common stock, at an exercise price equal to the fair market value on the grant date, vesting pro rata over a three-year period on each anniversary date of grant, pursuant to the Amended and Restated 2007 Plan;

•	a grant of 125,000 LTIP units, vesting pro rata over a three-year period on each anniversary date of grant, pursuant to the Amended and Restated 2007 Plan;

•	a 35% participation interest in the 2011 Executive Promoted Interest Bonus Pool;

•	a 35% participating percentage in the Outperformance Award Program;

•	no obligation to resign from the Board in the event of termination of employment, other than for Cause; and

•	medical and other group welfare plan coverage and fringe benefits provided to our executive employees generally.

In addition, Mr. Gross’s employment agreement provides for certain payments to be made upon his termination and includes certain non-competition, standstill and non-solicitation provisions. See “Potential Payments Upon Termination or Change in Control” below.

Furthermore, the Company agreed to reimburse Mr. Gross for his reasonable legal fees and expenses incurred in connection with the negotiation of the employment agreement.

Daniel Flannery Employment Agreement; Yoav Gery Employment Agreement

On March 20, 2011, the Company entered into an employment agreement, effective as of April 4, 2011, with Daniel Flannery in connection with his appointment as Chief Operating Officer, and an employment agreement, effective as of March 23, 2011, with Yoav Gery in connection with his appointment as Chief Development Officer. Each of these employment agreements provide for the following terms:

•

an initial three-year contract term, which the Company may offer to renew for a six month period with 75 days notice prior to the end of the initial term on the same terms as applicable at the end of the initial term;

•

a base salary of $600,000 per annum, subject to review and increase annually at the discretion of the Board or Compensation Committee, and increasing in accordance with standard practice of the Company;

•

eligibility to receive an annual cash incentive for each of 2011, 2012 and 2013 with a target payout of 100% of annualized base salary, with any excess over 100% payable in equity, at the discretion of the Compensation Committee; provided that (i) for 2011, the bonus will be prorated for the partial year, with 50% of the target bonus guaranteed, and the remaining 50% dependent on performance (40% based on EBITDA, 10% on RevPAR Index), and (ii) for 2012 and 2013, the target payout will range from 50% to 150% of base salary, based on individual performance;

•

a grant of options to purchase 200,000 shares of the Company’s common stock, at an exercise price equal to the fair market value on the grant date, vesting pro rata over a three-year period on each anniversary date of grant, as an inducement grant under the Nasdaq rules;

•

a grant of shares of RSUs (43,000 RSUs for Mr. Flannery and 65,250 RSUs for Mr. Gery), vesting pro rata over a 3-year period on each anniversary date of grant, as an inducement grant under the Nasdaq rules;

•	a 10% participation interest in the 2011 Executive Promoted Interest Bonus Pool;

•	a 10% participating percentage in the Outperformance Award Program;

•	medical and other group welfare plan coverage and fringe benefits provided to our executive employees generally.

In addition, the employment agreements provide for certain payments to be made upon the executive’s termination and includes certain non-competition, standstill and non-solicitation provisions. See “Potential Payments Upon Termination or Change in Control” below.

Furthermore, the Company has agreed to reimburse each of Messrs. Flannery and Gery for up to $20,000 of relocation expenses and his reasonable legal fees and expenses incurred in connection with the entering into of the employment agreement.

Richard Szymanski Employment Agreement

Mr. Szymanski’s employment agreement provides for him to serve as our Chief Financial Officer on the following terms:

•	no specified initial contract term; agreement may be terminated by either party in accordance with the applicable termination provision;

•	an annual base salary of at least $450,000, subject to annual review for increase;

•

eligibility for annual cash incentives commensurate with the incentive paid to the Company’s other similarly situated employees, provided that the exact amount of his incentive will be determined in the Company’s sole discretion; and

•	medical and other group welfare plan coverage and fringe benefits provided to our employees generally.

In addition, Mr. Szymanski’s employment agreement provides for certain payments to be made upon his termination and includes certain non-solicitation provisions. See “Potential Payments Upon Termination or Change in Control” below for these terms and amounts.

Fred J. Kleisner and Marc Gordon

On March 20, 2011, Mr. Kleisner separated from the Company. In accordance with his employment agreement, all of his outstanding equity awards were accelerated as of that date.

On March 27, 2011, Mr. Gordon separated from the Company and received certain payments upon his termination pursuant to his separation agreement. See “Potential Payments Upon Termination or Change in Control” below for these terms and amounts.

Outstanding Equity Awards at Fiscal Year-End

(as of fiscal year end December 31, 2011)

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(15)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(16)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(16)
David T. Hamamoto	—	(1)	600,000	(1)	8.87	(1)	3/20/2021	18,751	(2)	110,631	—	—
	300,000	(3)	—	(3)	20.00	(3)	2/14/2016	—		—	—	—
Michael J. Gross	—	(1)	300,000	(1)	8.87	(1)	3/20/2021	125,000	(4)	737,500	—	—
Richard T. Szymanski	55,894	(5)	—	(5)	15.42	(5)	4/3/2018	25,000	(6)	147,500	—	—
	33,000	(7)	—	(7)	17.67	(7)	11/27/2017	50,000	(8)	295,000	—	—
	25,000	(3)	—	(3)	20.00	(3)	2/14/2016	14,753	(9)	87,043	—	—
								3,445	(10)	20,326	—	—
Daniel R. Flannery	—	(11)	200,000	(11)	9.69	(11)	4/4/2021	43,000	(12)	253,700	—	—
Yoav Gery	—	(13)	200,000	(13)	9.64	(13)	3/23/2021	65,250	(14)	384,975	—	—
Marc Gordon	96,545	(5)	—	(5)	15.42	(5)	12/1/2012	—		—	—	—
	150,000	(3)	—	(3)	20.00	(3)	12/1/2012	—		—	—	—
Fred J. Kleisner	—		—		—		—	—		—	—	—

(1)	These option awards were granted on March 20, 2011 to Messrs. Hamamoto and Gross and began to vest ratably in three annual installments beginning on the first anniversary of the grant date.

(2)	This stock award, in the form of LTIP units, which are convertible into a corresponding number of shares of the Company’s common stock, was granted to Mr. Hamamoto on March 20, 2011, to vest ratably in 12 monthly installments beginning on each of the first 12 monthly anniversaries of the grant date.

(3)	These option awards were granted on February 14, 2006 to Messrs. Hamamoto, Szymanski and Gordon, 1/3 of which vested on February 14, 2007, and the remainder of which vested in 24 equal installments at the end of each month following the first anniversary of the grant date. Pursuant to Mr. Gordon’s separation agreement, his outstanding vested option awards can be exercised until 12/1/2012.

(4)	This stock award, in the form of LTIP units, which are convertible into a corresponding number of shares of the Company’s common stock, was granted to Mr. Gross on March 20, 2011, to vest ratably in three annual installments beginning on the first anniversary of the grant date.

(5)	These option awards were granted on April 3, 2008 to Messrs. Szymanski and Gordon, and vested ratably in three annual installments beginning on the first anniversary of the grant date. Pursuant to Mr. Gordon’s separation agreement, his outstanding vested option awards can be exercised until 12/1/2012.

(6)	This stock award, in the form of RSUs, was granted to Mr. Szymanski on August 14, 2009, to vest ratably in three annual installments beginning on the first anniversary of the grant date.

(7)	This option award was granted on November 27, 2007 to Mr. Szymanski, and vested ratably in three annual installments beginning on the first anniversary of the grant date.

(8)	This stock award, in the form of LTIP units, which are convertible into a corresponding number of shares of the Company’s common stock, was granted to Mr. Szymanski on April 7, 2011, to vest ratably in three annual installments beginning on the first anniversary of the grant date.

(9)	This stock award, in the form of LTIP units, which are convertible into a corresponding number of shares of the Company’s common stock, was granted to Mr. Szymanski on April 5, 2010, to vest ratably in three annual installments beginning on the first anniversary of the grant date.

(10)	This stock award, in the form of LTIP units, which are convertible into a corresponding number of shares of the Company’s common stock, was granted to Mr. Szymanski on April 9, 2009, to vest ratably in three annual installments beginning on the first anniversary of the grant date.

(11)	This option award was granted on April 4, 2011 to Mr. Flannery, to vest ratably in three annual installments beginning on the first anniversary of the grant date.

(12)	This stock award, in the form of RSUs, was granted to Mr. Flannery on April 4, 2011, to vest ratably in three annual installments beginning on the first anniversary of the grant date.

(13)	This option award was granted on March 23, 2011 to Mr. Gery, to vest ratably in three annual installments beginning on the first anniversary of the grant date.

(14)	This stock award, in the form of RSUs, was granted to Mr. Gery on March 23, 2011, to vest ratably in three annual installments beginning on the first anniversary of the grant date.

(15)	Based on the closing stock price of our common stock on December 31, 2011 of $5.90 per share.

(16)	Pursuant to the 2011 Outperformance Award Program, each of Messrs. Hamamoto, Gross, Flannery and Gery received an award in the form of OPP LTIP units. The number and market or payout value of awards is based on the amount that each recipient would have earned under our 2011 Outperformance Award Program if our performance for the three-year performance period under the program continued at the same annualized rate as we experienced from March 20, 2011, the first day of the performance period, through December 31, 2011. Because the annualized total stockholder return during this period was less than that required for Messrs. Hamamoto, Gross, Flannery and Gery to earn payouts under our 2011 Outperformance Award Program, no amounts are reported for the number and market or payout value. The terms of our 2011 Outperformance Award Program, including the vesting terms, are described above under “Compensation Discussion and Analysis – Other Equity Compensation – 2011 Outperformance Awards.”

Stock Vested During 2011

	Stock Awards
Name	Number of Shares Acquired onVesting (#)	Value Realized on Vesting ($)
David T. Hamamoto (1)	—	—
Richard T. Szymanski (2)	32,926	205,791
Fred J. Kleisner (3)	23,491	208,365
Marc Gordon (4)	13,691	131,707

(1)	This table does not include information regarding stock options that have vested, but have not been exercised. It also does not include an aggregate of 56,249 LTIP units that vested monthly during 2011, but have not been converted or redeemed into shares of common stock. The aggregate market value of the 56,249 vested LTIP units, as of each respective vesting date, was approximately $372,242.

(2)	Reflects the vesting on April 3, 2011 of 1/3, or 7,926, of the total RSUs granted on April 3, 2008 and the vesting on August 14, 2011 of 1/3, or 25,000, of the total RSUs granted on August 14, 2009. Number of shares reflects the total number of shares vested. Amounts reflect the market value of the shares vested, based on the closing price of our common stock on the date of vesting. The closing price of our common stock on April 3, 2011 was $9.72 and on August 14, 2011 was $5.15.

This table does not include information regarding stock options that have vested, but have not been exercised. It also does not include the following LTIP units that have vested during 2011, but have not been converted or redeemed into shares of common stock: 7,926 LTIP units that vested on April 3, 2011, with a market value of approximately $77,041 as of the vesting date, 3,445 LTIP units that vested on April 9, 2011, with a market value of approximately $30,971 as of the vesting date, and 7,377 LTIP units that vested on April 5, 2011, with a market value of approximately $68,311 as of the vesting date.

(3)	Pursuant to Mr. Kleisner’s employment agreement, all unvested stock vested immediately as of the date of separation. The table above reflects the vesting on March 20, 2011 of 1/3 of the total RSUs granted on April 3, 2008, or 17,474, and the vesting of 5,000 and 1,017 RSUs, which were granted to Mr. Kleisner in February 2006 and May 2007, respectively, in his capacity as a director. All vesting occurred on March 20, 2011, Mr. Kleisner’s separation date. Number of shares reflects the total number of shares vested. Amounts reflect the market value of the shares vested, based on the closing price of our common stock on the date of vesting. The closing price of our common stock on March 20, 2011 was $8.87.

This table does not include information regarding stock options that have vested, but have not been exercised. It also does not include an aggregate of 282,636 LTIP units that vested on March 20, 2011, pursuant to Mr. Kleisner’s employment agreement, but have not been fully converted or redeemed into shares of common stock, with a market value of approximately $2,506,981 as of the vesting date.

Additionally, during July and August 2011, Mr. Kleisner converted an aggregate of 200,000 LTIP units into common stock. This is not reflected in the above table.

(4)	Pursuant to Mr. Gordon’s separation agreement, all unvested stock vested immediately as of the date of separation. The table above reflects the vesting on March 27, 2011 of 1/3, or 13,691, of the total RSUs granted on April 3, 2008. Amounts reflect the market value of the shares vested, based on the closing price of our common stock on the date of vesting. The closing price of our common stock on March 27, 2011 was $9.62.

This table does not include information regarding stock options that have vested, but have not been exercised. It also does not include the aggregate of 525,130 LTIP units that vested on March 27, 2011, pursuant to Mr. Gordon’s separation agreement, but have not been converted or redeemed into shares of common stock, with a market value of approximately $5,051,751 as of the vesting date.

Potential Payments upon Termination or Change in Control

Messrs. Hamamoto, Gross, Szymanski, Flannery and Gery

The following discussion summarizes the potential payments and acceleration rights upon certain terminations, including following a change in control of the Company, where different, for each of our named executive officers, Messrs. Hamamoto, Gross, Flannery, Gery and Szymanski, assuming a December 31, 2011 termination date. These payments and acceleration rights are generally contained within the named executive officers’ employment agreements.

The amounts set forth below do not include agreements, plans or arrangements providing for payments upon termination that do not discriminate in scope, terms or operation in favor of the Company’s executive officers and that are generally available to all employees of the Company equally (e.g., payouts under our life insurance policy or disability plan payments) or compensation amounts accrued and not yet paid for past service unless special terms apply to such accrued compensation. The amounts also do not include the value of any equity awards made subsequent to December 31, 2011. In addition, for purposes of quantifying the value of continued health insurance coverage benefits presented in the disclosure below, we have estimated a value of such insurance benefits based on the monthly cost of such coverage as of December 31, 2011 pursuant to COBRA, multiplied by the number of months. All payments are lump sum unless otherwise noted below.

All payments and terms, other than the payment of accrued base salary, are conditioned upon the execution of a release by the executive in connection with the termination of his employment.

Termination	Key Terms (1)	Payment as of December 31, 2011 (2)
David Hamamoto

For Cause or Voluntary Resignation	• unpaid prior year bonus forfeited	$0

	• no prorated bonus for current year at target	$0

	• ability to exercise vested awards for 3 months from the date of termination	N/A

	• automatic resignation from Board, but only if he is terminated for Cause	N/A
Without Cause or for Good Reason	• prorated bonus (if any) for year of termination	$0

•         $1.5 million termination payment; provided that if termination follows a Change of Control with a transaction price/share that does not represent at least a 4.5% compound annual growth rate (stock price appreciation plus dividends) measured since the effective date, then the termination payment is $750,000

		$1.5 million or $750,000, as applicable

•         full acceleration of unvested equity awards (other than awards under the Outperformance Award Program, which vest as to time but not performance, and participation interests in the 2011 Executive Promoted Interest Bonus Pool (if any))

		The value of this benefit would have been $0 for options, as all options were underwater as of December 31, 2011.

Termination	Key Terms (1)	Payment as of December 31, 2011 (2)

As the LTIP units were fully
convertible into our common stock as
of December 31, 2011, the value of
this benefit would have been
$110,631, based on full vesting of all
18,751 unvested LTIP units at that
date.

•     the grantee will not forfeit any unvested awards under the Outperformance Award Program but will receive, following the Final Valuation Date of March 20, 2014, a Participation Amount reflecting his partial service

		Not yet determinable; $0 as of December 31, 2011 but the final Participation Amount is subject to determination on March 20, 2014.

	• ability to exercise vested awards for the longer of 12 months from the date of termination or 4 years from the grant date	N/A

	• 18 months COBRA coverage	$0 (Mr. Hamamoto does not currently participate in the Company’s health benefit plans.)

Non-Renewal by Company	• $750,000 termination payment	$750,000

•     full acceleration of unvested equity awards (other than awards under the Outperformance Award Program, which vest as to time but not performance, and participation interests in the 2011 Executive Promoted Interest Bonus Pool(if any))

		$110,631; See above

	• ability to exercise vested awards for the longer of 12 months from the date of termination or 4 years from the grant date	N/A

	• 12 months COBRA coverage	$0 (Mr. Hamamoto does not currently participate in the Company’s health benefit plans.)

Non-Renewal by Executive	• ability to exercise vested awards for the longer of 12 months from the date of termination or 4 years from the grant date	N/A

Disability or Death	• prorated bonus (if any) for year of termination	$0

	• $375,000 termination payment	$375,000

Termination	Key Terms (1)	Payment as of December 31, 2011 (2)

•     full acceleration of unvested equity awards (other than awards under the Outperformance Award Program, which vest as to time but not performance, and participation interests in the 2011 Executive Promoted Interest Bonus Pool (if any))

$110,631; See above

•     the grantee will not forfeit any unvested awards under the Outperformance Award Program but will receive, following the Final Valuation Date of March 20, 2014, a Participation Amount reflecting his partial service

See above

	• ability to exercise vested awards for the longer of 12 months from the date of termination or 4 years from the grant date	N/A

	• 12 months COBRA coverage	$0 (Mr. Hamamoto does not currently participate in the Company’s health benefit plans.)
Michael Gross

For Cause or Voluntary Resignation

•     unpaid prior year bonus forfeited

•     no prorated bonus for current year

•     ability to exercise vested awards for 3 months from the date of termination

•     automatic resignation from Board, but only if he is terminated for Cause

$0 $0 N/A N/A
	• automatic resignation from the Board if termination is for Cause	N/A
Without Cause or for Good Reason	• prorated bonus (if any) for year of termination	$375,000

•     two times base salary; provided that if termination follows a Change of Control with a transaction price/share that does not represent at least a 4.5% compound annual growth rate (stock price appreciation plus dividends) measured over a three-year period, then payment is one times base salary

$1.5 million or $750,000, as applicable

•     full acceleration of unvested equity awards (other than awards under the Outperformance Award Program, which vest as to time but not performance, and participation interests in the 2011 Executive Promoted Interest Bonus Pool(if any))

The value of this benefit would have been $0 for options, as all options were underwater as of December 31, 2011.

As the LTIP units were fully convertible into our common stock as of December 31, 2011, the value of this benefit would have been $737,500, based on full vesting of all 125,000 unvested LTIP units at that date.

Termination	Key Terms (1)	Payment as of December 31, 2011 (2)

•     the grantee will not forfeit any unvested awards under the Outperformance Award Program but will receive, following the Final Valuation Date of March 20, 2014, a Participation Amount reflecting his partial service

		Not yet determinable; $0 as of December 31, 2011 but the final Participation Amount is subject to determination on March 20, 2014.

	• ability to exercise vested awards for the longer of 12 months from the date of termination or 4 years from the grant date	N/A

	• 18 months COBRA coverage	$16,740

Non-Renewal by Company	• one times base salary	$750,000

•     full acceleration of unvested equity awards (other than awards under the Outperformance Award Program, which vest as to time but not performance, and participation interests in the 2011 Executive Promoted Interest Bonus Pool (if any))

		$737,500; See above

	• ability to exercise vested awards for the longer of 12 months from the date of termination or 4 years from the grant date	N/A

	• 12 months COBRA coverage	$11,160

Non-Renewal by Executive	• ability to exercise vested awards for the longer of 12 months from the date of termination or 4 years from the grant date	N/A

Disability or Death	• prorated bonus (if any) for year of termination	$375,000

	• one times base salary	$750,000

•     full acceleration of unvested equity awards (other than awards under the Outperformance Award Program, which vest as to time but not performance, and participation interests in the 2011 Executive Promoted Interest Bonus Pool(if any))

		$737,500; See above

•     the grantee will not forfeit any unvested awards under the Outperformance Award Program but will receive, following the Final Valuation Date of March 20, 2014, a Participation Amount reflecting his partial service

		See above

Termination	Key Terms (1)	Payment as of December 31, 2011 (2)

	• ability to exercise vested awards for the longer of 12 months from the date of termination or 4 years from the grant date	N/A

	• 12 months COBRA coverage	$11,160

Richard Szymanski

For Cause or Voluntary Resignation	—	—

Without Cause or for Good Reason	• prorated bonus (if any) for year of termination	$385,632

	• two times base salary	$964,080

	• single incentive equal to the greater of (i) the incentive he actually received for the prior two years or (ii) twice his annual target incentive	$771,264

	• 24 months of health benefits for Mr. Szymanski and his dependents	$22,320

	• ability to exercise vested awards for 3 months from the date of termination	N/A

Death or Disability	• ability to exercise options for 12 months after the date of death. During the 12-month period, the estate or heirs may exercise the vested portion of the options outstanding.	N/A

	• full acceleration of unvested RSUs	The value of this benefit would have been $147,500 for RSUs, based on full vesting of all 25,000 unvested RSUs at that date.

Change of Control

•     full acceleration of unvested equity awards; but only if at the time of or during the one-year period following a Change in Control, the Company terminates his employment or he resigns for Good Reason

The value of this benefit would have been $0 for options, as all options were underwater as of December 31, 2011.

As the LTIP units were fully convertible into our common stock as of December 31, 2011, the value of this benefit would have been $402,368, based on full vesting of all 68,198 unvested LTIP units at that date.

The value of this benefit would have been $147,500 for RSUs, based on full vesting of all 25,000 unvested RSUs at that date.

Termination	Key Terms (1)	Payment as of December 31, 2011 (2)

Daniel Flannery

For Cause or Voluntary Resignation	• unpaid prior year bonus forfeited • no prorated bonus for current year	$0 $0

	• ability to exercise vested awards for 3 months from the date of termination	N/A

Without Cause or for Good Reason	• pro rata bonus (if any) for year of termination	$300,000

•     two times base salary; provided that if termination follows a Change of Control with a transaction price/ share that does not represent at least a 4.5% compound annual growth rate (stock price appreciation plus dividends) measured over a three-year period, then it is one times base salary

		$1.2 million or $600,000, as applicable

•     full acceleration of unvested equity awards (other than awards under the Outperformance Award Program, which vest as to time but not performance, and participation interests in the 2011 Executive Promoted Interest Bonus Pool(if any))

The value of this benefit would have been $0 for options, as all options were underwater as of December 31, 2011.

The value of this benefit would have been $253,700 for RSUs, based on full vesting of all 43,000 unvested RSUs at that date.

•     the grantee will not forfeit any unvested awards under the Outperformance Award Program but will receive, following the Final Valuation Date of March 20, 2014, a Participation Amount reflecting his partial service

		Not yet determinable; $0 as of December 31, 2011 but the final Participation Amount is subject to determination on March 20, 2014.

	• ability to exercise vested awards for the longer of 12 months from the date of termination or 4 years from the grant date	N/A

	• 12 months COBRA coverage	$13,148

Termination	Key Terms (1)	Payment as of December 31, 2011 (2)

Non-Renewal by Company	• one times base salary	$600,000

•     full acceleration of unvested equity awards (other than awards under the Outperformance Award Program, which vest as to time but not performance, and participation interests in the 2011 Executive Promoted Interest Bonus Pool(if any))

		$253,700; See above

	• ability to exercise vested awards for the longer of 12 months from the date of termination or 4 years from the grant date	N/A

	• 12 months COBRA coverage	$13,148

Non-Renewal by Executive	• ability to exercise vested awards for the longer of 12 months from the date of termination or 4 years from the grant date	N/A

Disability or Death	• prorated bonus (if any) for year of termination	$300,000

	• one times base salary	$600,000

•     full acceleration of unvested equity awards (other than awards under the Outperformance Award Program, which vest as to time but not performance, and participation interests in the 2011 Executive Promoted Interest Bonus Pool(if any))

		$253,700; See above

•     the grantee will not forfeit any unvested awards under the Outperformance Award Program but will receive, following the Final Valuation Date of March 20, 2014, a Participation Amount reflecting his partial service

		See above

	• ability to exercise vested awards for the longer of 12 months from the date of termination or 4 years from the grant date	N/A

	• 12 months COBRA coverage	$13,148

Yoav Gery

For Cause or Voluntary Resignation	• unpaid prior year bonus forfeited	$0

	• no prorated bonus for current year	$0

	• ability to exercise vested awards for 3 months from the date of termination	N/A

Termination	Key Terms (1)	Payment as of December 31, 2011 (2)

Without Cause or for Good Reason	• pro rata bonus (if any) for year of termination	$300,000

•     two times base salary; provided that if termination follows a Change of Control with a transaction price/ share that does not represent at least a 4.5% compound annual growth rate (stock price appreciation plus dividends) measured over a three-year period, then it is one times base salary

		$1.2 million or $600,000, as applicable

•     full acceleration of unvested equity awards (other than awards under the Outperformance Award Program, which vest as to time but not performance, and participation interests in the 2011 Executive Promoted Interest Bonus Pool(if any))

The value of this benefit would have been $0 for options, as all options were underwater as of December 31, 2011.

The value of this benefit would have been $384,975 for RSUs, based on full vesting of all 65,250 unvested RSUs at that date.

•     the grantee will not forfeit any unvested awards under the Outperformance Award Program but will receive, following the Final Valuation Date of March 20, 2014, a Participation Amount reflecting his partial service

		Not yet determinable; $0 as of December 31, 2011 but the final Participation Amount is subject to determination on March 20, 2014.

	• ability to exercise vested awards for the longer of 12 months from the date of termination or 4 years from the grant date	N/A

	• 12 months COBRA coverage	$13,148

Non-Renewal by Company	• one times base salary	$600,000

•     full acceleration of unvested equity awards (other than awards under the Outperformance Award Program, which vest as to time but not performance, and participation interests in the 2011 Executive Promoted Interest Bonus Pool(if any))

		$384,975; See above

	• ability to exercise vested awards for the longer of 12 months from the date of termination or 4 years from the grant date	N/A

	• 12 months COBRA coverage	$13,148

Non-Renewal by Executive	• ability to exercise vested awards for the longer of 12 months from the date of termination or 4 years from the grant date	N/A

Termination	Key Terms (1)	Payment as of December 31, 2011 (2)

Disability or Death	• prorated bonus (if any) for year of termination	$300,000

	• one times base salary	$600,000

•     full acceleration of unvested equity awards (other than awards under the Outperformance Award Program, which vest as to time but not performance, and participation interests in the 2011 Executive Promoted Interest Bonus Pool(if any))

		$384,975; See above

•     the grantee will not forfeit any unvested awards under the Outperformance Award Program but will receive, following the Final Valuation Date of March 20, 2014, a Participation Amount reflecting his partial service

		See above

	• ability to exercise vested awards for the longer of 12 months from the date of termination or 4 years from the grant date	N/A

	• 12 months COBRA coverage	$13,148

(1)	The 2011 Executive Promoted Interest Bonus Pool is currently inactive.

(2)	The value of all options, LTIPs and RSUs are computed based on our closing stock price on December 30, 2011 of $5.90.

Defined Terms

The following definitions apply to each of the employment agreements of Messrs. Hamamoto, Gross, Flannery and Gery:

“Cause” generally means, subject to a cure period:

•	the willful and continued failure to substantially perform his duties under his employment agreement, after written demand for substantial performance has been given by the Board;

•	material breach by the executive of his obligations under his employment agreement resulting in substantial economic or financial injury to the Company;

•	executive’s willful commission of fraud, theft or dishonesty resulting in substantial economic or financial injury to the Company;

•	executive’s conviction of a felony or pleading guilty or no contest to a felony; or

•	executive’s willfully engaging in misconduct that is materially injurious to the Company.

“Good Reason” generally means:

•

any change in the executive officer’s title or the assignment to the executive of duties materially inconsistent with the executive’s title, position, status, reporting relationships, authority, duties or responsibilities as contemplated by his employment agreement or any other action by the Company which results in a material diminution or material adverse change in the executive’s title, position, status, reporting relationships, authority, duties or responsibilities, other than insubstantial or inadvertent actions not taken in bad faith which are remedied by the Company within 15 days of notice thereof (other than allocations of or changes in duties between the Chairman and the Chief Executive Officer);

•

any material failure by the Company to comply with the employment agreement or related agreement, other than insubstantial or inadvertent failures not in bad faith which are remedied by the Company after receipt of notice thereof given by the executive;

•	any failure by the Company to comply with and satisfy the provision in the employment agreement regarding a successor entity honoring the agreement;

•

with respect to Messrs. Hamamoto and Gross only, any failure by the Board to nominate the executive for election to the Board, any failure by shareholders to elect the executive to the Board or with respect to Mr. Hamamoto only, any failure to be appointed Chairman or chairman of the investment committee; or

•

any requirement that the executive’s principal place of employment be at a location more than 50 miles from New York, New York, resulting in a material increase in distance from the executive’s residence to his new place of employment.

“Change of Control” generally occurs upon the following:

•

individuals who on March 20, 2011 (the “Effective Date”) constitute the Board, plus new directors of the Company whose election or nomination for election is approved by a vote of at least two-thirds of the directors of the Company still in office who were directors of the Company at the beginning of such period, cease for any reason during such period to constitute at majority of the members of the Board;

•

any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes, after the Effective Date, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board; provided, however, that an event described in this paragraph (ii) shall not be deemed to be a Change of Control if any of following becomes such a beneficial owner: (A) the Company or any majority-owned subsidiary of the Company (provided that this exclusion applies solely to the ownership levels of the Company or the majority-owned subsidiary), (B) any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any such majority-owned subsidiary, or (C) any underwriter temporarily holding securities pursuant to an offering of such securities; or

•

the consummation of a merger, consolidation, share exchange or similar form of transaction involving the Company or any of its subsidiaries, or the sale of all or substantially all of the Company’s assets (a “Business Transaction”), unless immediately following such Business Transaction (A) more than 50% of the total voting power of the entity resulting from such Business Transaction or the entity acquiring the Company’s assets in such Business Transaction (the “Surviving Corporation”) is beneficially owned, directly or indirectly, by the Company’s shareholders immediately prior to any such Business Transaction, and (B) no person (other than the persons set forth in clauses (A), (B), or (C) of the preceding bullet or any tax-qualified, broad-based employee benefit plan of the Surviving Corporation or its affiliates) beneficially owns, directly or indirectly, 30% or more of the total voting power of the Surviving Corporation; or

•

Board approval of a liquidation or dissolution of the Company, unless the voting common equity interests of an ongoing entity (other than a liquidating trust) are beneficially owned, directly or indirectly, by the Company’s shareholders in substantially the same proportions as such shareholders owned the Company’s outstanding voting common equity interests immediately prior to such liquidation and such ongoing entity assumes all existing obligations of the Company to the executive under the 2011 Outperformance Plan Award Agreement; or

•

approval by the shareholders of the Company or the managing member and/or non-managing members of the operating company of a dissolution or liquidation of the operating company and satisfaction or effective waiver of all material contingencies to such liquidation or dissolution.

The following definitions apply to the employment agreement of Mr. Szymanski:

“Cause” generally means:

•	the employee’s repeated failure to perform his duties as determined in the sole discretion of the Board;

•	the employee’s refusal to follow the policies and directives of his supervisor, as applicable;

•	the employee’s material breach of the provisions of the employment agreement;

•	the employee’s engagement in any act of dishonesty, gross negligence or willful misconduct that may have an adverse effect on the Company;

•	the employee’s breach of any fiduciary duty owed to the Company; or

•	the employee’s knowing violation of any law, rule or regulation that affects his performance of, or ability to perform any of, his duties or responsibilities with the Company;

provided, however, that no termination pursuant to the first, second and third bullets shall be effective unless the conduct providing cause to terminate continues after the employee has been given notice thereof and 30 days in which to cure the same.

“Good Reason” generally means:

•	any material failure by the Company to comply with any of the compensation provisions, other than insubstantial or inadvertent failures not in bad faith which are remedied by the Company;

•	the assignment to the employee, or the removal from the employee, of any duties or responsibilities that result in a material diminution of the employee’s authority;

•	a material diminution of the budget over which the employee has responsibility, other than for a bona fide business reason;

•	any material failure by the Company to comply with and satisfy the provision in the employment agreement regarding a successor entity honoring the agreement;

•	the imposition of any requirement that the employee relocate his office to a location other than Manhattan; or

•	a material breach by the Company of any written agreement between the Company and the employee;

provided, however, that no termination for good reason shall be effective unless the acts or omissions providing good reason to terminate are capable of being cured and such acts or omissions continue after the employee has given the Company notice thereof and 30 days in which to cure the same.

“Change in Control” generally means:

•

any person or group of persons (as defined in Section 13(d) and 14(d) of Exchange Act) together with its affiliates, excluding employee benefit plans of the Company, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities;

•

individuals who at the beginning of any two-year period constitute the Board, plus new directors of the Company whose election or nomination for election by the Company’s stockholders is approved by a vote of at least two-thirds of the directors of the Company still in office who were directors of the Company at the beginning of such two-year period, cease for any reason during such two-year period to constitute at least two-thirds of the members of the Board;

•

a merger or consolidation of the Company with any other corporation or entity is consummated regardless of which entity is the survivor, other than a merger of consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

•	the Company is completely liquidated or all or substantially all of the Company’s assets are sold.

Non-Competition, Non-Solicitation and Standstill Provisions

Each of Messrs. Hamamoto, Gross, Flannery and Gery are also subject to certain (i) non-competition and standstill provisions for six months following termination of his employment, (ii) non-solicitation provisions with respect to employees and consultants for 12 months following termination of his employment and (iii) non-solicitation provisions with respect to customers for six months following termination. He also may not pursue any prospective deals in the Company’s deal pipeline for 12 months following termination of his employment.

Mr. Szymanski has also agreed to non-solicitation provisions that cover the period of his employment and a two-year period thereafter, regardless of the circumstances under which his employment terminates, and confidentiality provisions that cover the period of his employment and thereafter. In the event that Mr. Szymanski threatens to breach or materially breaches the non-solicitation or confidentiality provision of his employment agreement, the Company shall be entitled to both equitable relief and monetary damages.

Messrs. Kleisner and Gordon

Mr. Kleisner’s Separation

On March 20, 2011, Mr. Kleisner resigned from the Board and separated from the Company. In accordance with his employment agreement, all of his outstanding equity awards were accelerated as of that date.

Mr. Gordon’s Separation Agreement

On April 1, 2011, Mr. Gordon separated from the Company pursuant to the terms of a separation agreement. In connection with his departure, the Company entered into a separation agreement and release (the “Separation Agreement”) with Mr. Gordon on March 20, 2011. Pursuant to the Separation Agreement, the Company agreed to pay Mr. Gordon (i) a lump sum severance payment of $2,069,000, (ii) monthly consulting payments of $66,666 per month through December 2011, and (iii) a lump sum payment of $300,000 in January 2012. The Company also agreed that all of Mr. Gordon’s equity awards would vest and that he will be eligible to elect continuation coverage under COBRA for 24 months following his departure. In consideration of the monthly consulting payments, Mr. Gordon agreed to make himself available to provide consulting services to the Company through December 2011. In addition, Mr. Gordon agreed to certain non-competition and standstill provisions that are effective for nine months following the date of the Separation Agreement and certain non-solicitation provisions that are effective through March 31, 2012. Mr. Gordon resigned from the Company’s Board, effective March 20, 2011.

Director Compensation

The following table summarizes the various fees currently in effect for Directors:

Annual fee
• Chairman of the Board of Directors	$70,000
• Non-employee directors	$50,000
Fee for Chairman of Committees
• Audit Committee	$15,000
• Compensation Committee	$15,000
• Corporate Governance and Nominating Committee	$7,000
Fee for each meeting attended in person
• Board of Directors	$2,000
• Audit Committee	$2,000
• Compensation Committee	$2,000
• Corporate Governance and Nominating Committee	$2,000
Fee for each meeting attended by telephone
• Board of Directors	$2,000
• Audit Committee	$2,000
• Compensation Committee	$2,000
• Corporate Governance and Nominating Committee	$2,000

In 2010, the Board delegated to Mr. Gault the power and authority, on behalf of the Board, to monitor, advise on, provide counsel regarding and perform such other activities as are typically performed by a director with respect to the Company’s development of, among others, Mondrian SoHo, in light of the importance to the Company of this development project, and report to the Board from time to time on such developments. In light of his additional duties and responsibilities on behalf of the Board, Mr. Gault was paid $15,000 in special fees in 2011.

Additionally, in late 2011, the Board delegated to Mr. Gault the power and authority, on behalf of the Board, to monitor, advise on, provide counsel regarding and perform other activities as are typically performed by a director with respect to the Company’s acquisition of The Light Group, and related matters, and its possible development projects, and report to the Board from time to time on such developments. In light of these additional duties and responsibilities on behalf of the Board, Mr. Gault was paid an additional $60,000 in special fees in 2011.

In April 2011, the Board recognized the extraordinary efforts of the Company’s then independent directors, Messrs. Freidman, Harrison, Knetzger, Malone, and Gault, in not only the search and evaluation of the new senior management team and the compensation packages related thereto, but also for their extensive time and efforts throughout 2010 and the first quarter of 2011 with respect to the Company’s strategic alternatives, the Hard Rock restructuring efforts and other ad hoc matters. Messrs. Freidman, Harrison, Knetzger and Malone each received $35,000 in recognition of these efforts, and Mr. Gault received $50,000 in recognition of these efforts and additional efforts in negotiating and structuring the series of management changes that occurred in the first quarter of 2011.

The Board strongly encourages stock ownership by directors. In addition, the Company’s Corporate Governance Guidelines provide that a substantial portion of direction compensation shall be provided in the form of restricted stock units or other equity-based compensation. Accordingly, we make a one-time grant of $50,000 worth of RSUs to new directors and annual equity grants worth $50,000 to each of our non-employee directors. On April 7, 2011, Messrs. Burkle and Kalisman were granted 5,500 RSUs, which Mr. Kalisman declined and asked to be cancelled. Mr. Kalisman has elected to waive all director compensation in the form of equity grants. On May 19, 2011, our

Compensation Committee granted 6,045 RSUs to each of our non-employee directors at the time, with the exception of Mr. Kalisman, who has elected to waive all director compensation in the form of equity grants. These RSUs vested immediately upon grant, but are not exercisable until such time as they resign as a director or otherwise separate from the Company. We anticipate that each year our Compensation Committee will continue to grant to each of our non-employee directors equity awards having a value and vesting schedule determined by the Compensation Committee. We currently anticipate that these grants will be made to our non-employee directors each year after our annual meeting of stockholders.

Lastly, each non-employee director was granted 14 complimentary room stays, transferable to other persons at the director’s request, and a fixed rate at each hotel or property owned by the Company. In addition, we reimburse all directors for reasonable and customary out-of-pocket expenses incurred in connection with their services on the Board.

Directors who are our officers or employees receive no compensation as directors.

The following table sets forth the compensation of our non-employee directors for the fiscal year ended December 31, 2011.

2011 Director Compensation

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(8)	Other Compensation ($)	Total ($)
David T. Hamamoto(1)	40,667	—	—	40,667
Ronald W. Burkle(2)	34,667	100,000	—	134,667
Robert Friedman(3)	167,540	50,000	—	217,540
Jeffery M. Gault(4)	248,351	50,000	—	298,351
Michael J. Gross(5)	35,333	—	—	35,333
Thomas L. Harrison(3)	176,106	50,000	—	226,106
Jason T. Kalisman(6)	44,667	—	—	44,667
Edwin L. Knetzger, III(3)	111,000	50,000	—	161,000
Michael D. Malone(4)	135,894	50,000	—	185,894
Andrew Sasson(7)	—	—	344,895	344,895

(1)	Mr. Hamamoto was the Company’s non-executive Chairman of the Board until March 20, 2011, when he accepted the position of Executive Chairman. Fees paid reflect the fees he earned in his capacity as non-executive Chairman prior to March 20, 2011. As of December 31, 2011, Mr. Hamamoto held 8,305 RSUs that were granted on May 20, 2010, all of which are vested; 10,080 RSUs that were granted on August 14, 2009, all of which are vested; 3,623 LTIP units that were granted on May 20, 2008, all of which are vested; 1,017 RSUs that were granted on May 31, 2007, all of which are vested; and 300,000 stock options to purchase shares of common stock that were granted on February 14, 2006, all of which are vested; 325,000 LTIP units that were granted on February 14, 2006, all of which are vested. The February 14, 2006 grants of stock options and LTIP units were made as “founder” grants to Mr. Hamamoto at the time of our IPO. See “Summary Compensation Table” for additional stock options and LTIP units granted to Mr. Hamamoto in his capacity as Executive Chairman, and the “Voting Securities of Certain Beneficial Owners and Management” table for additional equity that may be beneficially owned by Mr. Hamamoto.

(2)	On March 20, 2011, Mr. Burkle joined the Company’s Board. As of December 31, 2011, Mr. Burkle held 6,045 RSUs that were granted on May 19, 2011, all of which are vested, and 5,500 RSUs that were granted on April 7, 2011, all of which are vested. See the “Voting Securities of Certain Beneficial Owners and Management” table for additional equity that may be beneficially owned by Mr. Burkle.

(3)	As of December 31, 2011, each of Messrs. Friedman, Harrison and Knetzger held 6,045 RSUs that were granted on May 19, 2011, all of which are vested; 8,305 RSUs that were granted on May 20, 2010, all of which are vested; 10,080 RSUs that were granted on August 14, 2009, all of which are vested; 3,623 LTIPs that were granted on May 20, 2008, all of which are vested; 1,017 RSUs that were granted on May 31, 2007, all of which are vested; and 5,000 RSUs that were granted on February 14, 2006, all of which are vested. See the “Voting Securities of Certain Beneficial Owners and Management” table for additional equity that may be beneficially owned by Messrs. Friedman, Harrison and Knetzger.

(4)	Fees include special Board fees paid to Mr. Gault as described under “Director Compensation.” As of December 31, 2011, each of Messrs. Gault and Malone held 6,045 RSUs that were granted on May 19, 2011, all of which are vested; 8,305 RSUs that were granted on May 20, 2010, all of which are vested; 10,080 RSUs that were granted on August 14, 2009, all of which are vested; 6,497 RSUs that were granted on April 1, 2008, all of which are vested; and 3,623 LTIP units that were granted on May 20, 2008, all of which are vested. See the “Voting Securities of Certain Beneficial Owners and Management” table for additional equity that may be beneficially owned by Mr. Gault.

(5)	Mr. Gross was an independent director of the Board until March 20, 2011, when he accepted the position of the Company’s Chief Executive Officer. Fees paid reflect the fees he earned in his capacity as an independent director prior to March 20, 2011. As of December 31, 2011, Mr. Gross held 8,305 RSUs that were granted on May 20, 2010, all of which are vested; and 16,129 RSUs that were granted on October 27, 2009, all of which are vested. See “Summary Compensation Table” for additional stock options and LTIP units granted to Mr. Gross in his capacity as Executive Chairman, and the “Voting Securities of Certain Beneficial Owners and Management” table for additional equity that may be beneficially owned by Mr. Gross.

(6)	On March 22, 2011, Mr. Kalisman joined the Company’s Board. Mr. Kalisman has waived all director compensation in the form of equity grants. See the “Voting Securities of Certain Beneficial Owners and Management” table for additional equity that may be beneficially owned by Mr. Kalisman.

(7)	On November 30, 2011, Mr. Sasson joined the Company’s Board. As of December 31, 2011, Mr. Sasson beneficially owned 52,817 RSUs that were granted on December 5, 2011, all of which are vested. These RSUs were granted to Mr. Sasson pursuant to his consulting agreement and the fair value of these RSUs of $344,895 are reflected in Other Compensation, computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in this column, see footnote 10 to the audited consolidated financial statements contained in our Form 10-K for the year ended December 31, 2011. See the “Voting Securities of Certain Beneficial Owners and Management” table for additional equity that may be beneficially owned by Mr. Sasson.

(8)	Awards reflect one-time grants of RSUs to new non-employee directors and annual equity grants to each of our non-employee directors, other than Mr. Kalisman who has elected to waive all director compensation in the form of equity grants. Amounts shown in this column include the grant date fair value of RSUs computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in this column, see footnote 10 to the audited consolidated financial statements contained in our Form 10-K for the year ended December 31, 2011.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2011, relating to our equity compensation plan pursuant to which grants of securities may be made from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders(1)	5,335,591	(2)	$18.62	(3)	1,630,784	(4)
Equity compensation plans not approved by security holders	—		—		—

Total	5,335,591	(2)	$18.62	(3)	1,630,784	(4)

(1)	The Amended and Restated 2007 Plan, which amended and restated the Morgans Hotel Group Co. 2007 Omnibus Incentive Plan, was approved by our stockholders on May 20, 2008. The Amended and Restated 2007 Plan was further amended by our stockholders in January 2010 to increase the number of shares reserved for issuance under the plan by 3,000,000.

(2)	Includes 2,324,740 options, of which 1,300,000 are subject to vesting conditions, 669,879 RSUs, of which 469,836 are subject to vesting conditions, and 2,340,972 LTIP units of which 278,690 are also subject to vesting conditions. Conditioned on minimum allocation to the capital accounts of the LTIP units for federal income tax purposes, each LTIP units may be converted, at the election of the holder, into one membership unit, which represents an ownership of interest in our operating company, or Membership Units. Each of the Membership Units underlying these LTIP units are redeemable at the election of the Membership Unit holder for (i) cash equal to the then fair market value of one share of our common stock, or (ii) at the option of the Company in its capacity as managing member of our operating company, one share of our common stock.

(3)	Weighted-average exercise price of outstanding options excludes the value of outstanding RSUs and LTIP units.

(4)	Represents the number of shares available for issuance under the Amended and Restated 2007 Plan assuming that all awards are made as options or stock appreciation rights. Upon a grant of awards other than awards of options or stock appreciation rights, the number of shares available for issuance under the Amended and Restated 2007 Plan is reduced by 1.7 times the number of shares of stock subject to such awards and any shares underlying options or stock appreciation rights not purchased or forfeited shall be added back to the limit set forth above by 1.7 times the number of shares of stock subject to such awards. The number of shares of stock available for issuance under the Amended and Restated 2007 Plan will not be increased by (i) any shares of stock tendered or withheld or surrendered in connection with the purchase of shares of stock upon exercise of an option, or (ii) any shares of stock deducted or delivered from an award payment in connection with the Company’s tax withholding obligations.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Messrs. Friedman (Co-Chairman), Malone (Co-Chairman) and Harrison. None of our current committee members is or was an officer or employee, or former officer or employee, of ours. No interlocking relationship exists or existed between members of the Compensation Committee or the Board of Directors, and the board of directors or compensation or similar committees of any other company.

Compensation Policies and Practices as they Relate to Risk Management

The Compensation Committee oversaw the performance of a risk assessment of our employee compensation programs to ascertain any potential material risks that may be created by the program. The Compensation Committee considered the findings of the internal assessment and concluded that the Company’s employee compensation programs do not pose any material risks. With respect to executive compensation programs, the Compensation Committee determined that they are well-balanced between short-term and long-term incentives, take into account both qualitative and quantitative performance factors, reflect an appropriate mix of compensative instruments, are well-aligned with stockholder interests and do not encourage executives to take unnecessary or excessive risks.

Interest of Certain Persons in the Amendment to the Amended and Restated 2007 Plan

As potential participants eligible to benefit from the amendment to the Amended and Restated 2007 Plan contemplated by Proposal 3, each person who is a director or officer of the Company will have an interest in the outcome of the vote on Proposal 3.

Proposal 4: Advisory Vote on Executive Compensation

As part of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we included two shareholder votes on executive compensation in last year’s proxy statement. In those votes, which were advisory and non-binding, our stockholders approved the compensation of our named executive officers. The Compensation Committee views the result of this advisory vote (i.e., approximately 99% of the votes cast) for the say-on-pay proposal as a strong endorsement of our compensation program and our emphasis on variable performance-based compensation. As a result, we continued to emphasize a pay-for-performance culture at the Company in our compensation decisions for 2011.

The Company’s stockholders also voted, on a non-binding, advisory basis, on the frequency of holding stockholder non-binding, advisory votes on the compensation of the Company’s named executive officers. As previously reported, the stockholders of the Company voted in favor of holding an advisory vote every year. The Board of Directors of the Company has considered the results of this vote and has determined that, consistent with the majority vote of the Company’s stockholders at last year’s annual meeting of stockholders, the Company will hold future non-binding stockholder advisory votes on the executive compensation of the Company’s named executive officers every year at the Company’s annual meeting of stockholders.

Accordingly, we are presenting this proposal, commonly known as a “say-on-pay” proposal, pursuant to Section 14A of the Exchange Act to provide stockholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as described in this proxy statement.

Our Recommendation

We believe our executive compensation policies and procedures are centered on pay-for-performance principles and are closely aligned with the long-term interests of our stockholders. As described under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain outstanding executives, to reward them for superior performance and to ensure that compensation provided to them remains competitive. We seek to align the interests of our executives and stockholders by tying compensation to the achievement of key operating objectives that we believe enhance stockholder value over the long term and by encouraging executive share ownership so that a portion of each executive’s compensation is tied directly to stockholder value.

During 2011, we embarked on a transformation of our business to strengthen our position as a leading global hospitality management company. Our goal is to build a global portfolio of highly-attractive lifestyle boutique hotels that measures up to the expectations of our guests. To achieve this goal, we made changes in nearly every area of our business during 2011and achieved significant business goals. We urge stockholders to read the “Compensation Discussion and Analysis,” which describes in more detail these financial and business achievements and how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. Stockholders should also review the Summary Compensation Table, related compensation tables and narrative disclosures, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and Board of Directors believe that our compensation programs have been instrumental in allowing us to retain key executives and recruit new ones, who have worked and continue to work to execute our growth strategy during difficult economic times and position us favorably for future expansion.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION:

“RESOLVED, that the stockholders hereby approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative executive compensation disclosure contained in this proxy statement.”

While the vote on this resolution is advisory in nature and therefore will not bind us to take any particular action, our Compensation Committee and the Board of Directors intend to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding the compensation of our named executive officers.

Vote Required

The affirmative vote of a majority of the votes present and entitled to vote at the annual meeting with respect to the matter is required to endorse (on a non-binding advisory basis) the compensation of the Company’s named executive officers. For purposes of the vote on this proposal, broker non-votes will not count and will have no effect on the result of the vote. Abstentions will not count as votes for a proposal.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 23, 2012, certain information regarding the beneficial ownership information of our common stock by:

•	each person known to us to be the beneficial owner of more than 5% of our common stock;

•	each named executive officer;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes for each executive officer and director options that are currently exercisable or exercisable within 60 days of March 23, 2012 and RSUs and LTIP units that have vested or will vest within such 60 days. Each director, officer or 5% or more stockholder, as the case may be, furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. We have based our calculations of the percentage of beneficial ownership on 31,044,237 shares of common stock outstanding as of March 23, 2012.

Unless otherwise noted below, the address of the persons and entities listed on the table is c/o Morgans Hotel Group Co., 475 Tenth Avenue, New York, New York 10018.

Beneficial Owner	Shares of Common Stock Beneficially Owned	% of Shares of Common Stock Beneficially Owned
5% Stockholders:
Yucaipa American Alliance Fund II, L.P. (1)
Yucaipa American Alliance (Parallel) Fund II, L.P.
Yucaipa American Alliance Fund II, LLC
Yucaipa American Funds, LLC
Yucaipa American Management, LLC
Ronald W. Burkle	12,511,545	28.9%

OTK Associates, LLC (2)
Robert S. Taubman
Michael E. Olshan	4,500,000	14.8%

JPMorgan Chase & Co. (3)	2,253,524	7.3%

Massachusetts Financial Services Company (4)	1,762,663	5.7%

Bank of America Corporation (5)	1,749,198	5.7%
Accommodations Acquisition Corporation Vector Group Ltd. (6)	1,712,447	5.5%

Directors and Named Executive Officers:
David T. Hamamoto (7)	3,577,871	11.0%
Michael J. Gross (8)	166,101	*
Daniel R. Flannery (9)	81,001	*
Yoav Gery (10)	81,141	*
Richard T. Szymanski (11)	336,449	1.1%
Edwin L. Knetzger, III (12)	104,070	*
Jeffrey M. Gault (13)	34,550	*
Michael D. Malone (13)	34,550	*
Robert Friedman (14)	34,570	*
Thomas L. Harrison (15)	34,070	*
Ronald W. Burkle (16)	11,545	*
Jason T. Kalisman (17)	—	—
Andrew Sasson	52,817
Executive Officers and Directors as a group (13 persons)	4,548,735	13.7%

*	Less than 1%.

(1)	Based solely upon the information provided in the Schedule 13D/A filed on March 26, 2012 by Ronald W. Burkle, Yucaipa American Management, LLC, Yucaipa American Funds, LLC, Yucaipa American Alliance Fund II, LLC, Yucaipa American Alliance Fund II, L.P. and Yucaipa American Alliance (Parallel) Fund II, L.P. Mr. Burkle is the managing member of Yucaipa American Management, LLC, which is the managing member of Yucaipa American Funds, LLC, which is the managing member of Yucaipa American Alliance Fund II, LLC, which, in turn, is the general partner of each of Yucaipa American Alliance Fund II, L.P. and Yucaipa American Alliance (Parallel) Fund II, L.P. The beneficial ownership of common stock of the Company is through the ownership of 11,545 vested restricted stock units and warrants to purchase an aggregate of up to 12,500,000 shares of the Company’s common stock. Exercise of the warrants is subject to mandatory cashless exercise, which reduces the shares of the Company’s common stock received upon exercise, and the number of shares received will be determined by the fair market value of the Company’s common stock at the time of such exercise. The percent of class of the Company’s common stock beneficially owned does not reflect any reduction for the effect of the mandatory cashless exercise as the amount of such reduction is not determinable until the time of exercise. Mr. Burkle, Yucaipa American Management, LLC, Yucaipa American Funds, LLC and Yucaipa American Alliance Fund II, LLC have shared voting and dispositive power over 12,500,000 shares beneficially owned, Yucaipa American Alliance Fund II, L.P. has sole voting and dispositive power over 7,535,580 shares beneficially owned and Yucaipa American Alliance (Parallel) Fund II, L.P. has sole voting and dispositive power over 4,964,420 shares beneficially owned. Mr. Burkle is the direct beneficial owner of 11,545 shares of common stock in the Company. The business address of each member of the group is c/o The Yucaipa Companies LLC, 9130 W. Sunset Boulevard, Los Angeles, California 90069.

As a reference point, we note that as of March 23, 2012, none of the 12,500,000 shares of the Company’s common stock held by the Yucaipa entities, at an exercise price of $6.00 per share, were exercisable as the Company’s closing share price was $5.35 per share as of such date.

(2)	Based solely upon the information provided in the Schedule 13D/A filed on March 21, 2011 by OTK Associates, LLC (“OTK”), Robert S. Taubman and Michael E. Olshan. OTK beneficially owns 4,500,000 shares of the Company’s common stock and has sole voting and dispositive power with respect to 4,500,000 shares of such common stock. OTK is managed by Robert S. Taubman and Michael E. Olshan, with actions taken and made by, or with the written consent of, both of them. As a result, the managers of OTK may be deemed to share voting and investment power over the Company’s common shares beneficially owned by OTK. Each of the managers and OTK expressly disclaims status as a “group” for purposes of this Schedule 13D. The business address of OTK is 280 E. Long Lake Road, Suite 300, Bloomfield Hills, Michigan 48304.

(3)	Based solely upon the information provided in the Schedule 13G/A filed on January 31, 2012 by JPMorgan Chase & Co. JPMorgan Chase & Co. is the beneficial owner of 2,253,524 shares of the Company’s common stock. JP Morgan Chase & Co. has sole voting power with respect to 1,922,695 shares of common stock, sole dispositive power with respect to 2,253,415 shares of common stock, and shared voting and dispositive power with respect to 109 shares of common stock. The business address of JPMorgan Chase & Co. is 270 Park Avenue, New York, NY 10017.

(4)	Based solely upon the information provided in the Schedule 13G/A filed on January 27, 2012 by Massachusetts Financial Services Company (“MFS”). MFS is the beneficial owner of 1,762,663 shares of the Company’s common stock and has sole voting power with respect to 1,619,603 shares and sole dispositive power with respect to 1,762,663 shares of common stock. The business address of MFS is 500 Boylston Street, Boston, MA 02116.

(5)	Based solely upon the information provided in the Schedule 13G filed on February 14, 2012 by Bank of America Corporation directly and on behalf of certain subsidiaries. Bank of America Corporation is the beneficial owner of 1,749,198 shares of the Company’s common stock and has shared voting power with respect to 1,676,281 shares and shared dispositive power with respect to 1,749,198 shares of common stock. The address of Bank of America Corporation is Bank of America Corporate Center, 100 North Tyron Street, Floor 25, Charlotte, NC 28255.

(6)

Based solely upon the information provided in the Schedule 13D filed on August 12, 2011 by Accommodations Acquisition Corporation, a wholly-owned subsidiary of Vector Group Ltd. and Vector. Vector is a public company, with its common stock traded on the New York Stock Exchange, which is a holding company for a number of businesses. Accommodations Acquisition Corporation, Vector Group Ltd, and Vector are deemed to be a group beneficially owning 1,712,447 shares of the Company’s common stock and has shared voting and dispositive power with respect to 1,712,447 shares of such common stock. The business address of Accommodations Acquisition Corporation, Vector Group Ltd and Vector is 100 S.E. Second Street, 32nd Floor, Miami, FL 33131.

(7)	Includes (i) 1,082,660 shares of the Company’s common stock directly beneficially owned by Mr. Hamamoto; (ii) 472,100 non-voting units of the Company’s operating company that are convertible into shares of common stock representing Mr. Hamamoto’s portion (through DTH Holdings LLC, a limited liability company fully-owned by Mr. Hamamoto) of the 11,842 non-voting units held by MHG OP Holdings LLC, an indirect subsidiary of NorthStar Partnership, L.P. (“NorthStar LP”), 63,604 non-voting units held by Residual Hotel Interest LLC, an indirect subsidiary of NorthStar LP and 878,619 non-voting units held by NCIC, an affiliate of NorthStar LP; (iii) 536,342 shares of common stock beneficially owned by Mr. Hamamoto indirectly through DTH Holdings LLC; (iv) 85,907 shares of common stock beneficially owned by Mr. Hamamoto indirectly through Hilo II; (v) 457,604 shares of common stock beneficially owned by Mr. Hamamoto indirectly through Kona II; (vi) 500,000 options to purchase shares of common stock; and (vii) 423,856 LTIP units and 19,402 RSUs convertible into shares of common stock. The above beneficial ownership does not include Mr. Hamamoto’s participation in the Outperformance Award Program, or OPP LTIP Plan, as discussed further above in “Compensation of Directors and Executive Officers.”

Mr. Hamamoto filed a Schedule 13D/A on March 24, 2011.

(8)	Includes 100,000 options to purchase shares of common stock and 41,667 LTIP units and 24,434 RSUs convertible into shares of common stock. The above beneficial ownership does not include Mr. Gross’ participation in the Outperformance Award Program, or OPP LTIP Plan, as discussed further above in “Compensation of Directors and Executive Officers.”

(9)	Includes 66,667 options to purchase shares of common stock and 14,334 RSUs convertible into shares of common stock. The above beneficial ownership does not include Mr. Flannery’s participation in the Outperformance Award Program, or OPP LTIP Plan, as discussed further above in “Compensation of Directors and Executive Officers.”

(10)	Includes 66,667 options to purchase shares of common stock. The above beneficial ownership does not include Mr. Gery’s participation in the Outperformance Award Program, or OPP LTIP Plan, as discussed further above in “Compensation of Directors and Executive Officers.”

(11)	Includes 25,000 RSUs convertible into shares of common stock, 131,783 options to purchase shares of common stock, and 113,894 LTIP units convertible into shares of common stock. The above beneficial ownership does not include Mr. Szymanski’s participation in the Outperformance Award Program, or OPP LTIP Plan, as discussed further above in “Compensation of Directors and Executive Officers”, in which Mr. Szymanski received a grant in February 2012.

(12)	Includes 3,623 LTIP units convertible into shares of common stock and 30,447 RSUs convertible into shares of common stock.

(13)	Includes 3,623 LTIP units convertible into shares of common stock and 30,927 RSUs convertible into shares of common stock.

(14)	Includes 3,623 LTIP units convertible into shares of common stock and 30,447 RSUs convertible into shares of common stock.

(15)	Includes 3,623 LTIP units convertible into shares of common stock and 30,447 RSUs convertible into shares of common stock.

(16)	Mr. Burkle, together with Yucaipa American Management, LLC and Yucaipa American Funds, LLC and Yucaipa American Alliance Fund II, LLC have shared voting and dispositive power over 12,500,000 shares beneficially owned, Yucaipa American Alliance Fund II, L.P. has sole voting and dispositive power over 7,535,580 shares beneficially owned and Yucaipa American Alliance (Parallel) Fund II, L.P. has sole voting and dispositive power over 4,964,420 shares beneficially owned. Mr. Burkle is the direct beneficial owner of 11,545 shares of common stock in the Company. The shares directly owned by the Yucaipa entities described above are not included in the total amounts for Mr. Burkle. See footnote (1) above.

(17)	OTK is the beneficial owner of 4,500,000 shares of the Company’s common stock. See footnote (2) above. Mr. Kalisman, who owns an indirect interest in OTK, disclaims beneficial ownership of the securities reported to be owned by OTK, except to the extent of his indirect pecuniary interest therein.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers, directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and Nasdaq. These reporting persons are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 that they file.

Based solely on our review of the copies of such forms received by us, and/or on written representations from certain reporting persons that they were not required to file a Form 5 for the fiscal year, we believe that our executive officers, directors and persons who own more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy and Procedures Regarding Transactions with Related Persons

The Company has adopted a written related person transaction policy and procedures to further the goal of ensuring that any related person transaction is properly reviewed, approved or ratified, if appropriate, and fully disclosed in accordance with applicable rules and regulations. The policies and procedures are intended to work in conjunction with the Code of Ethics and Code of Business Conduct, which is described above in “Board of Directors and Corporate Governance — Corporate Governance Information — Code of Ethics and Code of Business Conduct.”

The policies and procedures apply to transactions or arrangements between the Company and any related person, including but not limited to directors, director nominees, executive officers, greater than 5% stockholders and the immediate family members of each of these groups. They do not, however, apply with respect to general conflicts between the interests of the Company and our employees, officers and directors, including issues relating to engaging in a competing business and performing outside or additional work, which are reported and handled in accordance with the Company’s Code of Ethics and Code of Business Conduct and other procedures and guidelines implemented by the Company from time to time.

For purposes of the policies and procedures, a related person transaction is a transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which (i) the aggregate amount involved will or may be expected to exceed $120,000, (ii) the Company is a participant, and (iii) any related person has or will have a direct or indirect material interest.

Under the policies and procedures, the directors and executive officers of the Company are responsible for identifying and reporting any proposed transaction with a related person. If any director or officer becomes aware of any transaction or arrangement that has taken place, may be taking place or may be about to take place involving the Company and any related person, such person shall immediately bring the matter to the attention of the Company’s chief legal officer. Any proposed related person transaction shall be presented by the chief legal officer to the Audit Committee for its review. The Audit Committee will then meet, in person or by telephone, to review and discuss the proposed transaction.

If the transaction involves a director, that director will not participate in the action regarding whether to approve or ratify the transaction. In the event that all of the directors are deemed to have an interest in the transaction, the Company may enter into the transaction if it is approved in accordance with the provisions of the Delaware General Corporation Law.

The policies and procedures provide that all related person transactions are to be disclosed in the Company’s proxy statement and other appropriate filings to the extent required by the rules and regulations of the Securities and Exchange Commission and Nasdaq.

Debt Guarantees

An affiliate of NorthStar has guaranteed approximately $105.0 million of the indebtedness of subsidiaries of Morgans Group and Mr. Hamamoto agreed to reimburse this guarantor for substantial portions of its guarantee obligation. These guarantees and reimbursement arrangements originally were entered into so that Mr. Hamamoto would not realize taxable capital gains in connection with the formation and structuring transactions undertaken in connection with our IPO in the amount that each has agreed to reimburse. Under the Morgans Group operating agreement, we are required to allow the outside investors in Morgans Group to guarantee an amount of Morgans Group indebtedness as is necessary from time to time to enable such investors to avoid recognizing certain taxable gains.

Indemnification Agreement with the Former Parent

We entered into an indemnification agreement with Residual Hotel Interest, LLC, our Former Parent, that governs certain indemnification obligations of ours for the benefit of the Former Parent, its members and the affiliates, managers, officers and employees of the Former Parent. Under the indemnification agreement, we agreed to indemnify the Former Parent, its members and the affiliates, managers, officers and employees of the Former Parent for (i) contingent claims and obligations, including litigation of claims against the Former Parent related to the hotel properties, restaurants and bars it contributed to us, (ii) any transfer tax payable as a result of the sale of shares of our common stock in the offering or future sales of our common stock that are aggregated with the offering, and (iii) any payments made to the hotel designer in connection with an agreement with the hotel designer described in footnote 6 to our consolidated financial statements for the year ended December 31, 2011. Any distributee of the shares of our common stock issued in exchange for membership units in connection with the Formation and Structuring Transactions or membership units of Morgans Group LLC issued to the Former Parent in connection with the Formation and Structuring Transactions is a third-party beneficiary under this agreement.

The Light Group Transaction and Sasson Consulting Agreement

Mr. Sasson was appointed to the Board pursuant to a one-year consulting agreement the Company entered into with Mr. Sasson in connection with The Light Group Transaction. Mr. Sasson continues to hold 5% of the equity interests in The Light Group. Pursuant to the agreement, the Company agreed to appoint Mr. Sasson to the Company’s Board and to cause Mr. Sasson to be nominated for election to the Board at the Company’s 2012 annual meeting of stockholders. In the event Mr. Sasson is not elected to the Board, promissory notes convertible into shares of the Company’s common stock for up to $18 million in potential payments, of which $16 million is allocated to Mr. Sasson, accelerate and become immediately due and payable.

The consulting agreement further provides that Mr. Sasson will provide consulting services in connection with food and beverage and nightclub operations in hotels managed by the Company and other venues. Mr. Sasson will be subject to a non-competition provision for a period of 12 months from the date he entered into the consulting agreement. Mr. Sasson is also required to first offer any food and beverage, nightclub or lounge and hotel management opportunities to the Company for a six month period following the non-compete period. Mr. Sasson’s compensation for services performed pursuant to the consulting agreement consists of shares of the Company’s common stock with an aggregate value of $300,000 (or 52,817 shares). In addition, Mr. Sasson is entitled to receive a one-time fee if, prior to the end of the right of first offer period, the Company enters into a term sheet or letter of intent regarding an offered transaction on materially the same terms, and the Company subsequently completes such transaction. The fee is equal to 60% of the Company’s estimated base fees for the fourth year after the closing of such transaction.

One or more subsidiaries acquired by the Company as part of The Light Group Transaction are parties to or participants in agreements or arrangements in which Mr. Sasson has a financial or similar interest, including the following:

•

An entity owned by Mr. Sasson leases office space to us pursuant to a lease agreement that expires in May 2017, subject to the exercise of one 5-year extension that remains at the lessee’s option. The annual rent under the lease for 2011 was approximately $326,750, increasing by 2% each year thereafter.

•

An entity in which Mr. Sasson holds a 50% equity interest owns a nightclub to be opened at the Mandalay Bay Hotel & Casino in Las Vegas, Nevada. Pursuant to a management agreement we entered into with the owner on October 28, 2011, we will plan, design, operate and manage the nightclub for a management fee.

•

An entity in which Mr. Sasson holds an indirect equity interests has an oral arrangement with us, based on a monthly retainer, pursuant to which such entity provides transportation services to customers. In 2011, we paid $108,000 to such entity.

Burkle Sanderson Extended Stay Arrangement

Beginning in 2010, Mr. Burkle entered into a series of extended stay arrangements with the entity that owns the Sanderson hotel, pursuant to which he made monthly payments of approximately £17,143 for use of a hotel suite. The Company owned 50% of that entity until November 2011, when the Company and its joint venture partner completed the sale of their respective equity interests in the joint venture. The Sanderson extended stay arrangements were approved by our Audit Committee pursuant to our related person transaction policy. Mr. Burkle made monthly payments to the Sanderson hotel in the aggregate amount of £205,714 for this extended stay arrangement related to 2011.

Yucaipa Preferred Discount

The Company entered into a preferred rate program with Yucaipa, whereby employees of Yucaipa and/or its affiliates receive a special discount rate on accommodations at any of the Company’s hotels, similar to preferred rate programs that the Company enters into with other corporate customers. The Yucaipa preferred discount rate was approved by our Audit Committee pursuant to our related person transaction policy.

OTHER MATTERS

Availability of Proxy Statement and Annual Report on Form 10-K

In addition to this proxy statement, we have provided without charge, to each person from whom a proxy is solicited, a copy of our annual report to stockholders for the fiscal year ended December 31, 2011, including our consolidated financial statements. You should not regard this annual report as proxy soliciting material or as a communication by means of which any solicitation is to be made.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on Wednesday, May 16, 2012:

The Proxy Statement and the 2011 Annual Report to Stockholders are available at:

http://bnymellon.mobular.net/bnymellon/mhgc

Additionally, upon written request, we will provide you without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 that we filed with the SEC. You should make your request in writing to:

Morgans Hotel Group Co.

Attention: Investor Relations

475 Tenth Avenue

New York, NY 10018

Other Matters to Come Before the 2012 Annual Meeting

No other matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by the Board, or, if no recommendation is given, in their own discretion.

Stockholder Proposals and Nominations for the 2013 Annual Meeting

Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the next annual meeting of stockholders must be received at our principal executive offices no later than December 17, 2012.

Any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article I, Section 1.11 of our bylaws, which are on file with the SEC and may be obtained from the Secretary of the Company upon request. These notice provisions require that nominations of persons for election to the Board and the proposal of business to be considered by the stockholders for the 2012 annual meeting must be received no earlier than 60 nor more than 90 days prior to the date of the meeting. However, if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice must be given not more than ten days after the date of the meeting is first announced or disclosed.

* * * *

By Order of the Board of Directors

Name: Richard Szymanski
Title: Secretary

New York, New York

April 16, 2012

Appendix A

MORGANS HOTEL GROUP CO.

AMENDED AND RESTATED 2007 OMNIBUS INCENTIVE PLAN

A-i

A-ii

MORGANS HOTEL GROUP CO.

AMENDED AND RESTATED 2007 OMNIBUS INCENTIVE PLAN

Morgans Hotel Group Co., a Delaware corporation (the “Company”), sets forth herein the terms of the amendment and restatement of its 2007 Omnibus Incentive Plan in the form of this Amended and Restated 2007 Omnibus Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, outside directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units (including deferred stock units), dividend equivalent rights, cash awards and any other stock-based award under the Plan. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or an Affiliate shall in all cases be non-qualified stock options.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of stock options or stock appreciation rights is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation 1.414(c)-2(b)(2)(i).

2.2 “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).

2.3 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Dividend Equivalent Rights, cash award, or any Other Stock-Based Award under the Plan.

2.4 “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award. The Committee may provide for the use of electronic, Internet, or other nonpaper Award Agreements, and the use of electronic, Internet, or other nonpaper means for the acceptance thereof and actions thereunder by a Grantee.

2.5 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Book Value” means, as of any given date, on a per share basis (i) the shareholders’ equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company’s consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (ii) the number of then outstanding shares of Stock as of such year-end date (as adjusted by the Committee for subsequent events).

2.8 “Cause” means, with respect to any Grantee, the meaning of such term as set forth in the employment agreement between the Company (or any Affiliate) and the Grantee or, in the event there is no such employment agreement (or if any such employment agreement does not contain such a definition), such term shall mean (i) willful or gross misconduct or willful or gross negligence in the performance of his or her duties for the Company or any Affiliate, (ii) neglect of his or her duties for the Company or any Affiliate after written notice and opportunity to cure, (iii) dishonesty, fraud, theft, embezzlement or misappropriation of funds, properties or assets of the Company or of any Affiliate, (iv) conviction of a felony or (v) a direct or indirect material breach of the terms of any agreement with the Company or any Affiliate.

2.9 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.10 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.11 “Company” means Morgans Hotel Group Co.

2.12 “Corporate Transaction” shall be deemed to have occurred if (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of the Company, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities; or (ii) individuals who at the beginning of any two-year period constitute the Board, plus new directors of the Company whose election or nomination for election by the Company’s shareholders is approved by a vote of at least two-thirds of the directors of the Company still in office who were directors of the Company at the beginning of such two-year period, cease for any reason during such two-year period to constitute at least two-thirds of the members of the Board; or (iii) a merger or consolidation of the Company with any other corporation or entity is consummated regardless of which entity is the survivor, other than a merger of consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the Company is completely liquidated or all or substantially all of the Company’s assets are sold.

2.13 “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.14 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.15 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 12 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.16 “Effective Date” means April 10, 2008, the date this Amended and Restated 2007 Omnibus Incentive Plan was approved by the Board.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.18 “Fair Market Value” with respect to a share of Stock means the value of a share of such Stock determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The NASDAQ Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Committee shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value of the share of Stock shall be the value of the Stock as determined by the Committee by the reasonable valuation method, in a manner consistent with Internal Revenue Code Section 409A (“Code Section 409A”). “Fair Market Value” with respect to an Award means the value of the Award as determined by the Committee in good faith, taking into consideration applicable tax and accounting rules and regulations.

2.19 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.20 “Good Reason” means (a) a substantial adverse alteration in the Grantee’s title or responsibilities from those in effect immediately prior to the Corporate Transaction; (b) a reduction in the Grantee’s annual base salary as of immediately prior to the Corporate Transaction (or as the same may be increased from time to time) or a material reduction in the Grantee’s annual target bonus opportunity as of immediately prior to the Corporate Transaction; or (c) the relocation of the Grantee’s principal place of employment to a location more than 35 miles from the Grantee’s principal place of employment as of the Corporate Transaction or the Company’s requiring the Grantee to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company’s business to an extent substantially consistent with the Grantee’s business travel obligations as of immediately prior to the Corporate Transaction. The Grantee’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder, provided that the Grantee provides the Company with a written notice of resignation within ninety (90) days following the occurrence of the event constituting Good Reason.

2.21 “Grant Date” means, as determined by the Committee, the latest to occur of (i) the date as of which the Committee approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Committee.

2.22 “Grantee” means a person who receives or holds an Award under the Plan.

2.23 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.24 “LLC Unit” or “LLC Units” means a membership interest or membership interests in Morgans Group LLC, a Delaware limited liability company and the entity through which the Company conducts a significant portion of its business.

2.25 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.26 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.27 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.28 “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.29 “Other Stock-Based Award” shall mean any right granted under Section 13 of the Plan.

2.30 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.31 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.32 “Plan” means this Morgans Hotel Group Co. Amended and Restated 2007 Omnibus Incentive Plan, an amendment and restatement of the Morgans Hotel group Co. 2007 Omnibus Incentive Plan.

2.33 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Other Stock-Based Award.

2.34 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.35 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.36 “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.37 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.38 “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive.

2.39 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.40 “Stock” means the common stock, par value $.01 per share, of the Company.

2.41 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.42 “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.43 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.44 “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.45 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3.	ADMINISTRATION OF THE PLAN

3.1. Board

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2. Committee.

The Board has delegated to the Committee the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (c) who comply with the independence requirements of the stock exchange on which the Common Stock is listed.

(ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not executive officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Committee, such action may be taken or such determination may be made by the Board. Unless otherwise expressly determined by the Board, any action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3. Terms of Awards.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof ) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing an Award, and

(vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award other than amendments or modifications necessary to comply with Code Section 409A and amendments pursuant to Section 5.3.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any Grantee who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve-(12) month period following the first public issuance or filing with the United State Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR, including without limitation by replacement of underwater Options or SARs with cash or other award type, that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed or result in replacement of underwater Options or SARs with cash or other award with an exercise price below the Fair Market Value as of the date of such replacement award, in each case, without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17 or Section 5.3 and may be made to make changes to achieve compliance with applicable law, including Code Section 409A.

3.4. Deferral Arrangement.

The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents, and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.5. No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6. Share Issuance/Book-Entry

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4.	STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be fourteen million six hundred ten thousand (14,610,000) all of which may be granted as Incentive Stock Options. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan. The number of shares available for issuance under the Plan shall be reduced by the number of shares subject to Options and SARs. Upon a grant of Awards other than Awards of Options or SARs, the number of shares available for issuance under the Plan shall be reduced by 1.7 times the number of shares of Stock subject to such Awards and any shares underlying Options or SARs not purchased or forfeited shall be added back to the limit set forth above by 1.7 times the number of shares of Stock subject to such Awards. The number of shares of Stock available for issuance under the Plan shall not be increased by (i) any shares of Stock tendered or withheld or Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option, or (ii) any shares of Stock deducted or delivered from an Award payment in connection with the Company’s tax withholding obligations.

The Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution. The Committee may adopt reasonable counting procedures to ensure appropriate counting, to avoid double counting (as, for example, in the case of tandem or substitute awards).

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Effective Date.

The amendment and restatement of the 2007 Omnibus Incentive Plan shall be effective as of the Effective Date of the Plan, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year of the Effective Date of the Plan, any Awards made hereunder shall be null and void and of no effect.

5.2. Term.

The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.3.

5.3. Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

5.4 Additional Provisions

Any provision of the Plan or any Award Agreement notwithstanding, the Committee may cause any Award granted hereunder to be amended, modified or cancelled in consideration of a cash payment, an alternative Award or both made to the holder of such cancelled Award equal to or greater than the Fair Market Value of such cancelled Award.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service Providers and Other Persons

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Committee shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.

6.2. Successive Awards and Substitute Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder; as modified by Code Section 409A and the regulations thereunder as Options that are non-qualified stock options and SARs.

6.3. Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is 2,000,000 (two million) shares per calendar year.

(ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SAR, to any person eligible for an Award under Section 6 hereof is 2,000,000 (two million) shares per calendar year.

(iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $10,000,000 (ten million dollars) and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period of greater than one year by any one Grantee shall be $25,000,000 (twenty-five million dollars).

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2. Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3. Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date. If on the day preceding the date on which a Grantee’s Options would otherwise terminate, the Fair Market Value of shares of Stock underlying a Grantee’s Options is greater than the Option Price of such Options, the Company shall, prior to the termination of such Options and without any action being taken on the part of the Grantee, consider such Options to have been exercised by the Grantee. The

Company shall deduct from the shares of Stock deliverable to the Grantee upon such exercise the number of shares of Stock necessary to satisfy payment of the Option Price and all withholding obligations.

8.4. Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5. Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6. Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

8.7. Rights of Holders of Options

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8. Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

8.9. Transferability of Options

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10. Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11. Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.12. Notification of Disqualifying Disposition

If any Grantee shall make any disposition of Shares issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1. Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.

9.2. Other Terms.

The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3. Term.

Each SAR granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR. If on the day preceding the date on which a Grantee’s SAR would otherwise terminate, the Fair Market Value of shares of Stock underlying a Grantee’s SAR is greater than the SAR Exercise Price of such SAR, the Company shall, prior to the termination of such SAR and without any action being taken on the part of the Grantee, consider such SAR to have been exercised by the Grantee. The Company shall deduct from the shares of Stock deliverable to the Grantee upon such exercise the number of shares of Stock necessary to satisfy payment of the SAR Exercise Price and all withholding obligations

9.4. Transferability of SARS

Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5. Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1. Grant of Restricted Stock.

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2. Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Committee may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 14.1 and 14.2. Restricted Stock, Stock Units Awards or Other Stock-Based Awards may be granted or sold as described in the preceding sentence in respect of past or future services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee. Notwithstanding the foregoing, Restricted Stock and Stock Units that vest solely by the passage of time shall not vest in full in less than three (3) years from the Grant Date; provided, however, up to ten percent of the shares reserved for issuance under this Plan may be granted pursuant to this Section 10 or the other provisions of this Plan without being subject to the foregoing restrictions. Restricted Stock and Stock Units for which vesting may be accelerated by achieving performance targets shall not vest in full in less than one (1) year from the Grant Date. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock or Stock Units. The limitations stated in this Section 10.2 apply to Sections 13 and 14.

10.3. Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

10.4. Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5. Rights of Holders of Stock Units.

10.5.1. Voting and Dividend Rights.

Holders of Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2. Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6. Termination of Service.

Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock and Stock Unit Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

10.7. Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Committee, in consideration for past or future Services rendered to the Company or an Affiliate.

10.8. Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

11.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

11.1. General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

11.2. Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock, if any, may be made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

11.3. Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

11.4. Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

12.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

12.1. Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

12.2. Termination of Service.

Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

13.	OTHER STOCK-BASED AWARDS AND LLC UNITS

Other forms of Awards (“Other Stock-Based Awards) that may be granted under the Plan include Awards that are valued in whole or in part by reference to, or are otherwise calculated by reference to or based on, shares of Stock, including without limitation, (i) LLC Units, (ii) convertible preferred stock, convertible debentures and other convertible, exchangeable or redeemable securities or equity interests (including LLC Units), (iii) membership interests in a Subsidiary or operating partnership, (iv) Awards valued by reference to Book Value, fair value or Subsidiary performance, and (v) any class of profits interest or limited liability company membership interest created or issued pursuant to the terms of the partnership agreement, limited liability company operating agreement or otherwise by an Affiliate that has elected to be treated as a partnership for federal income tax purposes and qualifies as a “profits interest” within the meaning of Revenue Procedure 93-27 with respect to a Grantee who is rendering services to the issuing Affiliate.

For purposes of calculating the number of shares of Stock underlying an Other Stock-Based Award relative to the total number of shares of Stock reserved and available for issuance under this Section, the Committee shall establish in good faith the maximum number of shares of Stock to which a Grantee of such Other Stock-Based Award may be entitled upon fulfillment of all applicable conditions set forth in the relevant Award documentation, including vesting, accretion factors, conversion ratios, exchange ratios and the like. If and when any such conditions are no longer capable of being met, in whole or in part, the number of shares of Stock underlying such Other Stock-Based Award shall be reduced accordingly by the Committee and the related shares of Stock shall be added back to the shares of Stock available for issuance under the Plan. Other Stock-Based Awards may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an award agreement. The Committee shall determine the Grantees to whom, and the time or times at which, Other Stock-Based Awards shall be made; the number of shares of Stock or LLC Units to be awarded; the price, if any, to be paid by the Grantee for the acquisition of Other Stock-Based Awards; and the restriction and conditions applicable to Other Stock-Based Awards. Conditions may be based on continuing employment (or other service relationship), computation of financial metrics and/or achievement of pre-established performance goals and objectives. The Committee may require that Other Stock-Based Awards be held through a limited partnership or similar “look-through” entity, and the Committee may require such limited partnership or similar entity to impose restrictions on its partners or other beneficial owners that are not inconsistent with the provisions of this Section. The provision of the grant of Other Stock-Based Awards need not be the same with respect to each Grantee.

Subject to the provisions of this Plan and the award agreement or such other agreement and unless otherwise determined by the Committee at grant, the Grantee of an award under this Section shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest equivalents or Dividend Equivalent Rights with respect to the number of shares of Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Stock or otherwise reinvested.

Shares of Stock (including securities convertible into shares of Stock) issued on a bonus basis under this Section may be issued for no cash consideration.

14.	TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS

14.1. Performance Conditions

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the performance conditions set forth in this Section 14. If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as performance-based compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on performance measures other than those set forth in this Section 14.

14.2. Performance or Annual Incentive Awards Granted to Designated Covered Employees

If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.

14.2.1. Performance Goals Generally.

The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

14.2.2. Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee (and not by the Board) in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization, with or without adjustments used from time to time by the Company in its publicly filed financial statements; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity (15) revenue; (16) brand awareness; (17) revenue per available room; (18) number of rooms or units; (19) debt reduction; (20) customer satisfaction; and (21) any other business criteria used in the Company’s publicly announced guidance. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis. The Committee may provide, in a manner that meets the requirements of Code Section 162(m) that any evaluation of performance may include or exclude any of the following events that occur during the applicable performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization or restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussing and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.2.3. Timing For Establishing Performance Goals.

Performance goals shall be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards and (ii) the day on which 25% of any performance period applicable to such Awards has expired, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.2.4. Settlement of Performance or Annual Incentive Awards; Other Terms.

Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

14.3. Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any potential Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent permitted by Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

14.4. Status of Section 14.2 Awards Under Code Section 162(m)

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 14.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect

(a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment; provided, however, that in order to comply with Code Section 409A, the reduction or elimination will be performed in the order in which each dollar of value subject to an Award reduces the Parachute Payment to the greatest extent.

16.	REQUIREMENTS OF LAW

16.1. General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2. Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17. EFFECT OF CHANGES IN CAPITALIZATION

17.1. Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2. Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

17.3. Corporate Transaction.

Subject to the exceptions set forth in the last sentence of this Section 17.3 and the last sentence of Section 17.4, upon the occurrence of a Corporate Transaction:

(i) all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices (an “Equivalent Award”), in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided. If the Grantee receives an Equivalent Award in connection with a Corporate Transaction and his employment is terminated by the Company without Cause or by the employee with Good Reason within one year following the Corporate Transaction involuntarily, the Equivalent Award may be exercised in full beginning on the date of such termination and for such period as the Committee shall determine.

17.4. Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Committee may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3. This Section 17 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change of control events that are not Corporate Transactions.

17.5. No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.	GENERAL PROVISIONS

18.1. Disclaimer of Rights

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2. Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable, including, without limitation, the granting of equity awards otherwise than under the Plan.

18.3. Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.

18.4. Captions

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5. Other Provisions

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.6. Number and Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7. Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8. Governing Law

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9. Code Section 409A

The Committee intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Committee determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under this Plan, such provision may be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

*  *  *

To record adoption of the Plan by the Board as of April 10, 2008, and approval of the Plan by the stockholders on May 20, 2008, the Company has caused its authorized officer to execute the Plan.

MORGANS HOTEL GROUP CO.

By:	/s/ Richard Szymanski
Title: Chief Financial Officer

Morgans Hotel Group Co. WO# 20253-1 FOLD AND DETACH HERE Ple ase mark your votes as indicated in th is example X The Board recommends a vote “FOR ALL” Directors. The Bo ard recommends a vote “FOR” ra ti fic at io n of the Company’s in dependent regi stered public account ing fi rm. FOR WITHHOLD *EXCEPTIONS AL L FOR ALL FOR AGAINST ABSTAIN 1. ELECTION OF DIRECTORS 2. Pro posal to ratify BDO USA, LLP as the Company’s Nomin ees are: independent regis tered public accountin g firm for the 2012 year. 01 Ronald W. Burkle 02 Robert Friedman The Bo ard recommends a vote “FOR” stockholder approval of the amendment to the 03 Jeffrey M. Gault Amended and Restated 2007 Omnibus Incentive Pla n and re -ap proval of the material 04 Michael J. Gross terms and condit ions in clu ded therein fo r perfo rmance and incenti ve awards. 05 David T. Hamamoto 06 Jason T. Kali sman 3. Pro posal to approve th e amendment to our Amended and FOR AGAINST ABSTAIN 07 Thomas L. Harri son Restated 2007 Omnibus Incentive Plan to increase th e number 08 Michael D. Malone of shares reserved fo r is suance th ereunder and to re-appro ve 09 Andrew Sasson the mater ial items and conditions in cluded therein for performance and in centive awards in tended to qualify under (I NSTRUCTIONS: To with hold authority to vote fo r any in dividual nominee, mark the Section 162(m) of th e Internal Revenue Code. “Exceptio ns” box above and write th at nominee’s name in the space provided below.) The Bo ard recommends a vote “FOR” stockholder approval of executive compensation. *Exceptions FOR AGAINST ABSTAIN 4. Pro posal to approve th e advisory (non-binding ) re solution relating to executiv e compensatio n. The PROXIE S are authorized to vote in their discretion upon such oth er business, if any, as may properly come before the meeting. Mark Here for Address Change RESTRICTED AREA - SCAN LINE or Comm ents SEE REVERSE NOTE: Please sign as name appears hereon. Joint ow ners should each sign. When signing as attorne y, executor, adm in istrator, trustee or guard ian, ple ase give fu ll title as such. Signature Signature Date

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▼ **FOLD AND DETACH HERE** ▼

Address Change/Comments (Mark the corresponding box on the reverse side)

WO#
20253-1

You can now access your Morgans Hotel Group Co. account online. Access your Morgans Hotel Gro up Co. account online via In vestor ServiceDirect® (I SD). The transfer agent fo r Morgans Hotel Group Co., now makes it easy and convenient to get current in formatio n on your shareholder account. View account status View payment history fo r dividends View certifi cate history Make address changes View book-entry information Obtain a duplicate 1099 ta x form Visit us on the web at www.bnymel on.com/shareowner/equityaccess For Technic al Assistance Call 1-877-978-7778 between 9am-7pm Monday-Frid ay Eastern Time Investor ServiceDir ect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLin kSM fo r fast, easy and secure 24/7 online access to your future proxy materia ls, investment plan statements, tax documents and more. Sim ply lo g on to In vestor ServiceDirect® at www. b nymello n.com/shareowner/e quityaccess where step-by-step instructions will prompt you through enrollment. Important notice regarding the Internet avail abili ty of proxy materials for the stockholder meetin g to be held on Wednesday, May 16, 2012. The Proxy Statement and the 2011 Annual Report to Stockholders are available at: http://bnymel on.mobula r.net/bnymellon/mhgc FOLD AND DETACH HERE PROXY MORGANS HOTEL GROUP CO. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – May 16, 2012 The unders igned hereby appoints Ric hard Szymanski and David Smail, and each of th em, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes th em to represent and vote, as provided on the other side, all the shares of Morgans Hotel Group Co. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such oth er business as may properly come before the 2012 Meeting of Stockholders of the company to be held on May 16, 2012 or at any adjournment or postponement thereof, with al powers which the undersig ned would possess if present at th e Meeting. (Continued and to be marked, dated and signed, on the other side) Address Change/Comments (M ark the corresponding box on the reverse side) SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250